SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  Sbarro, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)   Title of each class of securities to which transaction applies:
              Common Stock, $.01 par value

         2)   Aggregate number of securities to which transaction applies:
              20,531,977

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $28.85

         4) Proposed maximum aggregate value of transaction: $395,649,643 (includes amount being paid with respect to the termination of stock options)

         5)   Total fee paid:  $79,129.93

[X]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

[SBARRO, INC. LOGO]

                                  SBARRO, INC.
                              401 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747


                                                                  July 15, 1999


Dear Fellow Shareholders:


         You are cordially invited to attend a Special Meeting of Shareholders of Sbarro, Inc. (the "COMPANY") to be held at the Carriage House at Milleridge Inn, 585 North Broadway on Routes 106 and 107 (Exit 41 North on the Long Island Expressway), Jericho, New York on Friday, August 13, 1999, at 11:00 a.m., local time.


         At the meeting, you will be asked to consider and vote upon a proposal to adopt an Amended and Restated Agreement and Plan of Merger (the "RESTATED MERGER AGREEMENT"), dated as of January 19, 1999, among the Company, Sbarro Merger LLC ("MERGECO"), and three members of the Sbarro family who are executive officers and directors of the Company and two of their affiliated entities (the "CONTINUING SHAREHOLDERS"). You can find the full text of the Restated Merger Agreement as Annex I at the back of the accompanying Proxy Statement, and we urge you to read it in its entirety. Your Board of Directors is seeking your vote on this important transaction.

         If the Restated Merger Agreement is adopted, upon completion of the transactions contemplated in the attached Proxy Statement, Mergeco, an entity owned by the Continuing Shareholders, will be merged with and into the Company (the "MERGER"). As a result, the entire equity interest in the Company will be owned by the Continuing Shareholders and you will be entitled to receive $28.85 in cash for each share of Common Stock of the Company that you then own. The Company will continue its operations following completion of the Merger. However, shareholders of the Company, other than the Continuing Shareholders, will no longer have an equity interest in the Company and, therefore, will not participate in any potential future earnings and growth of the Company.

         On November 25, 1998, to avoid any conflict of interest, your Board of Directors formed a Special Committee of its independent directors to consider and evaluate the fairness of the merger proposal. The Special Committee consists of Richard A. Mandell, Harold L. Kestenbaum, Paul A. Vatter and Terry Vince, none of whom is an employee of, or consultant to, the Company, Mergeco or the Continuing Shareholders and none of whom has any interest in the proposed Merger, other than as a holder of non-employee director stock options and, in some cases, as a public shareholder.

         EACH OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS PUBLIC SHAREHOLDERS. THE BOARD OF DIRECTORS HAS ADOPTED THE RESTATED MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE RESTATED MERGER AGREEMENT.

         In arriving at its recommendation to the Board of Directors, the Special Committee gave careful consideration to a number of factors described in the accompanying Proxy Statement. One factor was the written opinion of Prudential Securities Incorporated, the financial advisor to the Special Committee, dated January 19, 1999, that as of that date and subject to the considerations, assumptions and limitations discussed in the opinion, the $28.85 per share cash merger price was fair to the Company's shareholders, other than the Continuing Shareholders, from a financial point of view. You can find the full text of this opinion as Annex II at the back of the accompanying Proxy Statement, and we urge you to read it in its entirety.

         Under the New York Business Corporation Law, the affirmative vote of at least two-thirds of the votes of all of the outstanding shares of Common Stock of the Company is required to adopt the Restated Merger Agreement. The Continuing Shareholders, who own approximately 34.4% of the Company's outstanding Common Stock, have agreed in the Restated Merger Agreement to vote their shares of Common Stock in favor of adoption of the Restated Merger Agreement. The Restated Merger Agreement further provides that it also must be adopted by the affirmative vote of a majority of the votes cast at the meeting, excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes.

         The accompanying Proxy Statement explains the proposed Merger and provides specific information concerning the meeting. Please read it carefully. You may obtain additional information about the Company from documents that the Company has filed with the Securities and Exchange Commission.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED THE RESTATED MERGER AGREEMENT OR THE PROPOSED MERGER NOR HAVE THEY DETERMINED IF THE PROXY STATEMENT IS ADEQUATE OR ACCURATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE PROPOSED MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, we urge you to please complete, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible. The envelope requires no postage if mailed in the United States. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Secretary of the Company, or by attending and voting in person at the meeting. For shares held in "street name," you may revoke or change your vote by submitting instructions to your broker or nominee.

         Your prompt submission of a proxy card will be greatly appreciated.

                                               Sincerely,




                                                Mario Sbarro
                                                Chairman of the Board
                                                and Chief Executive Officer

                                  SBARRO, INC.
                              401 Broadhollow Road
                            Melville, New York 11747


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 13, 1999

To the Shareholders of Sbarro, Inc.:


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "MEETING") of Sbarro, Inc. (the "COMPANY") will be held at the Carriage House at Milleridge Inn, 585 North Broadway on Routes 106 and 107 (Exit 41 North on the Long Island Expressway), Jericho, New York on Friday, August 13, 1999, at 11:00 a.m. local time to:


         1. Consider and vote upon a proposal to adopt an Amended and Restated Agreement and Plan of Merger (the "RESTATED MERGER AGREEMENT"), dated as of January 19, 1999, among the Company, Sbarro Merger LLC ("MERGECO"), Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively, the "CONTINUING SHAREHOLDERS"), pursuant to which, among other things, Mergeco will merge with and into the Company (the "MERGER") and each outstanding share of the Company's Common Stock held by shareholders other than the Continuing Shareholders will be converted into the right to receive $28.85 in cash, without interest. The Restated Merger Agreement is more fully described in the accompanying Proxy Statement and the full text can be found as Annex I at the back of the accompanying Proxy Statement.

         2. Consider such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

         Information regarding the proposal to be acted upon at the Meeting is contained in the accompanying Proxy Statement.


         The close of business on June 25, 1999 (the "RECORD DATE") has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Only holders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.


         ADOPTION OF THE RESTATED MERGER AGREEMENT WILL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST TWO- THIRDS OF THE VOTES OF ALL OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. WHILE NOT REQUIRED BY THE NEW YORK BUSINESS CORPORATION LAW OR THE COMPANY'S CERTIFICATE OF INCORPORATION OR BY-LAWS, THE RESTATED MERGER AGREEMENT PROVIDES THAT IT ALSO MUST BE ADOPTED BY AT LEAST A MAJORITY OF THE VOTES CAST AT THE MEETING, EXCLUDING VOTES CAST BY THE CONTINUING SHAREHOLDERS, ABSTENTIONS AND BROKER NON-VOTES.

         PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME. INSTRUCTIONS FOR THE PURPOSE OF EXCHANGING YOUR SHARES FOR THE
CONSIDERATION TO BE RECEIVED UPON CONSUMMATION OF THE MERGER WILL BE SENT TO YOU FOLLOWING THE EFFECTIVE TIME OF THE MERGER.

         YOUR BOARD OF DIRECTORS, BASED IN PART UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE RESTATED MERGER AGREEMENT.

                                 By Order of the Board of Directors,

                                             JOSEPH SBARRO,
                                               Secretary

Melville, New York
July 15, 1999




IT IS ESPECIALLY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH SHAREHOLDER IS URGED TO, AS PROMPTLY AS PRACTICABLE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU HOLD SHARES DIRECTLY IN YOUR NAME AND ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SUBMITTING A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE TO THE SECRETARY OF THE COMPANY, OR BY ATTENDING AND VOTING IN PERSON AT THE MEETING. FOR SHARES HELD IN "STREET NAME," YOU MAY REVOKE OR CHANGE YOUR VOTE BY SUBMITTING NEW VOTING INSTRUCTIONS TO YOUR BROKER OR NOMINEE.

                                  SBARRO, INC.
                              401 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST 13, 1999


         This Proxy Statement is furnished to the holders of Common Stock of Sbarro, Inc. (the "COMPANY") in connection with the solicitation of proxies ("PROXIES") by the Board of Directors of the Company (the "BOARD") for use at the Special Meeting of Shareholders (the "MEETING") to be held on Friday, August 13, 1999, at 11:00 a.m., local time, at the Carriage House at Milleridge Inn, 585 North Broadway on Routes 106 and 107 (Exit 41 North on the Long Island Expressway), Jericho, New York, and at any adjournments or postponements thereof, for the purpose set forth in the accompanying Notice of Meeting.

         The cost of preparing, assembling, printing, mailing and distributing the Notice of Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries, who are holders of record of the Company's Common Stock, for their reasonable out-of-pocket expenses in forwarding proxy soliciting materials to the beneficial owners of shares of Common Stock. The Company has engaged Kissel-Blake, Wall Street Plaza, 88 Pine Street, New York, New York 10005 to assist in the distribution of proxy materials and the solicitation of votes. For its services, Kissel-Blake will receive a fee of $7,000, plus reimbursement of certain out-of-pocket expenses. In addition to the use of the mail, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by personal interview, telephone, telegram, cablegram or other means of electronic communication. The approximate mailing date of this Proxy Statement is July 15, 1999.

         Unless otherwise specified, all Proxies received will be voted in favor of the proposal to adopt the Amended and Restated Agreement and Plan of Merger (the "RESTATED MERGER AGREEMENT"), dated as of January 19, 1999, among the Company, Sbarro Merger LLC ("MERGECO"), Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively, the "CONTINUING SHAREHOLDERS"), pursuant to which, among other things, Mergeco will merge with and into the Company (the "MERGER") and each outstanding share of the Company's Common Stock held by shareholders other than the Continuing Shareholders will be converted into the right to receive $28.85 in cash, without interest. A shareholder may revoke a Proxy at any time before its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and voting in person. Attendance at the Meeting, without voting in person, will not constitute revocation of a Proxy.

         The close of business on June 25, 1999 has been fixed by the Board as the record date (the "RECORD DATE") for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 20,534,313 shares of Common Stock of the Company outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on the matters to come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is required to constitute a quorum for the transaction of business at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for the purpose of determining the presence of a quorum.


         YOUR BOARD OF DIRECTORS HAS RECOMMENDED A VOTE "FOR" ADOPTION OF THE RESTATED MERGER AGREEMENT.

            CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND THE MERGER


Q:   WHY AM I RECEIVING THESE            Q:   HOW CAN I VOTE SHARES HELD IN MY
     MATERIALS?                               BROKER'S NAME?


A:   The Board of Directors of Sbarro,   A:   If your broker holds your shares
     Inc. is providing these proxy            in its name (or in what is
     materials to give you information        commonly called "street name"),
     to determine how to vote in              then you should give your broker
     connection with a special meeting        instructions on how to vote.
     of shareholders which will take          Otherwise your shares will not be
     place on Friday, August 13, 1999         voted.
     at Milleridge Inn, 585 North
     Broadway on Routes 106 and 107      Q:   CAN I CHANGE MY VOTE?
     (Exit 41 North on the Long Island
     Expressway), Jericho, New York.     A:   You may change your proxy
                                              instructions at any time prior to
Q:   WHAT WILL BE VOTED ON AT THE             the vote at the Meeting. For
     MEETING?                                 shares held directly in your name,
                                              you may accomplish this by
A:   Whether to adopt the Restated            completing a new proxy or by
     Merger Agreement pursuant to which       attending the Meeting and voting
     Mergeco will merge with and into         in person. Attendance at the
     the Company, with the Company as         Meeting alone will not cause your
     the surviving corporation.               previously granted proxy to be
     Following the Merger, the                revoked unless you vote in person.
     Continuing Shareholders will own         For shares held in "street name,"
     all of the Company's capital             you may accomplish this by
     stock.                                   submitting new voting instructions
                                              to your broker or nominee.
Q:   WILL ANY OTHER MATTERS BE VOTED ON
     AT THE MEETING?                     Q:   WHAT VOTE IS REQUIRED TO ADOPT THE
                                              RESTATED MERGER AGREEMENT?
A:   No.
                                         A:   For the Merger to occur, two
Q:   WHO CAN VOTE?                            approvals are required. First,
                                              two-thirds of all outstanding
A:   All shareholders of record as of         shares of Common Stock of the
     the close of business on June 25,        Company must adopt the Restated
     1999.                                    Merger Agreement. Second, a
                                              majority of the votes cast, other
Q:   WHAT SHOULD I DO NOW?                    than votes of the Continuing
                                              Shareholders, abstentions and
A:   PLEASE VOTE. You are invited to          broker non-votes, must be for
     attend the Meeting. However, you         adoption of the Restated Merger
     should mail your signed and dated        Agreement.
     proxy card in the enclosed
     envelope as soon as possible, so    Q:   HOW ARE VOTES COUNTED?
     that your shares will be
     represented at the Meeting in case  A:   You may vote "FOR", "AGAINST" or
     you are unable to attend. No             "ABSTAIN." If you "ABSTAIN" or do
     postage is required if the proxy         not vote, it has the same effect
     card is returned in the enclosed         as a vote "AGAINST" with respect
     postage prepaid envelope and             to the vote that requires the
     mailed in the United States.             Restated Merger Agreement to be
                                              adopted by two-thirds of all
Q:   WHAT DOES IT MEAN IF I RECEIVE           outstanding Common Stock of the
     MORE THAN ONE PROXY OR VOTING            Company. An abstention or non-vote
     INSTRUCTION CARD?                        will have no effect with respect
                                              to the vote that requires adoption
A:   It means your shares are                 of the Restated
     registered differently or are held
     in more than one account. Please
     provide voting instructions for
     each proxy card that you receive.

    Merger Agreement by a majority of   Q:   WHEN WILL THE MERGER TAKE PLACE?
    Public Shareholders. If you
    provide specific voting             A:   If the Restated Merger Agreement
    instructions, your shares will be        is adopted, we expect that it
    voted as you instruct. If you sign       could take up to six weeks after
    your proxy card or broker voting         the Meeting to complete the
    instruction card with no further         necessary financing arrangements.
    instructions, your shares will be        However, the closing may take
    voted in accordance with the             longer if the financing or other
    recommendation of the Board.             closing conditions have not been
                                             then satisfied.
Q:  WHAT WILL I RECEIVE IN THE MERGER?
                                        Q:   SHOULD I SEND IN MY STOCK
A:  You will be entitled to receive          CERTIFICATES NOW?
    $28.85 per share in cash in
    exchange for each share of the      A:   No. After the Merger is
    Company's Common Stock owned by          consummated, we will send you
    you.                                     written instructions that will
                                             tell you how to exchange your
Q:  WHAT IS THE BOARD'S                      certificates for $28.85 per share
    RECOMMENDATION?                          in cash. PLEASE DO NOT SEND IN
                                             YOUR CERTIFICATES NOW OR WITH YOUR
A:  The Board recommends that you vote       PROXIES. Hold your certificates
    your shares "FOR" adoption of the        until you receive our
    Restated Merger Agreement.               instructions.


Q:  WHY IS THE BOARD OF DIRECTORS       Q:   WHAT ARE THE U.S. FEDERAL INCOME
    RECOMMENDING THAT I VOTE TO ADOPT        TAX CONSEQUENCES OF THE MERGER TO
    THE RESTATED MERGER AGREEMENT?           ME?


A:  A Special Committee of the Board,   A:   Your receipt of cash in exchange
    consisting of four independent           for your shares in the Merger
    directors, negotiated the terms of       generally will be taxable for U.S.
    the Restated Merger Agreement with       federal income tax purposes in the
    the Continuing Shareholders and,         same manner as if you sold your
    based on a number of factors,            shares for $28.85 per share in
    including a fairness opinion             cash. To review the federal income
    received from Prudential                 tax consequences to shareholders
    Securities Incorporated,                 in greater detail, see pages 51 to
    unanimously concluded that the           52 and consult with your tax
    Merger is fair to, and in the best       advisor.
    interests of, the Company and the
    Public Shareholders and             Q:   WILL I HAVE APPRAISAL RIGHTS?
    recommended its adoption by the
    full Board. In the opinion of your  A:   No. You will not have any
    Board, based in part upon the            appraisal rights as a result of
    recommendation of the Special            the Merger.
    Committee, the Merger is fair to,
    and in the best interests of, the   Q:   WHO CAN ANSWER MY QUESTIONS?
    Company and the Public
    Shareholders. To review the         A:   If you have more questions about
    background and reasons for the           the Merger or would like
    Merger in greater detail, see            additional copies of this Proxy
    pages 15 to 36.                          Statement, you should contact
                                             Kissel-Blake at 1-800-554-7733
                                             (toll free in the United States)
                                             or 1-212-344-6733 (call collect).

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY.......................................................................1
         Certain Definitions..................................................1
         Information Concerning the Meeting...................................3
         The Merger Parties...................................................4
         Special Factors......................................................4
         The Restated Merger Agreement........................................7
         No Right of Appraisal................................................9
         Selected Consolidated Financial Data of the Company.................10
         Market Prices of and Dividends on the Common Stock..................13
         Forward-Looking Information.........................................14

SPECIAL FACTORS..............................................................15
         Background of the Transaction.......................................15
         Recommendations of the Special Committee and the Board of
           Directors.........................................................28
         The Continuing Shareholders' Purpose and Reasons for the Merger.....34
         Presentation and Fairness Opinion of Prudential Securities..........36
         Certain Financial Projections.......................................42
         Plans for the Company after the Merger..............................46
         Conduct of the Business of the Company if the Merger is not
           Consummated.......................................................46
         Interests of Certain Persons in the Merger and the Company..........47
         Certain Effects of the Merger.......................................50
         Certain U.S. Federal Income Tax Consequences........................51
         Fees and Expenses...................................................52
         Accounting Treatment................................................53
         Financing of the Merger.............................................53
         Regulatory Approvals................................................55
         Risk of Insolvency..................................................56
         Risk that the Merger will not be Consummated........................56

LITIGATION PERTAINING TO THE MERGER..........................................56
         Initial Proposal Litigation.........................................56
         Current Shareholder Litigation......................................57

THE RESTATED MERGER AGREEMENT................................................59
         The Merger; Merger Consideration....................................59
         The Exchange Fund; Payment for Shares of Common Stock...............59
         Transfers of Common Stock...........................................60
         Treatment of Stock Options..........................................60
         Tax Withholding.....................................................60
         Directors and Officers, Certificate of Incorporation and By-Laws
            Following the Merger.............................................61
         Representations and Warranties......................................61
         Covenants...........................................................61
         Indemnification and Insurance.......................................62
         No Solicitation; Fiduciary Obligations of Directors.................64
         Conditions..........................................................64
         Termination.........................................................66
         Fees and Expenses...................................................66
         Amendment and Waiver................................................67

                                                                          PAGE

BUSINESS OF THE COMPANY....................................................68
         Overview..........................................................68
         Industry Overview ................................................69
         Competitive Strengths.............................................69
         Business Strategy.................................................70

MANAGEMENT.................................................................71
         Directors and Executive Officers of the Company...................71
         Family Relationships..............................................75
         Background of the Continuing Shareholders.........................75

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT...........................................75

CERTAIN TRANSACTIONS IN THE COMMON STOCK...................................78

INDEPENDENT PUBLIC ACCOUNTANTS.............................................79

SHAREHOLDER PROPOSALS......................................................79

WHERE YOU CAN FIND MORE INFORMATION........................................80

AVAILABLE INFORMATION......................................................81

OTHER MATTERS..............................................................81

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................F-1


Annex I  -- Amended and Restated Agreement and Plan of Merger
Annex II -- Opinion of Prudential Securities Incorporated

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE PROPOSED MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE PROPOSED MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE ANNEXES, AND THE OTHER DOCUMENTS TO WHICH WE REFER YOU. THOSE OTHER DOCUMENTS ARE LISTED IN THE SECTION HEADING "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 80. FOR FURTHER INFORMATION, ALSO SEE THE SECTION HEADING "AVAILABLE INFORMATION" ON PAGE 81.

CERTAIN DEFINITIONS

         Instead of repeating certain full descriptions of certain terms throughout this Proxy Statement, we have used the following shortened terms. Certain other terms which are not used as frequently are defined within the document at their first use, with the defined term being italicized.



BOARD                              means          the full Board of Directors of
                                                  the Company, consisting of
                                                  Mario Sbarro, Joseph Sbarro,
                                                  Anthony Sbarro, Carmela
                                                  Sbarro, Harold J. Kestenbaum,
                                                  Richard A. Mandell, Paul A.
                                                  Vatter, Terry Vince and
                                                  Bernard Zimmerman.

COMMON STOCK                       means          the Company's common stock,
                                                  par value $.01 per share.


COMPANY                            means          Sbarro, Inc., a New York
                                                  corporation of which you are
                                                  presently a shareholder, as
                                                  well as the Surviving
                                                  Corporation after the Merger.

CONTINUING SHAREHOLDERS            means          Mario Sbarro, Joseph Sbarro,
                                                  Joseph Sbarro (1994) Family
                                                  Limited Partnership, Anthony
                                                  Sbarro, and Mario Sbarro and
                                                  Franklin Montgomery, not
                                                  individually but as trustees
                                                  under that certain Trust
                                                  Agreement dated April 28, 1984
                                                  for the benefit of Carmela
                                                  Sbarro and her descendants.


INITIAL PROPOSAL                                  means the proposal made by the
                                                  Continuing Shareholders on
                                                  January 12, 1998, as amended,
                                                  with respect to a merger
                                                  transaction.

MERGECO means Sbarro Merger LLC, a limited liability company formed in New York by the Continuing Shareholders solely for implementing the Merger.
                                                  The Continuing Shareholders
                                                  own all of the equity
                                                  interests of Mergeco.


MERGER means the merger of Mergeco with and into the Company pursuant to the Restated
                                                  Merger Agreement, with the
                                                  Company as the Surviving
                                                  Corporation.


MERGER AGREEMENT                                  means the Agreement and Plan
                                                  of Merger entered into on
                                                  January 19, 1999 among the
                                                  Company, Mergeco and the
                                                  Continuing Shareholders.

MERGER CONSIDERATION                              means the $28.85 per share in
                                                  cash without interest, to be
                                                  received by the Public
                                                  Shareholders following
                                                  consummation of the Merger.

PUBLIC SHAREHOLDERS                means          all of the shareholders of the
                                                  Company other than the
                                                  Continuing Shareholders.

PUBLIC SHARES                      means          the outstanding shares of
                                                  Common Stock held by the
                                                  Public Shareholders.


RESTATED MERGER AGREEMENT          means          the Amended and Restated
                                                  Agreement and Plan of Merger,
                                                  dated as of January 19, 1999,
                                                  among the Company, Mergeco and
                                                  the Continuing Shareholders.
                                                  The Restated Merger Agreement
                                                  made certain non-economic and,
                                                  except to extend the date
                                                  after which either the Company
                                                  or the Continuing Shareholders
                                                  could terminate the
                                                  transaction solely by reason
                                                  of the Merger not having been
                                                  consummated from June 30, 1999
                                                  to August 31, 1999,
                                                  non-substantive changes to the
                                                  Merger Agreement, and restated
                                                  the Merger Agreement as so
                                                  amended.


REVISED PROPOSAL                   means          the proposal made by the
                                                  Continuing Shareholders on
                                                  November 25, 1998 with respect
                                                  to the Merger.

SPECIAL COMMITTEE                  means          the committee of the Board
                                                  formed to consider and
                                                  evaluate the proposal made by
                                                  the Continuing Shareholders.
                                                  The members of the Special
                                                  Committee are Richard A.
                                                  Mandell (Chairman), Harold L.
                                                  Kestenbaum, Paul A. Vatter and
                                                  Terry Vince, the four
                                                  directors of the Company who
                                                  are neither employees of, nor
                                                  consultants to, the Company,
                                                  Mergeco or the Continuing
                                                  Shareholders, and have no
                                                  interest in the proposed
                                                  Merger, other than as holders
                                                  of non-employee director Stock
                                                  Options and, in some cases, as
                                                  Public Shareholders.

STOCK OPTIONS                                     means all outstanding options
                                                  to purchase Common Stock
                                                  granted by the Company.

SURVIVING CORPORATION              means          the Company following the
                                                  Merger, as the surviving
                                                  corporation of the Merger.

         References in this Proxy Statement to "we," "our" or "us" refers to the Company, not to Mergeco or the Continuing Shareholders. When we refer to the Company's management, we mean one or more of the Company's principal executive officers, Mario Sbarro (Chairman of the Board and President), Anthony Sbarro (Vice Chairman of the Board and Treasurer), Joseph Sbarro (Senior Vice President and Secretary) and Robert S. Koebele (Co-Vice President-Finance and Co-Chief Financial Officer).


         All information contained in this Proxy Statement relating to Mergeco and the Continuing Shareholders has been supplied by them for inclusion and has not been independently verified by the Company. No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement.

         Certain statements contained in this Proxy Statement are forward-looking and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied. You should refer to "--Forward-Looking Information" on page 14.

INFORMATION CONCERNING THE MEETING


         TIME, DATE AND PLACE. The Meeting will be held on Friday, August 13, 1999 at 11:00 a.m., local time, at the Carriage House at Milleridge Inn, 585 North Broadway on Routes 106 and 107 (Exit 41 North on the Long Island Expressway), Jericho, New York.


         PURPOSE OF THE MEETING. At the Meeting, holders of Common Stock at the close of business on the Record Date will consider and vote upon a proposal to adopt the Restated Merger Agreement. If the Restated Merger Agreement is adopted at the Meeting and the Merger is consummated, Mergeco will be merged with and into the Company. The Company will be the surviving corporation of the Merger and the entire equity interest in the Company will be owned by the Continuing Shareholders. All shares of Common Stock outstanding immediately prior to the time when the Merger is consummated (the "EFFECTIVE TIME"), other than shares of Common Stock then (i) owned of record by the Continuing Shareholders or Mergeco and (ii) held in the Company's treasury, will be converted into the right to receive $28.85 in cash per share, payable to the holder thereof, without interest. Under the New York Business Corporation Law (the "NYBCL") and the Company's By-Laws, no other business may be transacted at the Meeting.


         RECORD DATE FOR THE MEETING; QUORUM REQUIREMENTS. The close of business on June 25, 1999 has been fixed as the Record Date for determining shareholders entitled to notice of, and to vote at, the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Meeting. As of the Record Date, 20,534,313 shares of Common Stock were outstanding. The presence, in person or by proxy, of a majority of all outstanding Common Stock is required to constitute a quorum for the transaction of business at the Meeting.


         VOTING REQUIREMENTS. Under the NYBCL, the affirmative vote of at least two-thirds of all of the outstanding shares of Common Stock is required to adopt the Restated Merger Agreement. The Continuing Shareholders, who own approximately 34.4% of the Common Stock, have agreed in the Restated Merger Agreement to vote their Common Stock in favor of adoption of the Restated Merger Agreement. In addition, the Restated Merger Agreement provides that it is a condition to the consummation of the Merger that the Restated Merger Agreement also must be adopted by at least a majority of the votes cast at the Meeting, excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes.


         PROXIES. A proxy card is enclosed for your use in voting by mail. A Proxy may be revoked at any time prior to its exercise at the Meeting. Common Stock represented by properly executed Proxies received at or prior to the Meeting, and which have not been revoked, will be voted in accordance with the instructions indicated on the Proxy.


YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH YOUR PROXY CARD. IF THE MERGER IS CONSUMMATED, INFORMATION AS TO THE PROCEDURE FOR THE EXCHANGE OF YOUR CERTIFICATES WILL BE SENT TO YOU. SEE "THE RESTATED MERGER AGREEMENT -- THE EXCHANGE FUND; PAYMENT FOR SHARES OF COMMON STOCK" AND "THE RESTATED MERGER AGREEMENT -- TRANSFERS OF COMMON STOCK."

THE MERGER PARTIES


         THE COMPANY. The Company was organized in New York in 1977 and is the successor to a number of family food and restaurant businesses developed and operated by the Sbarro family. The Company develops and operates or franchises an international chain of family-style Italian restaurants principally under the "Sbarro" and "Sbarro The Italian Eatery" names. Sbarro restaurants are family-oriented cafeteria-style restaurants featuring a menu of popular Italian food, including pizza with a variety of toppings, a selection of pasta dishes and other hot and cold Italian entrees, salads, sandwiches, cheesecake and other desserts. As of April 25, 1999, there were 910 Sbarro restaurants of which 635 were Company-owned and 275 were franchise units. In addition, since 1995, the Company has created and operated, through joint ventures, other restaurant concepts for the purpose of developing growth opportunities. Its principal executive offices are located at 401 Broadhollow Road, Melville, New York 11747, and its telephone number is (516) 715-4100.


         MERGECO. Mergeco is a New York limited liability company organized on December 15, 1998 by the Continuing Shareholders for the purpose of effecting the Merger. The Continuing Shareholders are the only members of Mergeco. If the Merger is consummated, at the Effective Time, Mergeco will be merged with and into the Company, with the Company as the surviving corporation following the Merger. Mergeco has no material assets and has not engaged in any activities except in connection with entering into the Restated Merger Agreement and carrying out the transactions contemplated by the Restated Merger Agreement. The address of Mergeco is c/o Mario Sbarro, 401 Broadhollow Road, Melville, New York 11747, and its telephone number is (516) 715-4100.

SPECIAL FACTORS


         FOR A COMPLETE DESCRIPTION OF THE SPECIAL FACTORS TO BE CONSIDERED IN THE MERGER, WE URGE YOU TO READ THE SECTION ENTITLED "SPECIAL FACTORS" BEGINNING ON PAGE 15.

         CONTINUING SHAREHOLDERS' PURPOSE AND REASONS FOR THE MERGER. The Continuing Shareholders desire to become the owners of all of the capital stock in the Company that they do not already own for the reasons described under the section entitled "SPECIAL FACTORS -- The Continuing Shareholders' Purpose and Reasons for the Merger" beginning on page 34. The Continuing Shareholders structured the transaction as a merger because it would enable the transaction to be completed in one step, which would minimize the risk that the contemplated transactions will not be finalized and reduce transaction costs. If the Merger is consummated, the Common Stock will cease to be publicly traded, the Public Shares will cease to be outstanding and the Public Shareholders will be entitled to receive the Merger Consideration of $28.85 per share in cash, without interest. Following the Merger, all of the outstanding capital stock of the Company, as the surviving corporation in the Merger, will be owned by the Continuing Shareholders.

         RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS. On January 19, 1999, the Merger Agreement was presented for consideration to a meeting of the Special Committee, consisting of four directors of the Company who are not employees of, or consultants to, the Company, Mergeco or the Continuing Shareholders and have no interest in the proposed Merger, other than as holders of non-employee director Stock Options and, in some cases, as Public Shareholders. The Special Committee unanimously concluded that the proposed Merger, as reflected in the Merger Agreement, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $28.85 in cash per share, were fair to, and in the best interests of, the Company and the Public Shareholders, and unanimously resolved to recommend to the Board that it adopt the Merger Agreement. Thereafter, the Board, based in part upon the recommendation of the Special Committee, concluded that the Merger, as reflected in the Merger Agreement, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $28.85 in cash per share, were fair to, and in the best interests of, the Company and the Public Shareholders, adopted the Merger Agreement, authorized the Company to enter into the Merger Agreement and resolved to recommend to the Public Shareholders that they vote to adopt the Merger Agreement. On June 17, 1999, the Company, Mergeco and the Continuing Shareholders made certain non-economic and, except to extend the date after which either the Company or the Continuing Shareholders could terminate the transaction solely by reason of the Merger not having been consummated from June 30, 1999 to August 31, 1999, non-substantive changes to the Merger Agreement, and restated the Merger Agreement as so amended. The Special Committee and the Board each concluded that none of the changes made affected their prior actions and recommendations. The Special Committee addressed its recommendation to the Board and the Board specifically addressed its recommendation to the Public Shareholders as a separate individual class. Neither the Special Committee nor the Board addressed its recommendation to the Continuing Shareholders. See "SPECIAL FACTORS -- Recommendation of the Special Committee and the Board of Directors" beginning on page 28.

         FACTORS CONSIDERED BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS. The Special Committee, in reaching its decision to recommend adoption of the Merger Agreement to the Board, and the Board, in adopting the Merger Agreement and recommending adoption of the Merger Agreement by the Public Shareholders, each considered a number of factors. In considering the Restated Merger Agreement, the Special Committee and the Board each concluded that none of the changes made in the Restated Merger Agreement to the Merger Agreement affected their prior actions and recommendations. For a discussion of factors considered by the Special Committee and the Board of Directors in making their respective recommendations, see "SPECIAL FACTORS -- Recommendations of the Special Committee and the Board of Directors" beginning on page 28.

         PRESENTATION AND FAIRNESS OPINION OF PRUDENTIAL SECURITIES. Prudential Securities Incorporated ("PRUDENTIAL SECURITIES") delivered its written opinion, dated January 19, 1999, and addressed to the Special Committee, to the effect that, as of that date, based upon and subject to the various considerations, assumptions and limitations stated therein, the Merger Consideration of $28.85 per share in cash to be received by the Public Shareholders in the Merger was fair, from a financial point of view, to the Public Shareholders. Prudential Securities also has concluded that had the changes in the Restated Merger Agreement been in the Merger Agreement on January 19, 1999, they would not have caused Prudential Securities to alter its conclusion. The full text of the written opinion of Prudential Securities is set forth as Annex II at the back of this Proxy Statement. You should read this opinion carefully. See "SPECIAL FACTORS -- Presentation and Fairness Opinion of Prudential Securities" beginning on page 36.

         PLANS FOR THE COMPANY AFTER THE MERGER. None of the Continuing Shareholders, Mergeco or the Company currently have any plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or, except as indicated elsewhere in this Proxy Statement, any material change in the Company's capitalization, corporate structure or business or the composition of the Board or executive officers following consummation of the Merger. However, the Continuing Shareholders intend, from time to time, to evaluate and review the Company's businesses, operations, properties, composition of the Board, management and other personnel, corporate structure, dividend policy and capitalization, and to make such changes as are deemed appropriate. The Continuing Shareholders also intend to continue to explore joint ventures and other opportunities to expand the Company's business. See "SPECIAL FACTORS -- Plans for the Company after the Merger" beginning on page 46.

         CONDUCT OF THE BUSINESS OF THE COMPANY IF THE MERGER IS NOT CONSUMMATED. The Board has made no determination as to the direction of the Company should the Merger not be consummated. The Board currently expects that the Company's present management will continue to operate the Company's business substantially as presently operated. However, if the Merger is not consummated, management and the Board intend, from time to time, to evaluate and review the Company's businesses, operations, properties, management and other personnel, corporate structure, dividend policy and capitalization, and to make such changes as are deemed appropriate and to continue to explore joint ventures and other opportunities to expand the Company's business. See "SPECIAL FACTORS -- Conduct of the Business of the Company if the Merger is not Consummated" beginning on page 46.

         INTEREST OF CERTAIN PERSONS IN THE MERGER AND THE COMPANY. In considering the recommendations of the Special Committee and of the Board, you should be aware that the Continuing Shareholders and certain executive officers and directors of the Company have certain relationships or interests in the Merger and the Company that are different from your interests as a shareholder and that may present actual or potential conflicts of interest. The Special Committee and the Board were aware of these potential or actual conflicts of interest and considered them in evaluating the proposed Merger. For a description of these and other interests, see "SPECIAL FACTORS -- Interests of Certain Persons in the Merger and the Company" beginning on page 47.

         For a discussion of certain agreements by the Company with respect to indemnification of, and insurance for, directors and officers of the Company, see "THE RESTATED MERGER AGREEMENT -- Indemnification and Insurance" beginning on page 62.


         CERTAIN EFFECTS OF THE MERGER. Upon consummation of the Merger, each Public Share will be converted into the right to receive $28.85 in cash, without interest. The Public Shareholders will no longer have any ownership interest in, and will not be shareholders of, the Company. As a result, they will no longer benefit from any increases in the value of the Company. Conversely, the Public Shareholders will no longer bear the risk of any decreases in value of the Company.

         As a result of the Merger, the Company will be privately held and there will be no public market for the Common Stock. Upon consummation of the Merger, the Common Stock will cease to be listed or quoted on the New York Stock Exchange ("NYSE") or otherwise, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), will be terminated and the Common Stock will no longer constitute "margin securities" under the rules of the Board of Governors of the Federal Reserve System. See "SPECIAL FACTORS -- Certain Effects of the Merger" beginning on page 50.

         LITIGATION PERTAINING TO THE MERGER. Commencing on November 27, 1998, following the Company's announcement of the proposed Merger, seven class action lawsuits were instituted by shareholders against the Company, those Continuing Shareholders serving on the Board and, except in certain lawsuits, some or all of the other directors of the Company. The purported class consists of all record and beneficial owners of the Company's Common Stock during the period beginning with the close of business on November 25, 1998 and ending on the effective date of the Merger (the "CLASS"). While the complaints in each of the actions vary, in general, they allege that the Continuing Shareholders and the other directors breached fiduciary duties, that the then proposed consideration of $27.50 to be paid to Public Shareholders was inadequate and that there were inadequate procedural protections for the Public Shareholders.


         On January 19, 1999, counsel for all of the plaintiffs and counsel for all of the defendants entered into a Memorandum of Understanding, pursuant to which an agreement in principle to settle all of the lawsuits was reached and the Continuing Shareholders agreed to increase their offer of the Merger Consideration to $28.85 per share. On April 7, 1999, a Stipulation of Settlement was entered into embodying (and superseding) the Memorandum of Understanding (the "STIPULATION OF SETTLEMENT"). Following the consolidation of each of the pending lawsuits into one proceeding (the "CURRENT SHAREHOLDER LITIGATION") before the Supreme Court of the State of New York (the "COURT"), on May 11, 1999, the Court issued a Scheduling Order pursuant to which a hearing was scheduled to determine, among other things, whether the Court should approve the settlement. Notice of, among other things, the hearing before the Court, in which Public Shareholders were also afforded the option to timely request exclusion from the Class and/or oppose the settlement, was distributed on May 17, 1999. The hearing was held, as scheduled, on June 29, 1999. No opposition to the settlement was presented at the hearing and no shareholder requested exclusion from the Class. The Court signed an Order and Final Judgment on July 14, 1999, among other things, approving the Stipulation of Settlement and the settlement and adjudging the terms thereof to be fair, reasonable, adequate and in the best interests of the Class. The Stipulation of Settlement provides that the settlement will be considered final when the following three events have occurred: (i) entry of the Order and Final Judgment approving the Stipulation of Settlement (which is expected to occur on or about July 15, 1999); (ii) expiration of any applicable period for the appeal of the Order and Final Judgment (which will occur 30 days after entry of the Order and Final Judgment) without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and (iii) consummation of the Merger. The obligation of Mergeco to consummate the Merger is subject to, among other things, the settlement becoming final. See "-- No Right of Appraisal" and "THE RESTATED MERGER AGREEMENT -- Conditions" beginning on page 64.

         See "SPECIAL FACTORS -- Background of the Transaction," beginning on page 15 and "LITIGATION PERTAINING TO THE MERGER" beginning on page 56 for further information concerning these lawsuits and similar lawsuits instituted with respect to a prior proposal made by the Continuing Shareholders in January 1998 and the terms and conditions of the Stipulation of Settlement.

         CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. You will generally be taxed on your receipt of the $28.85 per share cash Merger Consideration in the same manner as if you sold your shares for such amount. BECAUSE DETERMINING THE TAX CONSEQUENCES OF THE MERGER MAY DEPEND UPON YOUR PERSONAL CIRCUMSTANCES, YOU SHOULD CONSULT YOUR TAX ADVISOR IN ORDER TO UNDERSTAND FULLY HOW THE MERGER WILL AFFECT YOU. For a more detailed discussion of potential United States federal income tax consequences to you as a result of the Merger, see "SPECIAL FACTORS -- Certain U.S. Federal Income Tax Consequences" beginning on page 51.

         ACCOUNTING TREATMENT. For accounting and financial reporting purposes, the Merger will be accounted for in accordance with the "purchase method" of accounting.


         FINANCING OF THE MERGER. Approximately $410 million will be required to pay the aggregate Merger Consideration to the Public Shareholders and to pay holders of Stock Options, and to pay the estimated fees and expenses associated with the Merger. An additional $30 million may be required to provide sufficient liquidity to fund the Company's ongoing working capital needs, including capital expenditures. It is anticipated that the sources of the required funds will be approximately $140 million of the Company's cash and marketable securities and up to $300 million to be obtained through debt financing (the "DEBT FINANCING"). Although different sources and types of financing may be obtained, the Debt Financing presently contemplates the placement of senior notes and may include either a bank revolving credit facility, which will have undrawn availability on the closing date of the Merger of up to $30 million, or excess cash from the senior note placement, to provide sufficient liquidity to fund the Company's ongoing working capital needs, including capital expenditures. Among the conditions to the obligation of the Continuing Shareholders to consummate the Merger is that the Company has obtained the Debt Financing on material terms and conditions no less favorable than those described in the Restated Merger Agreement and a term sheet delivered by Mergeco and the Continuing Shareholders to the Special Committee. Mergeco and the Continuing Shareholders have received, and delivered to the Special Committee, a letter dated as of January 19, 1999 (the "DEBT FINANCING LETTER") from Bear, Stearns & Co. Inc. ("BEAR STEARNS") that, as of that date, subject to certain conditions, including market conditions, Bear Stearns was "highly confident" of its ability to place or arrange the Debt Financing. See "SPECIAL FACTORS -- Financing of the Merger" beginning on page 53. Bear Stearns has advised Mergeco and the Continuing Shareholders that, if the changes in the Restated Merger Agreement had been included in the Merger Agreement on January 19, 1999, it would not have caused Bear Stearns to alter the statements made in the Debt Financing Letter.


THE RESTATED MERGER AGREEMENT

         THE MERGER CONSIDERATION. If the Merger is consummated, each Public Share will be converted into the right to receive the Merger Consideration of $28.85 per share in cash, without interest.


         CONDITIONS TO, AND TERMINATION OF, THE MERGER. The conditions referred to below are only brief summaries of certain conditions and termination rights specified in the Restated Merger Agreement, and are qualified in their entirety by reference to the Restated Merger Agreement. See "THE RESTATED MERGER AGREEMENT" beginning on page 59 and Annex I at the back of this Proxy Statement for the complete text of the Restated Merger Agreement.

         The Restated Merger Agreement will terminate:

         o automatically if the required shareholder votes are not obtained at the Meeting; or

         o if the Board (with the approval of the Special Committee) and Mergeco mutually agree to terminate the Restated Merger Agreement.

         Either the Board (with the approval of the Special Committee), on behalf of the Company, or the members of Mergeco, on behalf of Mergeco, may terminate the Restated Merger Agreement if:

         o the Special Committee withdraws or modifies, in a manner adverse to Mergeco, its approval or recommendation of the Merger, the Restated Merger Agreement or the transactions contemplated by the Restated Merger Agreement;

         o there occur certain adverse political or financial events affecting the United States which, in the terminating party's sole judgment, make it inadvisable or impractical to proceed with the Merger;

         o any third party consents or government approvals which are material have not been obtained;

         o with certain exceptions, the representations and warranties of the other are not true and correct in all material respects at the closing date of the Merger or the covenants and agreements to be performed and complied with by the other prior to the closing of the Merger have not been complied with or performed;

         o any law, regulation, court order or injunction prohibits the Merger or the transactions contemplated by the Restated Merger Agreement; or

         o the Merger is not consummated by August 31, 1999 without fault of the terminating party.

         Mergeco independently may terminate the Restated Merger Agreement if:

         o the Company does not obtain the Debt Financing in an amount of at least $300 million, on the material terms and conditions no less favorable than those set forth in the term sheet delivered by the Continuing Shareholders to the Special Committee and having a yield to maturity not in excess of 11.25% per annum (see "SPECIAL FACTORS -- Financing of the Merger");

         o there is any material adverse change in the business, condition, properties, assets or prospects of the Company and its subsidiaries taken as a whole;

         o there occurs a material adverse change (or event reasonably likely to result in an adverse change) in the securities, financial or borrowing markets, or applicable tax or other laws or regulations, so as to (i) decrease in any material respect the benefits of the Merger to the Continuing Shareholders or (ii) make it impractical to proceed with the Merger or the transactions contemplated by the Restated Merger Agreement or by the Debt Financing;

         o any of Mario Sbarro, Anthony Sbarro, Joseph Sbarro or Carmela Sbarro or members of their families who are executive officers of the Company die or become disabled (see "MANAGEMENT");


         o the settlement of the Current Shareholder Litigation in accordance with the Stipulation of Settlement has not become final (the settlement is expected to become final upon the expiration of any applicable period for the appeal of the Order and Final Judgment, which is expected to occur on or about August 16, 1999, without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed, and consummation of the Merger) (see "LITIGATION PERTAINING TO THE MERGER");


         o there is any other pending lawsuit or other action or proceeding or decision which could prevent or substantially delay the completion of the Merger or is reasonably likely to materially increase the Merger Consideration, result in material damages or cause rescission of the Merger; or

         o any law or regulation or court order imposes material limitations on the ability of the Continuing Shareholders to effectively exercise full rights to ownership of the new Common Stock to be issued to them in the Merger.

         NO SOLICITATION. The Company has agreed in the Restated Merger Agreement not to take any action to solicit, initiate or encourage any proposal for (i) a merger or other business combination involving the Company or any of its subsidiaries, (ii) the acquisition of an equity interest in the Company or any of its subsidiaries, or (iii) the sale of a substantial portion of the assets of the Company or any of its subsidiaries, or enter into negotiations with, or furnish information to, any other party with respect to those types of transactions. The Company may, however, enter into negotiations with, or furnish information to, any other party with respect to any such proposal but only to the extent that such action is taken by, or upon the authority of, the Board if, in the Board's good faith judgment:

         o the proposed transaction is more favorable to the Company's shareholders than the Merger, is achievable and is supported by creditable financing; and

         o failure to take such action would breach the Board's fiduciary duties to the Company's shareholders under applicable law.


         See "THE RESTATED MERGER AGREEMENT -- No Solicitation; Fiduciary Obligations of Directors" beginning on page 64.

         FEES AND EXPENSES. For a discussion of the obligations for the payment of fees and expenses in connection with the Merger, see "THE RESTATED MERGER AGREEMENT -- Fees and Expenses" beginning on page 66.


NO RIGHT OF APPRAISAL


         The Common Stock is listed on the NYSE. As a consequence of such listing, under Section 910 of the NYBCL, appraisal rights will not be available to dissenting Public Shareholders. Accordingly, a Public Shareholder who objects to the Merger will not have the right to have a court determine and fix the fair value of the shareholder's Public Shares. A hearing was held before the Court on June 29, 1999 to determine, among other things, whether the Court should approve the settlement of the Current Shareholder Litigation as fair, reasonable, adequate and in the best interests of the Class. Notice of, among other things, the scheduled hearing before the Court and the requirements for appearing at the hearing and requesting exclusion from the Class was distributed on May 17, 1999. No opposition to the settlement was presented at the hearing and no shareholder requested exclusion from the Class. The Court signed an Order and Final Judgment on July 14, 1999, among other things, approving the Stipulation of Settlement and the settlement and adjudging the terms thereof to be fair, reasonable, adequate and in the best interests of the Class. Upon the settlement becoming final (after the expiration of the appeal period and the consummation of the Merger), all Class members will be bound by all determinations, orders and judgments of the Court in the actions. See "LITIGATION PERTAINING TO THE MERGER."

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY


         The following table sets forth selected financial information for the Company and its subsidiaries as of and for the sixteen week first quarters ended April 25, 1999 and April 19, 1998, and as of and for each of the prior five fiscal years. The following financial information should be read in conjunction with the Company's Consolidated Financial Statements and related Notes included elsewhere in this Proxy Statement. See "INDEX TO CONSOLIDATED FINANCIAL STATEMENTS" on page F-1. The interim unaudited information for the Company and its subsidiaries for the sixteen weeks ended April 25, 1999 and April 19, 1998 reflect, in the opinion of management of the Company, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the information provided for such interim periods. The results of operations for such interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                 SIXTEEN WEEKS ENDED                            FISCAL YEARS ENDED
                                 -------------------             --------------------------------------------------

                                 APRIL 25,     APRIL 19,   JANUARY 3,  DECEMBER 28,  DECEMBER 29, DECEMBER 31, JANUARY 1,
                                  1999          1998        1999(1)     1997            1996          1995         1995
                                  ----          ----        ----        ----            ----          ----         ----
                                     (UNAUDITED)

 INCOME STATEMENT DATA:                             (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
Revenues:
   Restaurant sales.........    $   100,354  $  98,131  $   361,534  $    337,723  $    319,315  $    310,132   $  288,808
   Franchise related income.          2,506      2,306        8,578         7,360         6,375         5,942        5,234
   Interest income..........          1,591      1,446        5,120         4,352         3,798         3,081        1,949
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
     Total revenues.........        104,451    101,883      375,232       349,435       329,488       319,155      295,991

Cost and expenses:
   Cost of food and paper products   20,964     20,668       76,572        69,469        68,668        67,361       61,877
   Restaurant operating expenses:
     Payroll and other
        employee benefits...         28,103     26,551       93,367        84,910        78,258        78,342       70,849
     Occupancy and other
             expenses.......         31,941     29,892      101,013        93,528        85,577        84,371       76,353
     Depreciation and
             amortization...          6,700      6,670       22,429        23,922        22,910        23,630       21,674
     General and administrative
             expenses.......          6,791      5,964       19,708        17,762        14,940        16,089       13,319
     Provision for unit
             closings (2)                --         --        2,515         3,300            --        16,400           --
     Terminated transaction
             costs (3)......             --         --          986            --            --            --           --
     Litigation settlement and
             related costs (4)           --         --        3,544            --            --            --           --
     Loss on sale of land to be
             sold (5).......             --         --        1,075            --            --            --           --
     Other income...........         (1,197)      (700)      (2,680)       (1,653)       (1,171)       (1,359)      (1,351)
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
        Total costs and expenses     93,302     89,045      318,529       291,238       269,182       284,834      242,721
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
Income before income taxes and
   cumulative effect of accounting
   changes..................         11,149     12,838       56,703        58,197        60,306        34,321       53,270
Income taxes................          4,237      4,878       21,547        22,115        22,916        13,042       20,244
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
Income before cumulative effect of
   accounting changes.......          6,912      7,960       35,156        36,082        37,390        21,279       33,026
Cumulative effect of accounting
   changes (6)..............             --       (822)        (822)           --            --            --           --
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
Net income..................         $6,912     $7,138      $34,334       $36,082       $37,390       $21,279      $33,026
                                ===========  =========  ===========  ============  ============  ============   ==========

PER SHARE DATA (7):

Basic earnings per share before
   cumulative effect of accounting
   changes..................           0.34       0.39        $1.71         $1.77         $1.84         $1.05        $1.63

Cumulative effect of accounting
   changes (6)..............             --       (.04)        (.04)           --            --            --           --
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
Basic earnings per share....    $      0.34  $    0.35  $      1.67  $       1.77  $       1.84   $      1.05   $     1.63
                                ===========  =========  ===========  ============  ============  ============   ==========

Basic number of shares used in
   the computation..........     20,532,200  20,491,93   20,516,890    20,426,678    20,369,128    20,336,809   20,310,283
                                ===========  =========  ===========  ============  ============  ============   ==========

Diluted earnings per share before
   cumulative effect of accounting
   changes..................           0.34       0.39        $1.71         $1.76         $1.83         $1.04        $1.62

Cumulative effect of accounting
   changes (6)..............             --       (.04)        (.04)           --            --            --           --
                                -----------  ---------  -----------  ------------  ------------  ------------   ----------
Diluted earnings per share..    $      0.34  $    0.35  $      1.67  $       1.76  $       1.83   $      1.04   $     1.62
                                ===========  =========  ===========  ============  ============  ============   ==========

Diluted number of shares used in
   the computation..........     20,574,522 20,665,846   20,583,367    20,504,303    20,404,620    20,396,704   20,355,275
                                =========== ==========  ===========  ============  ============  ============   ==========


                                 SIXTEEN WEEKS ENDED                            FISCAL YEARS ENDED
                                 -------------------       ---------------------------------------------------------------

                                 APRIL 25,     APRIL 19,   JANUARY 3,  DECEMBER 28,  DECEMBER 29, DECEMBER 31, JANUARY 1,
                                  1999          1998        1999(1)     1997            1996          1995         1995
                                  ----          ----        ----        ----            ----          ----         ----
                                     (UNAUDITED)

BALANCE SHEET DATA:                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

Cash, cash equivalents and
   marketable securities....    $   146,072  $ 116,650     $150,472     $ 127,310      $114,818     $ 103,501    $  80,980
Total assets................        301,990    271,350      303,168       278,649       258,659       242,730      232,051
Working capital.............        127,475     94,539      121,380        88,006        73,619        57,645       43,271
Shareholders' equity........        263,876    229,568      256,917       220,439       205,200       185,666      179,580
Book value per share
   outstanding (8)..........          12.85      11.18        12.51         10.78         10.06          9.13         8.83
Ratio of earnings to fixed             3.44x      4.09x        5.03x         5.44x         5.99x         3.93x        6.13x
   charges (9)..............


-----------------------------


(1) The Company's fiscal year ends on the Sunday nearest December 31. The Company's 1998 fiscal year ended January 3, 1999 and contained 53 weeks. All other reported fiscal years contained 52 weeks. Accordingly, the 1998 fiscal year benefitted from one additional week of operations over the prior reported fiscal years. The additional week in fiscal 1998 produced revenues of $8,534, net income of $1,666 and basic and diluted earnings per share of $.08. The Company's 1999 fiscal year began on January 4, 1999, six days later than its 1998 fiscal year, which began on December 29, 1997. Therefore, the first quarter of the 1999 fiscal year did not benefit from seasonally strong "post-Christmas" revenues and profit margins. The Company estimates that this resulted in decreases in first quarter fiscal 1999 revenues of approximately $1,300, net income of approximately $450 and basic and diluted earnings per share of approximately $.02.


(2) In 1998, a provision of $2,515 before tax ($1,559 or $.08 basic and diluted earnings per share after tax) was established for the closing of 20 restaurants locations.

         In 1997, a provision of $3,300 before tax ($2,046 or $.10 basic and diluted earnings per share after tax) relating to the Company's investment in one of its joint ventures was established for the closing of certain joint venture units.

         In 1995, a provision of $16,400 before tax ($10,168 or $.50 basic and diluted earnings per share after tax) was established for the closing of approximately 40 under-performing restaurants.

(3) The 1998 financial statements reflect a charge of $986 before tax ($611 or $.03 basic and diluted earnings per share after tax) for costs associated with the termination of negotiations of the Initial Proposal.

(4) The 1998 financial statements reflect a charge of $3,544 before tax ($2,197 or $.11 basic and diluted earnings per share after tax) in connection with the settlement of a lawsuit under the Fair Labor Standards Act.

(5) During 1998, the Company received an offer to sell a parcel of Company-owned land included in construction-in-progress for an amount less than the carrying cost and, accordingly, the 1998 financial statements reflect a reduction of such carrying cost of $1,075 ($667 or $.03 basic and diluted earnings per share after tax).


(6) The cumulative effect of the change in method of accounting resulted from the Company's implementation of the Statement of Position 98-5
         (SOP) of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants which required companies that had capitalized pre-opening and similar costs to write off all such existing costs, net of tax benefit, as a "cumulative effect of accounting change" and to expense all such costs as incurred in the future. In accordance with its early application provisions, the Company implemented the SOP as of the beginning of its 1998 fiscal year and incurred a one-time charge of $822 ($.04 basic and diluted earnings per share), net of an income tax benefit of $504, to write off all start-up costs existing as of the beginning of the year.


(7) All share and per share data have been restated to give effect to Statement of Financial Accounting Standard No. 128, which became effective for the Company at the end of 1997, and have been adjusted to give effect to a 3-for-2 stock split in the form of a 50% stock dividend distributed on September 22, 1994.

(8) Book value per share outstanding was computed by dividing shareholders' equity at the end of the reported period by the actual number of shares outstanding at the end of the reported period, and does not include the dilutive effect of Stock Options.

(9) The ratio of earnings to fixed charges has been determined by dividing the total fixed charges into the sum of earnings before taxes on income and fixed charges. Fixed charges consist of interest expense and one-third of rental expense (deemed to be a reasonable approximation of the interest factor).

MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK

         The Common Stock is listed on the NYSE under the symbol "SBA." The following table shows the range of high and low sales prices (rounded to the nearest cent) of the Common Stock for the periods indicated as reported on the NYSE Composite Tape:


Fiscal Year 1997:                                        High           Low
----------------                                         ----           ---

First Quarter (ended April 20, 1997)...........         $28.63        $25.13
Second Quarter (ended July 13, 1997)...........          29.75         26.25
Third Quarter (ended October 5, 1997)..........          29.44         26.06
Fourth Quarter (ended December 28, 1997).......          29.75         26.00

Fiscal Year 1998:
----------------

First Quarter (ended April 19, 1998)...........         $30.13        $25.44
Second Quarter (ended July 12, 1998)...........          29.69         25.56
Third Quarter (ended October 4, 1998)..........          27.25         18.31
Fourth Quarter (ended January 3, 1999).........          26.69         19.38

Fiscal Year 1999:
----------------


First Quarter (ended April 25, 1999)...........          27.06         23.50
Second Quarter (through July 14, 1999).........          27.69         26.00

         The Revised Proposal was announced after the close of trading on the NYSE on November 25, 1998. The closing price of the Common Stock on the NYSE on November 25, 1998 was $24-13/16 per share. On January 19, 1999, the day before public announcement that the Merger Agreement had been entered into, the closing price of the Common Stock on the NYSE was $25-5/16. On July 14, 1999, the closing price of the Common Stock on the NYSE was $27 - 7/16 per share. YOU ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR YOUR SHARES OF COMMON STOCK.

         During 1997, the Company declared four quarterly dividends of $.27 per share. The Board has deferred the declaration of dividends for all quarterly periods subsequent to the fourth quarter of fiscal 1997 in response to the requirements of proposals made by the Continuing Shareholders regarding a "going private" transaction (both of which were conditioned upon, among other things, the suspension of dividends by the Company) and, during the interval between termination of the Initial Proposal and the receipt of the Revised Proposal, while it was considering strategic alternatives to enhance shareholder value. Under the terms of the Restated Merger Agreement, the Company has agreed, among other things, not to declare, set aside or pay any dividends prior to the Effective Time.


         As of the Record Date, there were approximately 425 holders of record of Common Stock, exclusive of shareholders whose shares were held by brokerage firms, banks, depositories and other institutional firms in "street name" for their customers.

FORWARD-LOOKING INFORMATION


         This Proxy Statement and the documents incorporated in this Proxy Statement by reference contain forward-looking statements, which are generally identified by words such as "may," "should," "seeks," "believes," "expects," "intends," "estimates," "projects," "strategy" and similar expressions or the negative of those words. Those statements appear in a number of places in this Proxy Statement and the documents incorporated in this Proxy Statement by reference and include statements regarding the intent, belief, expectation, strategies or projections of the Company, its management, Mergeco and the Continuing Shareholders at that time. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, general economic, weather and business conditions; the availability of suitable restaurant sites in appropriate regional shopping malls and other locations on reasonable rental terms; changes in consumer tastes; changes in population and traffic patterns; the ability to continue to attract franchisees; the success of the Company's present, and any future, joint ventures and other expansion opportunities; the availability of food (particularly cheese and tomatoes) and paper products at reasonable prices; no material increase occurring in the Federal minimum wage; the Company's ability to attract competent restaurant and executive managerial personnel; competition; government regulation; the Company's ability to successfully and timely complete compliance of its information systems for the Year 2000 and the ability of certain of its suppliers and landlords to be timely Year 2000 compliant; the Company's ability to generate adequate profits and cash flow to service its projected debt; and the availability of financing, if and when required, on favorable terms. The accompanying information contained in this Proxy Statement and in documents incorporated by reference identifies important factors that could cause expectations not to be met. Forward-looking statements speak only as of the date made, and none of the Company, Mergeco or the Continuing Shareholders undertake any obligation to update or revise any forward-looking statements. It is likely that if one or more of the risks and uncertainties materializes, the current expectations of the Company, its management, Mergeco and the Continuing Shareholders will not be recognized.

                                 SPECIAL FACTORS


BACKGROUND OF THE TRANSACTION

         Beginning in late 1995, informal discussions were held among members of the Executive Committee of the Board, consisting of Mario Sbarro, Chairman of the Board, Joseph Sbarro, Anthony Sbarro and Bernard Zimmerman, a director of the Company and president and a majority shareholder of a company which serves as a consultant to the Company, in light of the fact that, at that time, Anthony Sbarro was assessing his role with the Company. The Continuing Shareholders considered the feasibility of a transaction in which the Company would acquire all of the Common Stock owned by the Public Shareholders and Anthony Sbarro, one-third of the shares owned by The Trust of Carmela Sbarro and a portion of the shares owned by Mario and Joseph Sbarro. As a result of these discussions, it was determined to commence an overall assessment of the future direction of the Company. As part of this process, from time to time, Mario and Joseph Sbarro and Mr. Zimmerman met with the investment banking firms of Bear Stearns and Prudential Securities. In September 1996, they met with the investment banking firm of Montgomery Securities, as well as with Bear Stearns and Prudential Securities, concerning their potential retention by the Company or the Continuing Shareholders.


         On October 10, 1996, Mario Sbarro, Joseph Sbarro and Bernard Zimmerman met with Bear Stearns, which presented possible alternatives for accomplishing the transaction which the Continuing Shareholders were contemplating. Bear Stearns noted that, if the Company were to conduct a tender offer for all outstanding shares of Common Stock, other than most of those beneficially owned by Mario Sbarro and Joseph Sbarro, at a price above $29.00 per share, the transaction would become increasingly difficult to finance given the level of debt that would be required to consummate the transaction. Bear Stearns, therefore, suggested consideration of a leveraged recapitalization through a tender offer in which, among other things, the Company would acquire an aggregate of approximately 1.25 million of the shares owned by Mario and Joseph Sbarro, all 1.2 million shares owned by Anthony Sbarro, 0.8 million of the shares owned by The Trust of Carmela Sbarro and 11.7 million of the 13.2 million of the shares held by the Public Shareholders. In order to consider certain financial effects of the recapitalizations being contemplated, for illustrative and discussion purposes, Bear Stearns presented information assuming purchase prices of $29.00 per share (to be financed with $115.5 million of the Company's cash and approximately $339 million of debt financing) and $32.00 per share (to be financed with $115.5 million of the Company's cash and approximately $382 million of debt financing). Bear Stearns concluded that such a transaction could be financed based on then current market conditions. Also for illustrative and discussion purposes, Bear Stearns presented information assuming a tender offer for all Public Shares at $32.00 per share (to be financed with $115.5 million of the Company's cash and approximately $436 million of debt financing). The summary contained herein of the October 10, 1996 presentation by Bear Stearns to Mario Sbarro, Joseph Sbarro and Bernard Zimmerman is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the
Schedule 13E- 3 transaction statement related to the Merger filed with the SEC (the "Schedule 13E-3"). See "AVAILABLE INFORMATION."


         On October 26, 1996, Mario and Joseph Sbarro, in their individual capacities, retained Bear Stearns to assist in exploring the advisability of proposing a transaction, as a result of which they or their affiliates would own at least a majority of the voting securities of the Company, with the understanding that, in the event a transaction was structured in a manner in which some or all of the purchase price was to be paid by the Company, they would use their best efforts to have the Company retain Bear Stearns, and the Continuing Shareholders would be released from their obligations under their engagement letter. It was also understood that, in the event the Continuing Shareholders were to propose a transaction between the Continuing Shareholders and the Company, the Company would retain another investment banking firm to act as the financial advisor to a special committee of the Board of Directors (consisting of the directors who were neither employees of, nor consultants to, the Company) and that the special committee would rely on the advice of such firm and not Bear Stearns with respect to such transaction.

         Bear Stearns thereupon commenced an analysis of the Company's business, results of operations, financial position, structure and prospects, and discussed with the Continuing Shareholders various structural alternatives and analyses for consideration. Over the next two months, the Continuing Shareholders met with their advisors to consider legal, accounting, financing, tax and estate planning aspects of the alternatives presented by Bear Stearns.

         On November 19, 1996, Mario Sbarro informed the entire Board that the Continuing Shareholders were exploring a potential transaction which contemplated a program under which they would purchase or the Company would repurchase some or all of the then outstanding Common Stock. Subsequently, based upon their then concerns about long-term operating flexibility limitations under covenants likely to be contained in the agreements governing the high level of debt required, and tax and estate planning considerations, the Continuing Shareholders decided not to pursue a management buyout (going private) transaction, and asked Bear Stearns to conduct an analysis of strategic alternatives to increase shareholder value.

         On January 15, 1997, at a special meeting of the Board, Bear Stearns reviewed with the Board various strategic alternatives potentially available to the Company to increase shareholder value. The alternatives discussed by Bear Stearns were (i) maintaining the status quo, (ii) declaring a special cash dividend, (iii) repurchasing Common Stock in the open market, (iv) acquiring other businesses, (v) selling the Company, (vi) going private through a management buy out, and (vii) a leveraged recapitalization of the Company through a tender offer for a significant portion of outstanding Common Stock to be financed with the Company's cash position and the use of debt financing.

         Based in part upon operating and financial information provided to it and discussions with the Company's management, Bear Stearns cited the following considerations in its evaluation of the alternatives:

         o Maintenance of the status quo by the Company would likely result in a continued buildup of cash, which would not be highly valued by investors;

         o A special one-time cash dividend would not be tax efficient from an individual shareholder's standpoint, since it would be taxed at ordinary income, rather than capital gains, tax rates;

         o An open market stock repurchase program would not be an efficient mechanism for repurchasing a large number of shares of Common Stock and a moderate repurchase program would not have a significant impact on the Company's earnings per share;

         o As to acquisitions, management had expressed a strong strategic preference for developing new concepts and joint ventures internally, the Company had not historically made acquisitions and there appeared to be few concepts available that would provide a strong business fit with the Company;

         o Since the Continuing Shareholders had indicated that they were not interested in a sale of the Company, a sale of control of the Company without their participation was unlikely; and

         o A going private transaction would involve the incurrence of a significant level of debt resulting in a highly leveraged capital structure and constraints on operating flexibility as a result of requirements to comply with loan covenants governing the debt that would be incurred.

         In view of these considerations, Bear Stearns recommended consideration of a leveraged recapitalization of the Company in which the Company would purchase between $250-300 million of its outstanding Common Stock through a tender offer utilizing a substantial portion of its cash, together with $150-200 million of debt financing. Bear Stearns reviewed with the Board three leveraged recapitalization scenarios for consideration. The presentation contemplated $250, $275 and $300 million leveraged recapitalizations to be effectuated by a Company tender offer at a price of between $29.00 and $30.00 per share (at a time when the market price of the Common Stock was approximately $25.75 per share) utilizing approximately $100 million of the Company's cash and between $150 and $200 million of debt financing. Under the three scenarios presented, the Company would have repurchased between 8.3 million and 10.0 million shares of Common Stock, with certain of the Continuing Shareholders tendering an aggregate of approximately 333,333 shares. Assuming, among other things, that (a) the Company achieved certain levels of financial performance,
(b) the debt financing was effected at the assumed interest rates, (c) the Company's price/earnings multiple remained constant at 14.0 x (which was the then current multiple based on analysts' consensus estimates of the Company's 1996 earnings), and (d) the Company increased its dividend by 15% annually, it was estimated that the remaining outstanding Common Stock could have a possible future stock price at the end of 2001 and 2005 of $58 and $82 per share, respectively, under the $250 million recapitalization scenario; $56 and $86 per share, respectively, under the $275 million recapitalization scenario; and $57 and $90 per share, respectively, under the $300 million recapitalization scenario. Assuming a discount rate equal to the Company's estimated pro forma weighted average cost of capital for the scenarios, such possible future stock prices at the end of 2001 and 2005 would have an estimated present value of $40 and $46 per share, respectively, under the $250 million recapitalization scenario; $40 and $48 per share, respectively, under the $275 million recapitalization scenario; and $42 and $52 per share, respectively, under the $300 million recapitalization scenario. The presentation also included a status quo scenario based upon the foregoing assumptions (except that the Company would not engage in a leveraged recapitalization or borrow funds) which indicated possible stock prices of $39 and $53 per share at the end of 2001 and 2005, respectively, with an estimated present value (assuming the same discount rate as employed with the other scenarios) of $28 and $31 per share at the end of 2001 and 2005, respectively. The possible future stock prices were based on a number of assumptions and were for illustrative and discussion purposes only.

         Bear Stearns also discussed the possible disadvantages of a leveraged recapitalization, including reduced liquidity in the market for the Common Stock, reduced research coverage by analysts, the impact on the Company's shareholder base due to the elimination of, or reduction in, dividends and reduction in the Company's equity market capitalization, and the operating and financial constraints associated with leverage. The Board then requested Bear Stearns to provide it with (i) additional information in order to consider the Company's ability to service debt in the event of an economic or business downturn and (ii) customary financial covenants that could be expected in financing arrangements and that could impact the Company's operating flexibility.

         The summary contained herein of the January 15, 1997 presentation by Bear Stearns to the Board is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the Schedule 13E-3. See "AVAILABLE INFORMATION."

         At a special meeting of the Board held on January 23, 1997, Bear Stearns reviewed with the Board the Company's ability to service the various levels of debt contemplated under the leveraged recapitalization scenarios being considered based on several assumed levels of operating performance, including no growth in operating income and annual reductions in operating income. Bear Stearns presented, based on information provided by the Company, detailed analyses for $250, $275 and $300 million recapitalization scenarios containing projected balance sheets, income statements and cash flows for the ten years ending December 31, 2005, including various debt service ratios derived from the projected financial statements, to aid the Board in its analysis of the Company's ability to service the levels of debt being considered. The Board also received a summary of such alternatives, as well as a status quo scenario (no recapitalization or borrowing) and new $200 and $300 million recapitalization scenarios (based upon different financing structures). Bear Stearns also presented a comparative analysis of various terms and financial and operational covenants customary for both bank debt and high-yield debt. Following a discussion of the information presented and the potential effects that recapitalizations at various amounts could have on the Common Stock that would remain outstanding, the Board requested management to consider a recapitalization size that it might be willing to recommend to the Board. The summary contained herein of the July 23, 1997 presentation by Bear Stearns to the Board is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the Schedule 13E-3. See "AVAILABLE INFORMATION."

         At a regularly scheduled meeting of the Board held on February 12, 1997, the Board continued to consider alternate recapitalization scenarios. The Board authorized management to proceed with an examination of the feasibility of a $250-$300 million leveraged recapitalization, which would utilize approximately $100 million of the Company's existing cash with the balance to be borrowed from banks and/or obtained in the bond market, with a revolving credit facility for working capital purposes. The Board then authorized the Company to formally retain Bear Stearns as the Company's financial advisor to consider a variety of strategic alternatives, including a recapitalization and a going private transaction. Bear Stearns was not engaged to render, and has not rendered, any opinion as to the fairness of any transaction presented to the Board, including the proposed Merger. See "-- Financing of the Merger" for information regarding the Company's engagement agreement with Bear Stearns.

         However, as a result of an increase in interest rates in late March 1997, along with other considerations, the Board at its regularly scheduled meeting on May 21, 1997 determined not to pursue a recapitalization transaction at that time.

         During the summer of 1997, as the interest rate environment became more settled, following informal discussions with other members of the Board, management, along with Mr. Zimmerman, asked Bear Stearns to present additional information concerning a recapitalization transaction.

         At the Board's regularly scheduled meeting held on August 19, 1997, management presented information to the Board concerning a possible repurchase of approximately $230 million of Common Stock to be financed, together with estimated expenses, with approximately $90 million of the Company's cash and $150 million in borrowings. On August 27, 1997, an informal meeting was held with Bear Stearns, at which certain members of the Board participated in person and others by telephone conference, to discuss the likely effects that the elimination of or a substantial reduction in dividends as part of the recapitalization transaction, would have on the Common Stock that would remain outstanding following a recapitalization.

         At the Board's regularly scheduled meeting held on November 18, 1997, the Board was apprised of the Company's negotiations for bank financing to fund a leveraged recapitalization. The Board was also advised that the Continuing Shareholders had requested Bear Stearns to provide information concerning a going private transaction. Mario Sbarro further informed the Board that the Continuing Shareholders had recently received an inquiry from a nationally recognized investment banking firm as to whether the Continuing Shareholders would be interested in selling their Common Stock to Triarc Companies, Inc., an unaffiliated food and beverage company, at a significant premium to the then market price of the Common Stock. The potential purchaser proposed a transaction in which a restaurant franchising business it owned would be merged into the Company in exchange for shares of Common Stock, and the Company would repurchase all of the Common Stock owned by the Continuing Shareholders at $44.50 per share using the Company's available cash and the combined companies' financing sources. The proposed transaction did not contemplate the acquisition of Common Stock held by the Public Shareholders. The proposed transaction would have resulted in the potential purchaser acquiring majority ownership of the Company. All discussions were preliminary, based only on publicly available information and did not result in any formal offer being made. Mr. Sbarro advised the Board that the Continuing Shareholders had not previously received any other proposals for the sale of their interests in the Company, had not had time to consider the inquiry and were not sure that they would entertain any such proposal. Because of the preliminary nature of discussions related to this inquiry, no transaction was presented for consideration by the Board. Both prior and subsequent to the Board's November 18, 1997 meeting, meetings and telephone discussions to explore a potential transaction were held among representatives and principals of the potential purchaser, Mario Sbarro and Mr. Zimmerman, and, in one instance, with Bear Stearns and Parker Chapin Flattau & Klimpl, LLP, counsel to the Company ("PARKER CHAPIN"), present.

         In late November 1997, the Continuing Shareholders determined that they were not interested in selling their Common Stock and determined to accelerate their consideration of a going private transaction. On December 1, 1997, the potential purchaser was advised of the Continuing Shareholders' decision not to proceed with a sale of their interest in the Company.

         The Continuing Shareholders thereupon recommenced consideration of the legal, accounting, tax, estate planning and family continuity and succession aspects of a going private transaction with their advisors and Mr. Zimmerman. The Continuing Shareholders also discussed with Bear Stearns the feasibility, method and potential effects of various financing alternatives.

         At a special meeting of the Board held on January 12, 1998, the Continuing Shareholders submitted a proposal to the Board to acquire all of the outstanding Common Stock not owned by them for $28.50 in cash through a merger with a company to be owned by them. Completion of the transaction was conditioned on, among other things:

         o        entering into a definitive agreement with the Company;

         o approval of the transaction by the Special Committee, the full Board and the Company's shareholders;

         o        receipt of satisfactory financing for the transaction; and

         o receipt of a fairness opinion from a financial advisor to the Special Committee that the proposed transaction is fair from a financial point of view to the holders of Public Shares.

         The Continuing Shareholders also advised the Board that they had received a letter from Bear Stearns that stated that, subject to certain conditions, Bear Stearns was "highly confident" of its ability to place or arrange financing for the transaction. In addition, the Continuing Shareholders advised the Board that they were not interested in selling their Common Stock. They further advised the Board that their proposal contemplated an immediate suspension of the payment of cash dividends and, on January 20, 1998, the Continuing Shareholders amended their proposal to formally condition their offer on the immediate suspension of dividends by the Company. As amended, the proposal is referred to in this Proxy Statement as the "INITIAL PROPOSAL."

         At the January 12, 1998 meeting, the Board established the Special Committee consisting of Richard A. Mandell, Harold L. Kestenbaum, Paul A. Vatter and Terry Vince, the four directors who are neither employees of, nor consultants to, the Company, Mergeco or the Continuing Shareholders and had no interest in the proposed transaction other than as holders of non-employee director Stock Options and, in some cases, as Public Shareholders. The Special Committee was authorized to consider and evaluate the Initial Proposal, assess whether it would be in the best interests of the Company and the Public Shareholders to pursue a transaction with the Continuing Shareholders, make a recommendation to the Board with respect to acting on the Initial Proposal, and, if appropriate, enter into and conduct discussions concerning the Initial Proposal and negotiate a definitive agreement with respect to the Initial Proposal on behalf of the Company. The Board also authorized the Special Committee to retain, at the expense of the Company, legal counsel and an independent investment banking firm to assist and advise it in its work concerning the Initial Proposal. Immediately following the meeting, members of the Special Committee met with Parker Chapin, which reviewed with the members the Special Committee's duties and responsibilities.

         The Special Committee thereupon held its first meeting and appointed Mr. Mandell to serve as its Chairman and identified a number of investment banking and law firms to interview to act as financial advisor and legal counsel to the Special Committee.

         On January 14, 1998, Messrs. Mandell and Kestenbaum met to interview law firms to serve as the legal advisors to the Special Committee. After discussing the results of these interviews with the other members of the Special Committee, the Special Committee agreed to retain Willkie Farr & Gallagher ("WILLKIE FARR") as its legal counsel. The Special Committee made its determination based on Willkie Farr's experience and expertise in matters such as those contemplated in the Initial Proposal and its experience in advising other special committees of boards of directors in similar transactions.

         On January 16, 1998, Messrs. Mandell and Kestenbaum, with the assistance of Willkie Farr, interviewed investment banking firms to act as the financial advisor to the Special Committee. On January 18, 1998, the Special Committee met by telephone conference to discuss the retention of a financial advisor and determined to retain Prudential Securities based on Prudential Securities' experience and expertise in matters such as those contemplated in the Initial Proposal, its experience in advising other special committees of boards of directors in similar transactions, its experience in the industry and the proposed terms of its engagement. Prudential Securities had served as the managing underwriter of the Company's initial public offering in 1985 and co-managing underwriter of a public offering of Common Stock by, among others, certain of the Continuing Shareholders in 1989. Prudential Securities had not been engaged by the Company in any capacity since 1989. Mr. Mandell, who had served as a Managing Director of Prudential Securities from 1982 until June 1995, informed the other members of the Special Committee of his prior affiliation with Prudential Securities and confirmed that he had no existing employment, consulting or other relationship with Prudential Securities.

         During the week of January 18, 1998, the Special Committee reviewed and negotiated the terms of engagement letters with Willkie Farr and Prudential Securities, and Prudential Securities held various discussions with representatives of the Company concerning the due diligence to be performed by the advisors to the Special Committee.

         On January 20, 1998, the Special Committee and the Company entered into an engagement letter with Prudential Securities, under which Prudential Securities was retained by the Special Committee to provide financial advice and assistance in connection with the Initial Proposal and, if requested by the Special Committee, to render an opinion as to the fairness, from a financial point of view, to the Public Shareholders of the consideration to be received by the Public Shareholders. See "-- Presentation and Fairness Opinion of Prudential Securities."

         On January 20, 1998, the Company issued a press release announcing the Initial Proposal and the conditions to completion of the then proposed merger, including the condition that dividends be suspended. In its press release, the Company also announced preliminary results of operations for its fourth quarter and year ended December 28, 1997, which were lower than earnings for the comparable periods in the prior year and stated that earnings would further be affected by a charge to earnings as a result of an evaluation of its investment in certain units of one of its joint ventures, but that it was premature to quantify the amount of the charge.

         Beginning on January 21, 1998, seven lawsuits were instituted against the Company, those Continuing Shareholders who are directors of the Company and, except in certain lawsuits, all or some of the other directors. In general, the complaints alleged that the defendants breached fiduciary duties, that the proposed price per share to be paid to Public Shareholders was inadequate and that the Initial Proposal served no legitimate business purpose of the Company. In September 1998, following termination of negotiations regarding the Initial Proposal, these lawsuits were discontinued, without prejudice and without costs. See "LITIGATION PERTAINING TO THE MERGER -- Initial Proposal Litigation."

         On February 12, 1998, the Special Committee met with its financial and legal advisors. Prudential Securities discussed the progress of its due diligence activities. Willkie Farr reviewed with the Special Committee members their fiduciary duties and the rights and powers of the Special Committee and its members under applicable law and under the Company's Certificate of Incorporation and By-Laws. The Special Committee was advised that its purpose was to negotiate at arms' length with the Continuing Shareholders in order to protect the interests of the Public Shareholders. The Special Committee was further advised that it was under no obligation to reach any agreement with the Continuing Shareholders, unless the Special Committee determined that such agreement was in the best interests of the Public Shareholders. At this meeting, the Special Committee reviewed the first draft of the then proposed Merger Agreement between the Company and the Continuing Shareholders that had been submitted to Willkie Farr by Warshaw Burstein Cohen Schlesinger & Kuh, LLP ("WARSHAW BURSTEIN"), counsel to the Continuing Shareholders, and Parker Chapin.

         On February 19, 1998, the Special Committee held a telephonic meeting with Willkie Farr and Prudential Securities, in which Willkie Farr reviewed and discussed the significant terms of the draft Merger Agreement with the Special Committee. The Special Committee also discussed proposed changes to the draft Merger Agreement for submission to the Continuing Shareholders' advisors.

         During the week of February 23, 1998, upon the authorization of the Special Committee, Willkie Farr began negotiations on open issues with respect to the non-financial terms of the proposed Merger Agreement with Parker Chapin and Warshaw Burstein.

         On February 25, 1998, Prudential Securities met with management of the Company to discuss due diligence matters, including the financial status and the management of the Company and the operational aspects of the Company and the restaurant industry generally.

         On March 3, 1998, Prudential Securities and Willkie Farr again met with the Special Committee. Prudential Securities made a preliminary presentation to the Special Committee summarizing its work to date. The presentation discussed various approaches to valuation and included, among other things, a discounted cash flow analysis of the Company, analyses of comparable transactions and comparable companies and a leveraged buy-out (going private) analysis. Prudential Securities applied discount rates ranging from 11.0% to 15.0% and terminal value multiples of 6.0x and 7.0x in its discounted cash flow analysis, which resulted in an implied range of equity values per share of $30.00 to $36.68 with a median of $33.11 and a mean of $33.18. The comparable transactions analysis of the consideration paid in three then recent merger and acquisition transactions which Prudential Securities deemed to be reasonably similar to the Initial Proposal indicated an implied range of equity values per share of $22.82 to $37.13 with a median of $29.27 and a mean of $29.74. Prudential Securities' analysis of five selected pizza and Italian food comparable companies indicated an implied range of equity values per share of $22.93 to $51.95 with a median of $32.46 and a mean of $34.97. Prudential Securities' analyses of five selected fast food comparable companies indicated an implied range of equity values per share of $20.05 to $74.15 with a median of $32.90 and a mean of $38.26. Prudential Securities' leveraged buy-out analysis indicated an implied range of equity values per share of $29.00 to $33.00 with a median and mean of $31.00. The summary contained herein of the March 3, 1998 presentation by Prudential Securities to the Special Committee is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the Schedule 13E-3. See "AVAILABLE INFORMATION."

         Willkie Farr then discussed with the Special Committee a number of open issues relating to the proposed Merger Agreement.

         On March 24, 1998, Prudential Securities and Mr. Mandell met with Bear Stearns, Mario and Joseph Sbarro and Mr. Zimmerman to discuss various issues relating to the Initial Proposal and, on March 28, 1998, Mr. Mandell had a telephone conference with Mario Sbarro and Mr. Zimmerman to discuss Merger Agreement issues.

         Thereafter, Prudential Securities continued to gather information and conducted diligence concerning the Company and its results of operations, financial condition and prospects. Prudential Securities and Bear Stearns held discussions concerning the valuation methodologies employed by Prudential Securities in its analysis of the Company, and Willkie Farr, Parker Chapin and Warshaw Burstein continued to negotiate the non-financial terms of a proposed Merger Agreement. In addition, the Continuing Shareholders and the Special Committee negotiated various aspects of the Merger Consideration. During this period, at times with Bear Stearns, the Continuing Shareholders met with prospective financing sources.

         During the period from January 12, 1998 through June 16, 1998, the Special Committee held seven formal meetings, including four in which some or all Special Committee members participated by means of telephone conference. In addition, the members of the Special Committee held numerous informal discussions regarding price and terms among themselves and with Willkie Farr and Prudential Securities.

         On June 16, 1998, Mario Sbarro met with Messrs. Mandell and Zimmerman. Mr. Sbarro advised Mr. Mandell that, while the matter would be further discussed at the meeting of the Board scheduled for the next day, it was apparent from ongoing discussions regarding the Initial Proposal that the Continuing Shareholders and the Special Committee were not going to reach an agreement on the terms and conditions of a merger. In addition to being unable to reach an agreement as to the Merger Consideration to be paid to Public Shareholders, the Continuing Shareholders and the Special Committee had been unable to agree upon, among other things, the method of handling unvested stock options, the circumstances under which each party would be entitled to reimbursement for its expenses in the event of termination of the then proposed Merger Agreement, the establishment of basic financing terms that the Continuing Shareholders would deem acceptable, indemnification and indemnification insurance provisions, and circumstances under which a party could terminate the proposed Merger Agreement.

         At a special meeting of the Board held on June 17, 1998, Mario Sbarro, on behalf of the Continuing Shareholders, advised the Board that, because the Continuing Shareholders and the Special Committee could not agree on mutually acceptable terms of a transaction, negotiations for a going private transaction would be terminated. Mr. Sbarro also expressed his belief that it would be in the best interests of all shareholders for the Company to review various other strategic alternatives available to the Company. The Board concurred and the Special Committee was then disbanded.

         A press release was then issued by the Company reporting that an agreement with the Continuing Shareholders concerning the terms of the proposed transaction could not be reached, that the suspension of dividends would continue and that the Company and its investment banker would explore various strategic alternatives for the benefit of all shareholders. The Board determined to continue the suspension of dividends while it considered other strategic alternatives to enhance shareholder value.

         On July 20, 1998, the Board held a special meeting at which Bear Stearns made a presentation to the Board regarding the strategic alternatives previously discussed at the Board's January 15, 1997 meeting. Bear Stearns noted that, since negotiations for the proposed going private transaction had not been successful, based on information provided by the Company and discussions with management, the two alternatives to consider for the creation of shareholder value for all shareholders of the Company were a significant leveraged recapitalization or a sale of the Company. Bear Stearns thereupon reviewed with the members of the Board the positive and negative effects of both types of transactions as they would pertain to shareholders. Bear Stearns concluded that, if the Continuing Shareholders would be interested in selling their entire interests in the Company, it believed the most attractive alternative for increasing shareholder value for all shareholders would be through a sale of the Company. Bear Stearns advised that a sale of the Company was only practical if the Continuing Shareholders were interested in selling their interests in the Company. Bear Stearns stated its belief that, if a leveraged recapitalization were pursued, it should be significant, thus maximizing the immediate value to shareholders. Bear Stearns also noted that a recapitalization which included a financial investor should be considered if the Continuing Shareholders determined to retain a small portion of their Common Stock or a very significant recapitalization was contemplated. For illustrative and discussion purposes, there were presented to the Board examples of a $450 million Company-sponsored recapitalization, a $661 million investor-sponsored recapitalization and the sale of the entire equity interest of the Company to a financial purchaser.

         In the example of the Company-sponsored $450 million recapitalization, the Company would tender for 14 million shares of Common Stock at a price of $32.00 per share (a 19% premium to the then current market price). This recapitalization would be financed with $125 million of the Company's cash and $340 million of debt. Assuming, among other things, that (a) the Company achieved certain levels of financial performance, (b) debt financing was effected at assumed interest rates, (c) the Company's price/earnings multiple remained constant at 13.7x (which was the then current multiple based on analysts' consensus estimates of the Company's 1998 earnings) and (d) no future dividends, it was estimated that the remaining outstanding Common Stock could have possible future stock prices at the end of 1998 and 2002 of $30.36 and $93.17, respectively, with estimated present values (assuming a discount rate equal to the Company's estimated pro forma weighted average cost of capital for this scenario) at the end of 1998 and 2002, of $28.25 and $46.27, respectively.

         The illustrative $661 million investor-sponsored recapitalization assumed a tender offer for 18.9 million shares (90% of the Company's outstanding shares on a diluted basis) at $35.00 per share to be financed with $123 million of the Company's cash, $430 million of debt financing and $125 million of new common equity from a financial investor. This recapitalization would have resulted in the Continuing Shareholders, Public Shareholders and the financial investor owning 12.3%, 24.6% and 63.2%, respectively, of the Common Stock to be outstanding after the transaction. No possible future market price information was presented under the illustrative investor-sponsored transaction.

         The illustrative analysis of a sale of the Company to a financial purchaser assumed a price of $36.00 per share which would have required financing of approximately $775 million.


         Also presented to the Board were detailed financial models, including projected Company balance sheets, income statements and cash flows for the five years ending December 31, 2002, and calculations of various debt service ratios and other credit analysis statistics, for each of the three presented scenarios, as well as "exit case" information for the investor-sponsored leveraged recapitalization and financial purchaser business sale scenarios. Bear Stearns indicated that, based on its review of likely interested purchasers and current market conditions, it believed that if potential purchasers (a) were confident regarding the Company's growth prospects, (b) had either sufficient existing management or could retain new management if the Sbarro family wished to leave, and (c) were able to finance in excess of $500 million of the acquisition price in the debt capital markets, a sales process could provide shareholder value in the mid-$30s per share. Bear Stearns also noted that potential financial purchasers may look for continued participation in a transaction by principal shareholders in order to structure a transaction that would be entitled to recapitalization accounting treatment. The representatives of Bear Stearns were then excused from the meeting, at which time the directors who were Continuing Shareholders indicated to the Board that at price levels in the range of the mid-$30s per share, the Continuing Shareholders were willing to consider selling their interests in the Company. The Continuing Shareholders also advised the Board that, if a potential purchaser desired the Continuing Shareholders to participate in a transaction, they would consider doing so under mutually acceptable terms. The Board thereupon authorized Bear Stearns to determine the interests of potential strategic and financial purchasers in acquiring the Company, including the price that they would be willing to pay. The summary contained herein of the July 20, 1998 presentation by Bear Stearns to the Board is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the Schedule 13E-3. See "AVAILABLE INFORMATION."

         Bear Stearns then prepared a list of potential strategic and financial purchasers, which it reviewed with the Board and management. A confidential information memorandum was then prepared which was designed to solicit interest from potential purchasers of the Company by providing general information about the Company and ideas for the future growth of the Company. The information memorandum described many of the Company's strengths and strategies, noting that the Company's growth initiatives could be driven by (a) further penetrating high customer traffic venues, (b) increased franchising (particularly in international markets), (c) expansion into traditional quick service restaurant venues (including through co-branding with other restaurant concepts in stand-alone locations) and (d) significant expansion of the Company's recently developed Umberto of New Hyde Park joint venture concept (see "Business of the Company"). The memorandum also summarized information about the Company's business and management contained in the Company's public filings with the SEC and contained a detailed business description, strategy and growth initiatives and historical and projected financial information. The financial projections were considerably more optimistic than the Company's Operating Projections, as they anticipated a more aggressive expansion of the Company's business into new venues and of Umberto of New Hyde Park joint venture restaurants and increases in comparable store sales and operating margins. See "-- Certain Financial Projections." The summary contained herein of the Confidential Information Memorandum is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the Schedule 13E-3. See "AVAILABLE INFORMATION." On August 6, 1998, Bear Stearns began to contact potential purchasers.

Confidentiality agreements were then prepared and distributed to potential purchasers who orally had indicated having an interest in obtaining further information.

         On August 17, 1998, the Continuing Shareholders met with Messrs. Mandell and Zimmerman, and with Parker Chapin and Bear Stearns to review the status of the business sale process.

         At a meeting of the Board held on August 19, 1998, at which representatives of Bear Stearns participated by telephone conference, Bear Stearns updated the Board on the status of its contacts with potential purchasers. Bear Stearns also advised that it would provide the confidential information memorandum to potential purchasers who executed confidentiality agreements.

         Bear Stearns contacted 38 potential purchasers (12 potential strategic purchasers and 26 financial purchasers) during August 1998, including the third party that had expressed an interest in purchasing the Continuing Shareholders' Common Stock in 1997. A total of 17 potential purchasers signed confidentiality agreements and each received the confidential information memorandum. Potential purchasers were instructed to base their initial indications of interest on information contained in the confidential information memorandum and that, if their initial indications of interest were sufficient, they would be provided the opportunity to meet with management and perform detailed due diligence in preparation for a final bid. In early September 1998, Bear Stearns received four written preliminary indications of interest. The remaining potential purchasers indicated they were not interested in pursuing a transaction.

         Each of the four written preliminary indications of interest were from potential financial purchasers and reflected an interest in further exploring a proposed transaction. Each was subject to, among other things, conducting due diligence, obtaining financing and negotiating acceptable agreements. One indication of interest contemplated the forming of a new corporation with the Company's management and other investors to purchase the Company for a cash price of approximately $30.00-$32.50 per share. During subsequent discussions with Bear Stearns related to the contemplated amounts and type of debt and equity financing for the contemplated transaction, the potential purchaser reduced its indication of interest to approximately $28-$30 per share. A second indication of interest contemplated the merger of the Company with a financially troubled restaurant company controlled by a potential financial purchaser. This proposal contemplated consideration with a face value of $29.00-$31.00 per share, of which approximately $6.00 was to be in preferred and common stock of a newly-formed company, with the balance to be paid through the Company's existing cash and other financing to be sought. The potential financial purchaser would not commit new equity to the proposed transaction. The remaining two indications of interest contemplated cash prices of approximately $25.00 per share in one case and, in the other case, approximately $25.00-$29.00, with a requirement in the latter case that the Continuing Shareholders participate with the potential purchaser through the ownership of common stock in the acquiring entity. As part of the business sale process, Bear Stearns approached each party that had submitted a preliminary indication of interest to seek an increase in the contemplated price. None of the parties were willing to increase their original proposal from the prices indicated above.

         On October 7, 1998, in a telephone conference, Bear Stearns informed participating Board members as to the status of the sale process and the results of its discussions with the potential purchasers. The Continuing Shareholders noted that all the bids contemplated a price below the minimum price at which the Continuing Shareholders had previously indicated their willingness to consider selling their interests in the Company and indicated that they would not consider selling their Common Stock at the prices proposed in the preliminary indications of interest. Based on this information, the Board advised Bear Stearns to terminate the business sale process.

         On October 15, 1998, Mario Sbarro, Joseph Sbarro, Bernard Zimmerman, Robert S. Koebele (the Company's Chief Financial Officer), Parker Chapin, Bear Stearns, Richard A. Mandell, as Chairman of the former Special Committee of the Board, and Willkie Farr and Prudential Securities, which had served as legal and financial advisors, respectively, to the former Special Committee in connection with the Initial Proposal, met to determine whether Prudential Securities would give consideration to another offer from the Continuing

Shareholders. Prudential Securities indicated that it would need to obtain updated information concerning the Company, review the results of the business sales process which the Company had conducted through Bear Stearns and review the other factors it previously had considered before it could determine whether any offer that might be made would be fair to Public Shareholders from a financial point of view.

         At the Board's regularly scheduled quarterly meeting held on November 17, 1998, Mario Sbarro advised the Board that the Continuing Shareholders were, again, considering a going private transaction to acquire all of the Common Stock not owned by them. Mr. Sbarro also advised the Board that management had met with a major bank on behalf of the Continuing Shareholders to determine whether bank financing was available on acceptable terms and that the Continuing Shareholders also were considering high-yield debt financing.

         On November 18, 1998, a telephone conference was held among Mario Sbarro, Messrs. Zimmerman and Mandell, Willkie Farr, Parker Chapin and Bear Stearns to review then unresolved matters, other than the amount of the Merger Consideration, at the time the Initial Proposal had been terminated. The unresolved matters included the method of handling unvested options, the circumstances under which each party would be entitled to reimbursement for its expenses in the event of termination of the then proposed Merger Agreement, the establishment of basic financing terms that the Continuing Shareholders would deem acceptable, indemnification and indemnification insurance provisions, and the circumstances under which a party could terminate the previously proposed Merger Agreement.

         Between November 18, 1998 and November 25, 1998, the Continuing Shareholders consulted with Bear Stearns concerning potential financing for a going private transaction, and Parker Chapin reviewed with Willkie Farr matters that had not been resolved in the negotiation of the Merger Agreement at the time the Initial Proposal was withdrawn. On November 24, 1998, Mario Sbarro, on behalf of the Continuing Shareholders, met with Mr. Mandell and Parker Chapin to review open issues. At that meeting, Mr. Sbarro was advised that, before specific issues could be resolved, the Continuing Shareholders should make a formal proposal to the Board.

         After the close of business on November 25, 1998, a telephonic meeting of the Board (at which only Mario Sbarro, and Messrs. Kestenbaum, Mandell, Vatter and Zimmerman were able to participate due to the short notice given) was held, at which the Continuing Shareholders submitted a proposal for the Merger of a company to be formed by them with and into the Company, pursuant to which each Public Shareholder of the Company would receive $27.50 in cash in exchange for their shares of Common Stock. This proposal is referred to in this Proxy Statement as the "REVISED PROPOSAL." The Revised Proposal was, except for the proposed Merger Consideration, under terms similar to those contained in the Initial Proposal, including the same conditions. The Continuing Shareholders advised the Board that they had been informed that Bear Stearns was "highly confident" in its ability to place or arrange the financing for the Merger.

         At the November 25 meeting, the Board reappointed the Special Committee and, as it had with the Initial Proposal, authorized the Special Committee to consider and evaluate the Revised Proposal, assess whether it would be in the best interests of the Company and the Public Shareholders to pursue a transaction with the Continuing Shareholders, make a recommendation to the Board with respect to acting on the Revised Proposal and, if appropriate, enter into and conduct discussions concerning the Revised Proposal and negotiate a definitive agreement with respect to the Revised Proposal on behalf of the Company. In addition, the Special Committee was again authorized to retain, at the expense of the Company, legal counsel and an independent investment banking firm to assist and advise it in its work concerning the Revised Proposal. Following this meeting, the Company issued a press release announcing the Revised Proposal.

         Beginning on November 27, 1998, seven lawsuits were commenced against the Company, those Continuing Shareholders who are directors of the Company and, except in certain lawsuits, all or some of the other directors. Like the Initial Proposal Litigation, the lawsuits were purportedly brought by certain Public Shareholders as class actions on behalf of all Public Shareholders. In general, the new lawsuits allege that the defendants breached their fiduciary duties, that the proposed price to be paid Public Shareholders was inadequate and that there were inadequate procedural protections for the Public Shareholders. These new actions are referred to in this Proxy Statement as the "CURRENT SHAREHOLDER LITIGATION." See "LITIGATION PERTAINING TO THE MERGER -- Current Shareholder Litigation."

         During the next several days, informal conversations were held among members of the Special Committee, in which the Special Committee determined to again retain Willkie Farr as its legal advisor and Prudential Securities as its financial advisor based, in large part, upon their respective experience, expertise and familiarity with the Company gained from participation in the Initial Proposal, and experience in advising special committees of boards of directors in similar transactions. Both firms were formally retained at a meeting of the Special Committee held on Tuesday, December 1, 1998. New engagement letters with Prudential Securities and Willkie Farr were approved. At the December 1 meeting, the Special Committee also discussed with its advisors the status of several outstanding issues.

         During the period from December 1, 1998 through January 18, 1999, representatives of Prudential Securities recommenced their due diligence review, including holding additional discussions with management of the Company concerning the Company's business, financial condition and prospects. In connection with this review, the Company provided to Prudential Securities copies of information relating to the business sale process, including the confidential information memorandum, which contained long-term projections prepared by the Company's management in August 1998 and contained in the confidential information memorandum utilized in the business sale process (the "BUSINESS SALE PROJECTIONS"), Bear Stearns' potential purchasers' log, and updated operating projections prepared by the Company's management in October 1998 to reflect then present and expected future business trends and conditions (the "OPERATING PROJECTIONS"). The Business Sale Projections and the Operating Projections are referred to collectively as the "PROJECTIONS." See " -- Certain Financial Projections." Telephone conference calls also took place in which Bear Stearns provided Prudential Securities with additional information concerning the business sale process. During this period, Company management held meetings with potential bank lenders and Bear Stearns regarding possible financing for the Merger.

         On December 3, 1998, Parker Chapin delivered to Willkie Farr a proposed Merger Agreement reflecting changes requested by the Continuing Shareholders and certain of the changes that had been requested by the Special Committee at the time negotiations of the Initial Proposal had terminated and that were acceptable to the Continuing Shareholders.

         On December 15, 1998, representatives of the Continuing Shareholders, Bear Stearns and the Special Committee met, and the Continuing Shareholders and the Special Committee negotiated various provisions in the proposed Merger Agreement. Since Prudential Securities had not completed its diligence concerning the Company, the Merger Consideration was not discussed.

         During the period from December 16, 1998 through January 18, 1999, various meetings and telephone conferences were held among representatives of the Continuing Shareholders and representatives of the Special Committee to negotiate various provisions in the proposed Merger Agreement, including the Merger Consideration. During this period, the Continuing Shareholders and members of the Special Committee received various drafts of the proposed Merger Agreement that were revised to reflect negotiated changes.

         In addition, meetings and telephone conferences also were held among the Continuing Shareholders, Parker Chapin and counsel to certain of the plaintiffs in the Current Shareholder Litigation. Separate discussions also were held between the Continuing Shareholders and Richard A. Mandell, Chairman of the Special Committee, as well as between the representatives of the Special Committee and counsel to those plaintiffs.

         During the week of January 8, 1999, Parker Chapin and counsel for the plaintiffs in the Current Shareholder Litigation discussed a possible basis for the settlement of the Current Shareholder Litigation. On January 11, 1999, the Continuing Shareholders and counsel for the plaintiffs reached a tentative understanding under which the Continuing Shareholders would increase the price to be paid for the Public Shares to $28.85 per share. This understanding was then communicated to Mr. Mandell.

         During the next few days, further negotiations were held which resolved the remaining open issues in the proposed Merger Agreement. A revised draft of the proposed Merger Agreement and the presentation prepared by Prudential Securities analyzing the Merger and the Merger Consideration was distributed to all directors on January 15, 1999.

         Meanwhile, during the period from January 12, 1999 through January 19, 1999, representatives of the Continuing Shareholders and counsel for the plaintiffs in the Current Shareholder Litigation negotiated the remaining terms of a Memorandum of Understanding to set forth the proposed terms and conditions for the settlement of the Current Shareholder Litigation.

         On January 19, 1999, the Special Committee held a meeting to consider the Merger Agreement and determine whether to recommend its adoption to the full Board. The meeting was attended by all members of the Special Committee, with Paul A. Vatter attending by telephone conference. Representatives of Prudential Securities and Willkie Farr also attended the meeting. Willkie Farr advised the members of the Special Committee as to their fiduciary duties in considering this matter, reviewed the principal terms and conditions of the Merger Agreement and summarized the terms of the proposed settlement of the Current Shareholder Litigation. Prudential Securities made a presentation to the Special Committee, in which it discussed the information described under "-- Presentation and Fairness Opinion of Prudential Securities." Prudential Securities then rendered its oral opinion (confirmed in writing later that day) to the Special Committee that, as of such date, the Merger Consideration of $28.85 per share to be received by the Public Shareholders in the Merger was fair, from a financial point of view, to the Public Shareholders. At the conclusion of these presentations and after full discussion, including a discussion of the items discussed under "--Recommendations of the Special Committee and the Board of Directors," the Special Committee unanimously concluded that the Merger, as reflected in the Merger Agreement, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $28.85 in cash per share, were fair to, and in the best interests of, the Company and the Public Shareholders and unanimously resolved to recommend to the Board that it adopt the Merger Agreement.

         Later in the day of January 19, 1999, a meeting of the Board was held to consider adopting the Merger Agreement. The meeting was attended by all members of the Board except Carmela Sbarro, with Paul A. Vatter attending by telephone conference. Representatives of Parker Chapin, Willkie Farr, Warshaw Burstein and Bear Stearns also attended the meeting. Parker Chapin advised the members of the Board as to their fiduciary duties and the provisions of the NYBCL pertaining to the approval of transactions with interested directors. Mr. Mandell presented a report from the Special Committee which described the process employed by the Special Committee and its advisors, as well as the Special Committee's reasons for recommending adoption of the Merger Agreement. Willkie Farr described for the Board the structure of the Merger and the principal terms of the Merger Agreement, including the more significant covenants and closing conditions, and provisions for termination, indemnification and expense reimbursement. The Board also was advised of the opinion of Prudential Securities. The Board further was advised by Parker Chapin that the Memorandum of Understanding to settle the Current Shareholder Litigation had been executed by counsel to the plaintiffs and contemplated a $28.85 in cash per share Merger Consideration. After discussion, based in part on the recommendation of the Special Committee and the fairness opinion received from Prudential Securities, the members of the Board present at the meeting, including all members of the Special Committee, unanimously concluded that the Merger, as reflected in the Merger Agreement, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $28.85 in cash per share, were fair to, and in the best interests of, the Company and the Public Shareholders, unanimously adopted the Merger Agreement, authorized the Company to enter into the Merger Agreement and resolved to recommend to the Public Shareholders that they vote to adopt the Merger Agreement. See "--Recommendation of the Special Committee and the Board of Directors."

         Certain directors may have actual or potential conflicts of interest in connection with this action and recommendation that are discussed below under "-- Interests of Certain Persons in the Merger and the Company."

         Following completion of the meeting of the Board, the Merger Agreement was executed. Prior to the commencement of trading in the Common Stock on January 20, 1999, the Company issued a press release announcing that the Merger Agreement and the Memorandum of Understanding to settle the Current Shareholder Litigation had been entered into.

         On April 7, 1999, a Stipulation of Settlement was entered into embodying (and superceding) the Memorandum of Understanding (the "Stipulation of Settlement"). On May 11, 1999, the Court issued a Scheduling Order, pursuant to which a hearing was scheduled to be held on June 29, 1999, to determine, among other things, whether the Court should approve the settlement of the Current Shareholder Litigation. Notice of, among other things, the scheduled hearing before the Court and as to requirements for appearing at the hearing and requesting exclusion from the Class on behalf of whom the actions were instituted was distributed beginning May 17, 1999. See "LITIGATION PERTAINING TO THE MERGER -- Current Shareholder Litigation."

         In mid-June 1999, it was proposed to extend the date after which either the Company or the Continuing Shareholders could terminate the transaction solely by reason of the Merger not having been consummated from June 30, 1999 to August 31, 1999 and to make certain other non-economic and non- substantive changes to the Merger Agreement.

         On June 17, 1999, the Special Committee held a telephonic meeting to consider the Restated Merger Agreement and determine whether to recommend its adoption to the full Board. Willkie Farr reviewed the amendments proposed to the Merger Agreement with the members of the Special Committee, following which the Special Committee unanimously approved the changes to the Merger Agreement and concluded that none of the changes made to the Merger Agreement affected its prior actions and recommendations. A telephonic meeting of the Board was then held to consider adopting the Restated Merger Agreement which was attended by all members of the Board except Carmela Sbarro. Parker Chapin reviewed the amendments proposed to the Merger Agreement with the Board. After discussion, the members of the Board present at the meeting, including all members of the Special Committee, unanimously approved the changes to the Merger Agreement and concluded that none of the changes made to the Merger Agreement affected its prior actions and recommendations, adopted the Restated Merger Agreement, authorized the Company to enter into the Restated Merger Agreement and resolved to recommend to the Public Shareholders that they vote to adopt the Restated Merger Agreement.


         On June 29, 1999, a hearing was held before the Court to determine, among other things, whether the Court should approve the settlement of the Current Shareholder Litigation. No opposition to the settlement was presented at the hearing and no shareholder requested exclusion from the Class. The Court signed an Order and Final Judgment on July 14, 1999, among other things, approving the Stipulation of Settlement and the settlement and adjudging the terms thereof to be fair, reasonable, adequate and in the best interests of the Class.


RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         At a meeting of the Special Committee held on January 19, 1999, at which all members of the Special Committee were present, with Paul A. Vatter attending by telephone conference, the Special Committee met with its legal and financial advisors to review the proposed terms of the Merger. The Special Committee unanimously concluded that the Merger, as reflected in the Merger Agreement, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $28.85 in cash per share, were fair to, and in the best interests of, the Company and the Public Shareholders, and unanimously resolved to recommend to the Board that it adopt the Merger Agreement.

         At a special meeting of the Board held immediately following the Special Committee's determination, at which all directors of the Company were present, except for Carmela Sbarro, the Board considered the recommendation of the Special Committee. The Board members who were present unanimously concluded, based in part on the recommendation of the Special Committee, that the Merger, as reflected in the Merger Agreement, and the terms and provisions of the Merger Agreement, including the Merger Consideration of $28.85 in cash per share, were fair to, and in the best interests of the Company and the Public Shareholders, unanimously adopted the Merger Agreement, authorized the Company to enter into the Merger Agreement and unanimously resolved to recommend to the Public Shareholders that they vote to adopt the Merger Agreement.

         At a meeting of the Special Committee held by telephone conference on June 17, 1999, the Restated Merger Agreement was presented for consideration to the Special Committee, which unanimously approved the changes to the Merger Agreement and concluded that none of the changes made to the Merger Agreement affected the Special Committee's prior actions and recommendations. Thereafter, at a special meeting of the Board held by telephone conference at which all members of the Board were present, except Carmela Sbarro, the Board members who were present unanimously approved the changes to the Merger Agreement and concluded that none of the changes made to the Merger Agreement affected the Board's prior actions and recommendations, adopted the Restated Merger Agreement, authorized the Company to enter into the Restated Merger Agreement and resolved to recommend to the Public Shareholders that they vote to adopt the Restated Merger Agreement.

         The Special Committee addressed its recommendation to the Board and the Board specifically addressed its recommendation to the Public Shareholders as a separate individual class. Neither the Special Committee nor the Board addressed its recommendation to the Continuing Shareholders.

         SPECIAL COMMITTEE. In determining to recommend that the Board adopt the Merger Agreement, the Special Committee considered a number of factors. The material factors considered by the Special Committee were:

         (1) Prudential Securities' opinion that, as of January 19, 1999, the date of the Special Committee's meeting to consider the Merger, the Merger Consideration was fair, from a financial point of view, to the Public Shareholders. The full text of Prudential Securities' opinion, describing various considerations, assumptions and limitations stated therein, is set forth in Annex II to this Proxy Statement. The Special Committee also considered the presentations by Prudential Securities to the Special Committee regarding:

                  o the Company's current financial condition, results of operations and future prospects (both as a public and a private company);


                  o the industry in which the Company operates and the financial, operating and stock price history of the Company in comparison to certain pizza and value priced Italian restaurant companies and fast food restaurant companies, including considerations of current market prices, historical market prices, sales growth, discounted cash flow, enterprise value and equity value, as well as an analysis of the valuation of comparable transactions, all of which are reflected in the report presented by Prudential Securities to the Board on January 19, 1999; and


                  o Bear Stearns' "highly confident" letter and the term sheet delivered by the Continuing Shareholders to the Special Committee.

                  See "-- Presentation and Fairness Opinion of Prudential Securities."

         (2) The fact that the Merger Agreement and the Merger Consideration are the product of arms' length negotiations between the Continuing Shareholders and the Special Committee, as well as between the Continuing Shareholders and counsel to the plaintiffs in the Current Shareholder Litigation. These extensive negotiations led to an increase in the proposed Merger Consideration from $27.50 to $28.85 per share, which the Continuing Shareholders agreed to on the condition that this price was final and there would be no further negotiations. The Continuing Shareholders made it clear in these discussions that $28.85 per share was the highest price that they would be willing to pay.

         (3) The solicitation of interest with respect to the possible sale of the Company in August and September 1998. Despite a solicitation conducted for the Company by Bear Stearns to 38 potential purchasers, the process yielded only four written preliminary indications of interest, none of which were acceptable to the Continuing Shareholders. The Special Committee recognized that, while the Merger Consideration was within the range of prices in certain of the preliminary indications of interest, other preliminary indications of interest were below the Merger Consideration. Further, it recognized that the prospective acquirors provided their indications based on the Business Sale Projections and without having conducted diligence and, therefore, there was a risk that they would lower their contemplated prices. The Special Committee also noted that, while certain of the preliminary indications included higher potential prices, that did not alter the fact that the Merger Consideration itself was fair. In addition, the Special Committee noted that any indications of interest were subject to obtaining financing and that any unaffiliated purchaser would need to purchase the shares held by the Public Shareholders as well as the Continuing Shareholders. Therefore, a purchase transaction would be more expensive for an unaffiliated party than for the Continuing Shareholders even at the same or somewhat lower per share merger consideration. The additional financing that would be required for such a purchase made the consummation of such a transaction with those submitting higher preliminary indications of interest even less likely. While the Special Committee recognized that, although bank financing was generally available, market conditions for obtaining certain financing structures that certain potential acquirors may have required to consummate an acquisition were less favorable during late August through November 1998 than earlier in the year, it did not believe that these conditions materially affected the number and nature of the indications of interest received. The Special Committee also was advised that none of Bear Stearns, the Company or the Continuing Shareholders had received any proposals for the purchase of the business or the Common Stock owned by the Continuing Shareholders since the termination of the business sale process on October 7, 1998. See "-- Background of the Transaction."

         (4) The terms and conditions of the Merger Agreement, including:

                  o the ability of the Board to furnish information to, and enter into negotiations with, third parties with respect to unsolicited alternative offers or proposals if, in its good faith judgment, the proposal is more favorable to the Company's shareholders than the Merger, is achievable and supported by creditable financing, and the Board's failure to take these actions would otherwise breach its fiduciary duties to the Company's shareholders under applicable law (see "THE RESTATED MERGER AGREEMENT -- No Solicitation; Fiduciary Obligations of Directors");

                  o the requirement that the Merger Agreement be adopted by the affirmative vote of a majority of the votes cast at the Meeting, excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes, as well as by two-thirds of the votes of all outstanding shares of Common Stock;

                  o the requirement that the approval of the Special Committee is required for any action that may be taken by the Board pursuant to the Merger Agreement (including any amendment or termination of the Merger Agreement or waiver of any of the Company's rights thereunder); and

                  o the absence of any termination or "break up" fees payable by the Company and the fact that (i) the Company's only financial obligation to the Continuing Shareholders in the event of termination of the Merger Agreement would be the payment of the Continuing Shareholders' fees and expenses, up to $500,000, and that such payment would not be made if the Merger Agreement is terminated because of (a) failure of the Continuing Shareholders to obtain financing (unless resulting from a material adverse change in the securities, financial or borrowing markets) or (b) a breach by Mergeco or the Continuing Shareholders of their representations, warranties or covenants, and (ii) if the Merger Agreement is terminated due to failure of the Continuing Shareholders to obtain financing (unless resulting from a material adverse change in the securities, financial or borrowing markets), then Mergeco and the Continuing Shareholders would, jointly and severally, be obligated to pay the Company for 50% of the fees and expenses incurred by the Company, up to $500,000.

         (5) The receipt by the Continuing Shareholders and Mergeco of a "highly confident" letter from Bear Stearns with respect to the arrangement of the necessary financing for the Merger and the term sheet delivered by the Continuing Shareholders to the Special Committee. This procedure enabled the Special Committee to be assured that the "highly confident" letter would pertain to the same basic financing terms that the Continuing Shareholders agreed would limit their ability to terminate the Merger Agreement for a failure to obtain satisfactory financing.

         (6) The Merger Consideration of $28.85 per share, which represents a premium of 16.3% over $24-13/16, the closing price per share of the Common Stock on the NYSE on November 25, 1998, the day on which, following the close of trading, the Company announced the Revised Proposal. The Special Committee also considered that between January 1, 1994 and January 20, 1998, the date the Company announced the Initial Proposal, the Common Stock had traded in a relatively narrow price range between a low of $19.875 per share (on May 1, 1995) and a high of $29.9375 per share (on October 14, 1997), closing at $26.3125 per share on December 31, 1997 and $26.375 on January 16, 1998, the last trading day prior to January 20, 1998. The Special Committee also noted that, while following the announcement of the Initial Proposal, the market price of the Common Stock reached $30.125 per share on March 13, 1998, it believed this resulted from speculation that a higher merger consideration might be negotiated. The Special Committee also noted that the Common Stock traded as low as $18.3125 per share on September 21, 1998, approximately three months after the announcement of termination of the Initial Proposal. Accordingly, the Special Committee gave greater weight to the narrow price range at which the Common Stock traded between 1994 and 1997 and concluded that those prices were indicative of investors' view of the value of the Common Stock.

         (7) The Company's current financial condition, results of operations and future prospects (both as a public company and as a private company), as well as the strategic direction of its business and the trends in the restaurant industry, based upon the knowledge of the members of the Special Committee, each of whom has been a director of the Company for more than the past ten years. Specifically, the Special Committee concluded that, while the Company's results of operations and financial condition were strong, the fact that there has been a decline in the Company's rate of growth in both operating revenues (from 11.4% in 1994 to 6.0% in 1997, in each case over the preceding year) and operating income (from 13.1% in 1994 to 1.1% in 1997, in each case over the preceding year) in recent years and the fact that comparable unit sales and operating margins had remained relatively flat may limit the potential for an increase in the market price of the Common Stock. The Special Committee also considered (i) the maturity of the Company's existing core business, (ii) the limited prospects of significant growth in the Company's core business and (iii) uncertain growth prospects of the Company's existing joint ventures and any future concepts the Company might develop. In reviewing the Company's future business prospects, the Special Committee reviewed both the Business Sale Projections contained in the confidential memorandum utilized in the business sale process in August 1998 and the Operating Projections discussed under "-- Certain Financial Projections". The Special Committee considered the fact that the Operating Projections constituted the material assumptions that underlay Prudential Securities' opinion (see "-- Presentation and Fairness Opinion of Prudential Securities") and recognized that the Business Sale Projections assumed an aggressive expansion strategy to solicit interest from potential purchasers by presenting the possibility for significant growth in both revenue and earnings before interest income, interest expense, taxes, depreciation and amortization, and non-recurring and extraordinary charges and credits ("EBITDA"). In particular, the Business Sale Projections assumed that the Company's future growth would be derived primarily from a significant increase in the opening of core Sbarro restaurant units and Umberto of New Hyde Park joint venture restaurants. The Special Committee believed these assumptions were not realistic. In addition, the Special Committee considered that the Business Sale Projections represented the opportunities a potential buyer of the Company might have with a different approach to operating the Company and a different management team. Therefore, the Special Committee concluded that the Business Sale Projections were not relevant to a going concern analysis and gave no weight to the Business Sale Projections in making its determination. The Special Committee viewed the Operating Projections as a more realistic view of the Company's future prospects in that the Operating Projections were more in line with the Company's historical financial trends.

         (8) The fact that no regulatory approvals are required in order for Mergeco and the Continuing Shareholders to consummate the Merger other than, in certain cases, obtaining approvals under alcohol and beverage licenses of the Company resulting from a technical "change of control" of the Company, which approvals are likely to be obtained since "control" would be passing to the Continuing Shareholders who were approved with respect to the Company. On the other hand, it is likely that, in addition to obtaining alcohol and beverage license approvals or transfers, other regulatory approvals (including under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended), not required with respect to the Merger, would be required if the Company were to be sold to others. See "-- Regulatory Approvals."


         The Special Committee did not attempt to determine the liquidation value of the Company and did not give significant weight to the per share book value of the Company (which was $11.78 at October 4, 1998, the end of the Company's last fiscal quarter for which such information was calculated prior to the Special Committee's determination), because there was no intention to liquidate the Company and because book value was, and liquidation value was believed to be, well below the Merger Consideration. The Special Committee considered the preliminary indications of interest received as part of the business sale process and the Merger Consideration negotiated with the Continuing Shareholders to be indicative of the Company's going concern value.


         In recommending that the Board adopt the Merger Agreement, the Special Committee was aware, and considered as a negative factor, that if the Merger is consummated, the Public Shareholders would no longer have an equity interest in the Company and, therefore, would not participate in any potential future earnings and growth of the Company. In this regard, the Special Committee also considered that if the Business Sale Projections contained in the confidential information memorandum utilized in the business sale process in August 1998 discussed under "-- Certain Financial Projections" are realized, the Common Stock could significantly increase in value. The Special Committee also noted that Prudential Securities, in rendering its opinion as to the fairness of the Merger Consideration to the Public Shareholders, relied on the

Company's updated Operating Projections and not the Business Sale Projections. The Special Committee concluded that, in light of its analysis of the Company, its business and its growth prospects, receiving a premium above the market price of the Common Stock by Public Shareholders is preferable to an uncertain future return.

         THE BOARD OF DIRECTORS. In reaching its determination that the Merger and Merger Consideration are fair to, and in the best interests of, the Company and the Public Shareholders, adopting the Merger Agreement and recommending that the Public Shareholders adopt the Merger Agreement, the Board considered and specifically adopted the conclusions and recommendation of the Special Committee and the factors described above which the Special Committee took into account in making its recommendation to the Board. The Company will continue its operations following completion of the Merger. However, shareholders of the Company, other than the Continuing Shareholders, will no longer have an equity interest in the Company and, therefore, will not participate in any potential future earnings and growth of the Company.

         In light of the number and variety of factors that the Special Committee and Board considered in their respective evaluations of the Merger, neither the Special Committee nor the Board found it practicable to assign relative weights to the foregoing factors and, accordingly, neither did so.

         Each of the Special Committee and the Board believes that the Merger is procedurally fair because, among other things, (i) the Special Committee consisted of independent directors appointed by the Board to represent solely the interests of, and to negotiate on behalf of, the Public Shareholders, (ii) the Special Committee retained and was advised by Willkie Farr as its own legal counsel, which assisted the Special Committee in its negotiations, (iii) the Special Committee retained Prudential Securities to assist it in evaluating the Merger Consideration and received an opinion from Prudential Securities as to the fairness of the Merger Consideration to the Public Shareholders from a financial point of view, (iv) the terms and conditions of the Merger Agreement, including the Merger Consideration, resulted from arms' length negotiations between the Special Committee and the Continuing Shareholders and their respective advisors, (v) the Merger Consideration was also negotiated between counsel to the plaintiffs in the Current Shareholder Litigation and the Continuing Shareholders and their respective advisors, and (vi) the Merger Agreement must be adopted by the affirmative vote of a majority of the votes cast at the Meeting excluding votes cast by Continuing Shareholders, abstentions and broker non-votes, in addition to the statutory requirement that the Merger Agreement be adopted by two-thirds of the votes of all outstanding shares of Common Stock.

         EACH OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND THE PUBLIC SHAREHOLDERS. THE BOARD OF DIRECTORS HAS ADOPTED THE RESTATED MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE RESTATED MERGER AGREEMENT.

         Except to the extent a recommendation is made in a person's capacity as a director, no executive officer of the Company, nor any of the Continuing Shareholders or Mergeco has made any recommendation with respect to adoption of the Restated Merger Agreement or any other transaction contemplated by the Restated Merger Agreement. The Continuing Shareholders and Mergeco have agreed to vote their Common Stock in favor of adoption of the Restated Merger Agreement.

         The Continuing Shareholders, Mergeco and the Company have been informed by the other directors and executive officers of the Company, who owned an aggregate of 31,568 shares of Common Stock on the Record Date, that they plan to vote their Common Stock in favor of adoption of the Merger.

THE CONTINUING SHAREHOLDERS' PURPOSE AND REASONS FOR THE MERGER

         The Continuing Shareholders entered into the Restated Merger Agreement in order to become the sole owners of the Company. The transaction is structured as a merger, in which the equity interest in the Company of all the Public Shareholders would be extinguished in exchange for $28.85 in cash per share of Common Stock. A merger enables the transaction to be completed in one step, which would minimize the risk that the contemplated transactions will not be finalized and reduce transaction costs.

         The Continuing Shareholders believe that causing the Company to be closely held will:

         o Enable the Company's management to focus on long-term growth without having to meet the expectations of many Public Shareholders for short-term results. While the Company's management has been taking steps to address some of the Company's long-term issues by closing under-performing units, focusing on operating units more likely to succeed with less emphasis on revenue growth and seeking to expand through joint ventures to develop new restaurant concepts, this process had not resulted in an improvement in the market price of the Common Stock.

         o Provide the Continuing Shareholders with increased flexibility in dealing with matters of succession and estate planning.


         o Enable the Company to elect to be taxed under the provisions of Subchapter S under the Internal Revenue Code of 1986, as amended (the "CODE"), enabling equity owners the ability to avoid the double tax on distributions that presently exists on dividends paid by the Company (although each Continuing Shareholder will be taxed on his share of the Company's income whether or not it is distributed).


         o Afford the Continuing Shareholders the possible advantages of owning a "highly leveraged" entity, where any improvement in earnings, after interest expense (which would be tax deductible), inures to the benefit of shareholders and not lenders. The Continuing Shareholders recognize, however, that the transactions contemplated by the Restated Merger Agreement will involve a substantial risk to them because of the large amount of indebtedness to be incurred by the Surviving Corporation in connection with the consummation of the Merger. See "-- Financing of the Merger."


         o Reduce the Company's costs associated with publishing and distributing to its shareholders annual and quarterly reports and proxy statements, which the Continuing Shareholders estimate will result in annual savings to the Company of approximately $200,000, since the Company will no longer be subject to the proxy solicitation rules under the Exchange Act, although as a result of the proposed Debt Financing, the Company will be required to continue to file quarterly and annual reports with the SEC or deliver similar documents to investors in the Debt Financing.


         The Continuing Shareholders and Mergeco have concluded that the Merger, including the Merger Consideration of $28.85 per share in cash and the terms and conditions of the Restated Merger Agreement, are fair to the Company and the Public Shareholders based upon the following factors:

         (1) Prudential Securities rendered an opinion to the Special Committee to the effect that, as of January 19, 1999, based upon and subject to various considerations, assumptions and limitations stated therein, the Merger Consideration was fair, from a financial point of view, to the Public Shareholders.

         (2) The analysis and conclusions as to the fairness of the Merger Consideration of the Special Committee and the Board, which the Continuing Shareholders specifically adopted.

         (3) The Special Committee, consisting solely of independent directors, unanimously recommended that the Board adopt the Restated Merger Agreement.

         (4) The Merger Consideration and the other terms and conditions of the Merger Agreement were the result of arms' length, good faith negotiations between the Special Committee and the Continuing Shareholders and their respective advisors, as well as, in the case of the Merger Consideration, between counsel to the plaintiffs in the Current Shareholder Litigation and the Continuing Shareholders and their respective advisors, that resulted in an increase in the Merger Consideration from $27.50 per share to $28.85 per share.

         (5) During the substantial period of time which would elapse between the announcement of entering into the Merger Agreement and the Effective Time, there would be ample time and opportunity for other persons to propose alternative transactions to the Merger, and that the Restated Merger Agreement permits the Board to furnish information to, and enter into negotiations with, third parties with respect to unsolicited alternative offers or proposals if, in the Board's good faith judgment, the proposal is more favorable to the Company's shareholders than the Merger, is achievable, is supported by creditable financing and the Board's failure to take these actions would otherwise breach its fiduciary duties to the Company's shareholders under applicable law.

         (6) The Merger Consideration represents a premium of 16.3% over the closing per share market price of the Common Stock on the NYSE on the date the Continuing Shareholders made the Revised Proposal.

         (7) The Continuing Shareholders reviewed the historical price range of the Common Stock and concluded that the price range of $20.375 to $29.9375, at which the Common Stock traded from January 1, 1994 until the Initial Proposal on January 20, 1998 (see "-- Recommenda tions of the Special Committee and the Board of Directors"), was indicative of investors' view of the value of the Common Stock.

         The Continuing Shareholders did not attempt to determine the liquidation value of the Company and did not give significant weight to the per share book value of the Company (which was $11.78 at October 4, 1998, the end of the Company's last fiscal quarter for which such information was calculated prior to the Special Committee's determination), because there is no intention to liquidate the Company and because both book value was, and liquidation value was believed to be, well below the Merger Consideration. The Merger Consideration was within the range of the high and low prices expressed in two of the four indications of interest received and was above the price expressed in a third indication of interest. The fourth indication of interest contemplated the merger of the Company with a financially troubled restaurant company controlled by a potential financial purchaser and, while it had contemplated consideration with a face value of $29.00- $31.00 per share, such consideration included $6.00 of preferred and common stock of a newly-formed company. See " -- Background of the Transaction." The Continuing Shareholders believe that the Merger Consideration of $28.85 in cash does not represent less than the Company's going concern value because it is within the range of the final preliminary indications of interest received as part of the business sale process and is the product of arms' length, good faith negotiations with the Special Committee and counsel to the plaintiffs in the Current Shareholder Litigation.

         The only alternative transactions considered by the Continuing Shareholders were a sale of the Company and a leveraged recapitalization. The Continuing Shareholders were willing to consider selling their interests in the Company at a price in the range of the mid-$30s per share. However, after the sale process failed to produce a potential purchaser in that price range, the Board abandoned this alternative. The Continuing Shareholders determined to pursue a going private transaction in which they would become owners of 100% of the equity interests in the Company through the Merger so that they could have greater control over the future direction of the Company, including with regard to ownership and estate planning, than they would if the Company pursued a leveraged recapitalization.

         The Continuing Shareholders recognize that the Merger Consideration of $28.85 per share in cash is less than the price at which they were willing to consider selling their interests in the Company and below the per share price at which certain (and above the price at which other) third parties expressed a preliminary interest in acquiring the Company. The Continuing Shareholders were willing to consider a sale of their interests in the Company, which was founded by their family and bears their family name, only at a price which included a significant premium to the market price of the Common Stock. The Continuing Shareholders believe that the fact that the Merger Consideration is less than the premium price they were willing to consider does not render the Merger Consideration unfair.

         The Continuing Shareholders believe that the Merger will afford Public Shareholders the benefit of being able to determine, by a majority of the votes cast, other than votes of the Continuing Shareholders, abstentions and broker non-votes, whether to dispose of their Common Stock at a 16.3% premium over the market price of the Common Stock on the NYSE on November 25, 1998, the date the Continuing Shareholders made the Revised Proposal. The Continuing Shareholders noted that, over the five years ended December 31, 1997 (the end of the year preceding their Initial Proposal), the market price of the Company's Common Stock increased only 19%, while the Standard & Poor's Restaurant Index increased 80% and the Standard & Poor's 500 Index increased 123%. The Continuing Shareholders also recognized that the Operating Projections for the five years ending at the end of fiscal 2002 did not indicate a dramatic increase in the percentage of revenue growth, while the Company's EBITDA margin percentage was projected to remain steady and its operating margin percentage was projected to increase slightly (see "Certain Financial Projections"). The Continuing Shareholders concluded that, absent significant growth in these areas, it was unlikely that there would be significant increase in the market price of its Common Stock.


         The Continuing Shareholders recognize that, following the Merger, the Public Shareholders will no longer have an equity interest in the Company and, therefore, will not participate in any potential future earnings and growth of the Company. While this could be detrimental to the Public Shareholders if the Company successfully grows, the Continuing Shareholders noted that the market price of the Common Stock has been trading within a relatively narrow range with the reduction in the Company's rate of growth and believe that any significant business growth that would affect the market price of the Common Stock is uncertain and long-term. Accordingly, the Continuing Shareholders believe that offering Public Shareholders the opportunity to select, by majority action of the Public Shareholders (other than abstentions and broker non-votes), the present receipt of the Merger Consideration instead of a speculative future return is appropriate.



PRESENTATION AND FAIRNESS OPINION OF PRUDENTIAL SECURITIES

         On January 19, 1999, the date the Merger Agreement was entered into, Prudential Securities delivered its opinion to the Special Committee to the effect that, as of such date, the Merger Consideration was fair, from a financial point of view, to the Public Shareholders. Prudential Securities presented the financial analysis underlying its opinion at a meeting of the Special Committee on January 19, 1999.

         The full text of the Prudential Securities opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Annex II and is incorporated herein by reference. The summary of the Prudential Securities opinion set forth below is qualified in its entirety by reference to the full text of the Prudential Securities opinion. You are urged to read the Prudential Securities opinion in its entirety.

         THE PRUDENTIAL SECURITIES OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO THE PUBLIC SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. IT DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THAT SHAREHOLDER SHOULD VOTE AT THE MEETING OR AS TO ANY OTHER ACTION THAT SHAREHOLDER SHOULD TAKE REGARDING THE PROPOSED MERGER.

         The summary contained herein of the presentation by Prudential Securities relating to its opinion is qualified in its entirety by reference to the full text of the presentation filed as an exhibit to the Schedule 13E-3. See "AVAILABLE INFORMATION."


         In conducting its analysis and arriving at its opinion, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including the following:

         o a draft, dated January 19, 1999, of the Merger Agreement, including the exhibits thereto;

         o a draft, dated January 19, 1999, of the "highly confident" letter from Bear Stearns to certain of the Continuing Shareholders and Mergeco;

         o certain publicly available historical, financial and operating data for the Company including, but not limited to, (i) the Annual Report to shareholders and Annual Report on Form 10-K for the fiscal year ended December 28, 1997, (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended October 4, 1998, (iii) Current Reports on Forms 8-K, filed with the SEC on June 18, 1998, September 22, 1998 and December 2, 1998, and (iv) the Proxy Statement relating to the Annual Meeting of Shareholders held on August 19, 1998;

         o historical stock market prices and trading volumes for the Common Stock;

         o certain information relating to the Company, including projected balance sheets, income statements and cash flow data for the 1998 through 2003 fiscal years, prepared by the management of the Company;

         o the Company's confidential information memorandum dated August 1998, and the preliminary written indications of interest received from prospective purchasers;

         o publicly available financial, operating and stock market data concerning certain companies engaged in businesses that Prudential Securities deemed comparable to the Company or otherwise relevant to its inquiry;

         o the financial terms of certain recent transactions, including "going private" transactions, that Prudential Securities deemed relevant to its inquiry; and

         o such other financial studies, analyses and investigations that Prudential Securities deemed relevant to its inquiry.

         Prudential Securities assumed, with the Company's consent, that the draft of the Merger Agreement that they reviewed would conform in all material respects to the definitive Merger Agreement.

         Prudential Securities discussed with management of the Company (i) the past and current operating results and financial condition of the Company, (ii) the prospects for the Company, (iii) management's estimates of the Company's future financial performance, and (iv) such other matters as Prudential Securities deemed relevant. Prudential Securities also considered qualitative factors associated with the proposed Merger, including the existing management profile and stock ownership.

         In connection with its review and analysis and in the preparation of its opinion, Prudential Securities relied upon the accuracy and completeness of the financial and other information publicly available or provided to it by the Company and has not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. With respect to certain financial forecasts of the Company that the Company's management provided to Prudential Securities, Prudential Securities assumed that such information, and the assumptions and bases therefor, represented the

Company's management's best then available estimate as to the future financial performance of the Company. Further, the Prudential Securities opinion was based on economic, financial and market conditions as they existed on the date the opinion was rendered and can only be evaluated as of such date, and Prudential Securities assumes no responsibility to update or revise the Prudential Securities opinion based upon events or circumstances occurring after that date.

         For purposes of its analysis and preparation of its opinion, Prudential Securities used the Operating Projections, rather than the Business Sale Projections, because the Business Sale Projections assumed an aggressive expansion strategy and were designed to solicit interest from potential purchasers by presenting the possibility for significant growth in both revenues and EBITDA. The Operating Projections represented management's then current view of the Company's future prospects in light of present and expected future business trends. The Operating Projections constitute the material assumptions that underlie the Prudential Securities opinion. See "-- Certain Financial Projections."

         The Prudential Securities opinion, including Prudential Securities' presentation of such opinion to the Special Committee, was one of the many factors that the Special Committee took into consideration in making its determination to recommend to the Board adoption of the Merger Agreement. See "-- Recommendations of the Special Committee and the Board of Directors." Consequently, Prudential Securities' analyses described below should not be viewed as solely determinative of the opinion of the Special Committee with respect to the Merger Consideration.

         In arriving at its opinion, Prudential Securities performed a variety of financial analyses, including those summarized in this Proxy Statement. The summary set forth below of the analyses presented to the Special Committee at the January 19, 1999 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance. Therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes that its analyses must be considered as a whole and selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of all the material financial analyses presented by Prudential Securities to the Special Committee on January 19, 1999.

         RISK AND GROWTH ANALYSIS. Prudential Securities reviewed and compared certain financial and operating information relating to the Company to corresponding financial and operating information for selected groups of certain companies that were considered by Prudential Securities to be reasonably similar to the Company. The first group of companies consisted of pizza and value priced Italian food companies, including CEC Entertainment, Inc. (which operates Chuck
E. Cheese's pizza restaurants), Darden Restaurants, Inc. (which operates The Olive Garden restaurants), NPC International, Inc. (a franchisee of Pizza Hut restaurants and delivery units), Pizza Inn, Inc. (a franchisor of Pizza Inn restaurants), and Uno Restaurant Corporation (an owner/operator and franchisor of Pizzeria Uno Chicago Bar & Grill restaurants), referred to here as the "PIZZA AND ITALIAN FOOD COMPARABLE COMPANIES." While none of the restaurants owned, operated or franchised by the Pizza and Italian Food Comparable Companies operate cafeteria-style restaurants as does the Company, those restaurants offer menu options similar to those offered by the Company. The second group of companies consisted of fast food companies, including Foodmaker, Inc., Tricon Global Restaurants, Inc., Sonic Corp. and Wendy's International, Inc., referred to here as the "FAST

FOOD COMPARABLE COMPANIES." The Pizza and Italian Food Comparable Companies and the Fast Food Comparable Companies are referred to collectively as the "COMPARABLE COMPANIES."

         When compared to the Pizza and Italian Food Comparable Companies, Prudential Securities' analysis showed, among other things, that:

         o comparable restaurant sales growth over the trailing eight quarters ended between September 27, 1998 and November 29, 1998 ranged from - 9.7% to 14.2% compared to - 0.9% to 1.6% for the Company;

         o projected consensus earnings per share growth rate for five years ranged from 11% to 22% compared to 5.0% for the Company;

         o historical sales growth over two years ranged from - 0.6% to 18.4% compared to 4.5% for the Company;

         o historical EBITDA growth over two years ranged from - 6.2% to 64.2% compared to 6.7% for the Company;

         o historical earnings before interest and taxes ("EBIT") growth over two years ranged from - 9.1% to 301.2% compared to 9.5% for the Company;

         o historical net income growth over two years ranged from - 9.2% to 17% compared to 10.1% for the Company;

         o total latest twelve months ("LTM") sales as of the latest reported quarter prior to January 19, 1999 ranged from $68.2 million to $3,409.6 million compared to $357.9 million for the Company;

         o number of restaurants as of the latest reported quarter prior to January 19, 1999 ranged from 163 to 1,143 compared to 881 for the Company;

         o equity market capitalization as of January 12, 1999 ranged from $48.0 million to $2,532.8 million compared to $521.2 million for the Company;

         o enterprise value as of January 12, 1999 ranged from $54.8 million to $2,840.6 million compared to $395.4 million for the Company;

         o LTM EBITDA margins as of the latest reported quarter prior to January 19, 1999 ranged from 9.8% to 21.9% compared to 22.3% for the Company;

         o LTM EBIT margins as of the latest reported quarter prior to January 19, 1999 ranged from 6.0% to 14.8% compared to 15.9% for the Company;

         o total debt to total book capitalization as of the latest reported quarter prior to January 19, 1999 ranged from 0.5x to 0.1x compared to 0.0x for the Company; and

         o LTM net income margins as of the latest reported quarter prior to January 19, 1999 ranged from 3.1% to 8.6% compared to 10.7% for the Company.

         When compared to the Fast Food Comparable Companies, Prudential Securities' analysis showed, among other things, that:

         o comparable restaurant sales growth over trailing eight quarters ending between August 31, 1998 and October 4, 1998 ranged from 2.0% to 10.3% compared to - 0.9% to 1.6% for the Company;

         o projected consensus earnings per share growth rate for five years ranged from 14.0% to 20.0% compared to 5.0% for the Company;

         o historical sales growth over two years ranged from - 2.8% to 20.4% compared to 4.5% for the Company;

         o historical EBITDA growth over two years ranged from - 4.9% to 20.9% compared to 6.7% for the Company;

         o historical EBIT growth over two years ranged from 0.6% to 18.8% compared to 9.5% for the Company;

         o historical net income growth over two years ranged from 11.1% to 41.1% compared to 10.1% for the Company;

         o total LTM sales as of the latest reported quarter prior to January 19, 1999 ranged from $219.1 million to $8,732.0 million compared to $357.9 million for the Company;

         o number of restaurants as of the latest reported quarter prior to January 19, 1999 ranged from 1,414 to 29,600 compared to 881 for the Company;

         o equity market capitalization as of January 12, 1999 ranged from $443.5 million to $7,656.0 million compared to $521.2 million for the Company;

         o enterprise value as of January 12, 1999 ranged from $510.8 million to $11,251.0 million compared to $395.4 million for the Company;

         o LTM EBITDA margins as of the latest reported quarter prior to January 19, 1999 ranged from 11.4% to 23.1% compared to 22.3% for the Company;

         o LTM EBIT margins as of the latest reported quarter prior to January 19, 1999 ranged from 7.8% to 17.5% compared to 15.9% for the Company;

         o total debt to total book capitalization as of the latest reported quarter prior to January 19, 1999 ranged from 1.6x to 0.3x compared to 0.0x for the Company; and

         o LTM net income margins as of the latest reported quarter prior to January 19, 1999 ranged from 1.6% to 10.2% compared to 10.7% for the Company.

         DISCOUNTED CASH FLOW ANALYSIS. Prudential Securities also considered the results of a discounted cash flow analysis of the Company. Prudential Securities calculated the net present value of the Company's projected five-year stream of unlevered free cash flows and projected terminal value multiple of 2003 EBITDA, based on the financial projections provided to Prudential Securities by the Company. Prudential Securities applied discount rates ranging from 10.50% to 14.50% and terminal value multiples of 5.0x and 6.0x. This analysis resulted in an implied range of per share value of $25.99 to $31.92.

         COMPARABLE COMPANIES ANALYSIS. A comparable companies analysis was employed by Prudential Securities to establish a range of implied equity values per share of common stock. Prudential Securities analyzed publicly available historical and projected financial results, including:

         o current enterprise value as a multiple of: LTM revenues, LTM EBITDA and LTM EBIT.

         o current equity value as a multiple of: LTM net income, projected 1998 earnings per share ("1998 EPS"), projected 1999 earnings per share ("1999 EPS") and book value (at October 4, 1998); and

         The Pizza and Italian Food Comparable Companies were found to have a range of enterprise value as a multiple of LTM Revenues of 0.6x to 1.3x; a range of enterprise value as a multiple of LTM EBITDA of 4.6x to 8.5x; a range of enterprise value as a multiple of LTM EBIT of 8.1x to 13.9x; a range of equity value as a multiple of LTM net income of 10.9x to 21.0x; a range of equity value as a multiple of 1998 EPS of 12.3x to 22.0x; a range of equity value as a multiple of 1999 EPS of 11.6x to 18.8x; and a range of equity value as a multiple of book value of 1.0x to 2.6x. Applying such multiples to the Company's LTM revenues, LTM EBITDA, LTM EBIT, LTM net income, 1998 EPS, 1999 EPS and book value resulted in an implied range of equity value per share of $11.54 to $43.95 with a mean of $27.17 and a median of $25.80. The Merger Consideration of $28.50 per share falls within the range of implied equity value per share which Prudential Securities believes supports the Prudential Securities opinion. If such multiples are applied to the Company's LTM Revenues, LTM EBITDA, LTM EBIT, LTM net income, 1998 EPS and 1999 EPS, but not book value, the result is an implied range of equity values per share of $16.36 to $43.95 with a median of $25.69 and a mean of $27.71. Prudential Securities does not believe that book value is an appropriate measure of the value of a going concern and believes that applying such multiples to the Company's book value would not result in a meaningful analysis.

         The Fast Food Comparable Companies were found to have a range of enterprise value as a multiple of LTM Revenues of 1.0x to 2.3x; a range of enterprise value as a multiple of LTM EBITDA of 8.8x to 10.1x; a range of enterprise value as a multiple of LTM EBIT of 12.6x to 16.0x; a range of equity value as a multiple of LTM net income of 19.3x to 21.7x; a range of equity value as a multiple of 1998 EPS of 18.1x to 19.6x; a range of equity value as a multiple of 1999 EPS of 15.4x to 18.8x; and a range of equity value as a multiple of book value of 2.6x to 6.3x. Applying such multiples to the Company's LTM revenues, LTM EBITDA, LTM EBIT, LTM net income, 1998 EPS, 1999 EPS and book value resulted in an implied range of equity value per share of $23.34 to $73.60 with a mean of $38.68 and a median of $36.85. The Merger Consideration of $28.50 per share falls within the range of implied equity value per share which Prudential Securities believes supports the Prudential Securities opinion. If such multiples are applied to the Company's LTM Revenues, LTM EBITDA, LTM EBIT, LTM net income, 1998 EPS and 1999 EPS, but not book value, the result is an implied range of equity values per share of $23.34 to $49.83 with a median of $36.98 and a mean of $37.20. Prudential Securities does not believe that book value is an appropriate measure of the value of a going concern and believes that applying such multiples to the Company's book value would not result in a meaningful analysis.

         COMPARABLE TRANSACTIONS ANALYSIS. Prudential Securities also analyzed the consideration paid in several recent merger and acquisition transactions which Prudential Securities deemed to be reasonably similar to the Merger, and considered the multiple of the acquired entity's enterprise value to its LTM revenues, LTM EBITDA and LTM EBIT, and the multiple of the acquired entity's equity value to its LTM net income and book value at October 4, 1998 based upon publicly available information for such transactions. The transactions considered were the combinations of: (i) Spaghetti Warehouse and Consolidated Restaurant Cos, (ii) Au Bon Pain Co Inc. and Bruckman Rossner Sherrill & Co.,
(iii) Pollo Tropical and Carrols Corp., (iv) Bertucci's and NE Restaurant Co.,
(v) DavCo Restaurants and DavCo Acquisition Holding Inc., (vi) International Dairy Queen and Berkshire Hathaway, (vii) Perkins Family Restaurants, L.P. and The Restaurant Company, (viii) Krystal Company and Port Royal Holdings, Inc., and (ix) Family Restaurants and Flagstar Companies, Inc. (collectively, the "COMPARABLE TRANSACTIONS"). The

Comparable Transactions were found to imply for each acquired entity a range of enterprise value as a multiple of LTM revenues of 0.6x to 1.4x; a range of enterprise values as a multiple of LTM EBITDA of 6.8x to 8.4x; a range of enterprise value as a multiple of LTM EBIT of 9.0x to 16.4x; a range of equity value as a multiple of LTM net income of 0.5x to 28.0x; and a range of equity value as a multiple of book value of 0.9x to 6.1x. Applying such multiples to the Company's LTM revenues, LTM EBITDA, LTM EBIT, LTM net income and book value resulted in an implied range for the equity value per share of $11.01 to $71.48 with a mean of $33.82 and a median of $31.63. The Merger Consideration of $28.50 per share falls within the range of implied equity value per share which Prudential Securities believes supports the Prudential Securities opinion. If such multiples are applied to the Company's LTM Revenues, LTM EBITDA, LTM EBIT, LTM net income, but not book value, the result is an implied range of equity values per share of $15.61 to $51.49 with a median of $31.64 and a mean of $32.69. Prudential Securities does not believe that book value is an appropriate measure of the value of a going concern and believes that applying such multiples to the Company's book value would not result in a meaningful analysis.

         None of the Comparable Companies or acquired entities used in the above analyses for comparative purposes is, of course, identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of each of the Comparable Companies or the acquired entities and other factors that could affect the public trading value of the Comparable Companies or the consideration paid for each of the acquired entities as well as the proposed Merger Consideration for the Company.

         The Special Committee engaged Prudential Securities to be its exclusive financial advisor in connection with the Revised Proposal and to provide a fairness opinion because Prudential Securities is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with merger and acquisition transactions, because of its familiarity with the Company, because it has substantial experience in transactions similar to the proposed Merger. Pursuant to an engagement letter dated November 30, 1998 among the Company, the Special Committee and Prudential Securities, the Company paid Prudential Securities a retainer of $500,000 on November 30, 1998 and an additional $250,000 upon the delivery of the fairness opinion of Prudential Securities. An additional fee of $225,000 will be payable upon the consummation of the Merger. Pursuant to an engagement letter dated January 20, 1998, in connection with the Initial Proposal, the Company paid Prudential Securities a retainer of $250,000 upon such initial retention. In addition, the November 30, 1998 engagement letter with Prudential Securities provides that the Company will reimburse Prudential Securities for its out-of-pocket expenses and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Merger or its engagement. In the ordinary course of business, Prudential Securities may actively trade shares of the Common Stock for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN FINANCIAL PROJECTIONS


         The Company does not as a matter of course make public forecasts or projections as to future performance (including as to revenues, earnings, other income statement items and cash flows) or financial position. However, in August 1998, the Company's management prepared the long-term Business Sale Projections in connection with the engagement of Bear Stearns to solicit interest in the acquisition of the Company by third parties. See "-- Background of the Transaction." In October 1998, the Company's management prepared the updated Operating Projections to reflect then present and expected future business trends and conditions. The Business Sale Projections set forth below are the same as included in a confidential information memorandum provided to potential purchasers of the Company who indicated an interest in acquiring the Company and entered into confidentiality agreements (see "--Background of the Transaction"). The Operating Projections, which appear following the Business Sale Projections, are based on more detailed financial information. The Projections are included in this Proxy Statement solely because they were provided to Prudential Securities.

         There are significant differences between the Business Sale Projections and the Operating Projections. The primary differences in the assumptions between the Business Sale Projections and the Operating Projections are that the Business Sale Projections reflected (i) higher comparable restaurant unit annual sales increases, (ii) increased openings of Sbarro restaurant units, (iii) higher operating margins, and (iv) a more rapid expansion of the Company's Umberto of New Hyde Park joint venture. The Business Sale Projections assumed an aggressive expansion strategy and were designed to solicit interest from potential purchasers by presenting the possibility for significant growth in both revenues and EBITDA that might be available to a potential buyer of the Company with a different approach to operating the Company and a different management team. The Operating Projections reflect management's then current view of the Company's future prospects in light of present and expected future business trends.

         The Projections were based upon numerous estimates and assumptions that are inherently subject to significant uncertainties, are difficult to predict and, in many cases, are influenced by factors beyond the Company's control. The material assumptions used in preparing the Projections are described in the respective Projections and footnotes to the Projections. Certain assumptions on which both the Business Sale Projections and the Operating Projections were based related to the achievement of strategic goals, objectives and targets over the applicable periods that were more favorable than recent historical results. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than those predicted. See "SUMMARY--Forward-Looking Information."

         The Company's 1998 fiscal year consisted of 53 weeks. All projected years consist of 52 weeks. The projected financial results for the 1998 fiscal year in the Projections were based on the first 52-weeks of that fiscal year in order to provide comparability to the historical and projected periods. At the time the Projections were prepared, the Company's management estimated that approximately $8.0 million of revenue and $3.0 million of EBITDA would be generated during the 53rd week of fiscal 1998. Actual 1998 revenues and EBITDA for the 53rd week totaled $8.5 million and $1.7 million, respectively.



                          BUSINESS SALE PROJECTIONS (1)


(DOLLARS IN MILLIONS)                                               FISCAL YEAR
                                        --------------------------------------------------------------
                                         2002         2001          2000         1999          1998
                                         ----         ----          ----         ----          ----

Total Systemwide Sales (2)               $947.3       $795.6        $668.5       $568.7        $501.0
                                         ======       ======        ======       ======        ======

Revenues (3)                             $600.0       $525.5        $460.4       $405.7        $365.8

     REVENUE GROWTH %                      14.2%        14.1%         13.5%        10.9%          6.0%

EBITDA                                   $138.6        $121.7       $106.9        $94.4         $85.2

     EBITDA MARGIN %                       23.1%         23.2%        23.2%        23.3%         23.3%

Depreciation and Amortization (4)         $33.7         $32.4        $30.4        $28.3         $27.1
                                         ------         -----        -----        -----         -----
Operating Profit                         $104.9         $89.3        $76.6        $66.1         $58.2
                                         ======         =====        =====        =====         =====

     OPERATING MARGIN %                    17.5%         17.0%        16.6%        16.3%         15.9%

Capital Expenditures                      $38.4         $35.6        $32.7        $28.4         $29.1

ASSUMED STORE DATA (5):

Company-Owned
     Beginning Units                      849          779           714          659           625
     Unit Openings (net)                   75           70            65           55            34
                                       ------       ------        ------       ------        ------
     Ending Units                         924          849           779          714           659
                                       ======       ======        ======       ======        ======

Franchised
     Beginning Units                      489          404           329          274           239
     Unit Openings (net)                   95           85            75           55            35
                                      -------      -------       -------      -------        ------
     Ending Units                         584          489           404          329           274
                                      =======      =======       =======      =======        ======

Total
     Beginning Units                    1,338        1,183         1,043          933           864
     Unit Openings (net)                  170          155           140          110            69
                                       ------       ------        ------       ------        ------
     Ending Units                       1,508        1,338         1,183        1,043           933
                                       ======       ======        ======       ======        ======

ASSUMED COMPARABLE UNIT
     REVENUES INCREASES:
     Company core units                     1.5%         1.5%          1.5%          1.5%         .5%
     Umberto of New Hyde Park               2.0%         2.0%          2.0%          2.0%         2.0%
     Units
--------------------

(1) Includes 100% of the projected financial results of Umberto of New Hyde Park (an 80% owned restaurant joint venture).

(2) Represents combined projected sales of Company-owned and franchised locations.

(3) Revenues are based on the assumed unit data and assumed comparable unit revenues increases set forth in the table.

(4) Based upon the Company's then depreciable asset base and future projected capital expenditure requirements.


(5) Includes both Umberto of New Hyde Park shopping mall and strip center units, in addition to the Company's core operation units. Actual unit openings for 1998 were 26 Company-owned and 43 franchised units, with net openings, after giving effect to unit closings during the year, of seven Company-owned and 29 franchised units.

                            OPERATING PROJECTIONS (1)


(DOLLARS IN MILLIONS)                                                    FISCAL YEAR

                                                 --------------------------------------------------------------
                                                   2002        2001         2000          1999          1998
                                                   ----        ----         ----          ----          ----

Total Systemwide Sales (2)                         $631.4      $595.7       $560.3        $525.2        $496.1
                                                  =======      ======       ======        ======        ======

Revenues (3)                                       $418.3      $402.9       $387.6        $372.4        $362.9

    REVENUE GROWTH %                                  3.8%        3.9%         4.1%          2.6%          5.3%

EBITDA                                              $93.6       $89.9        $86.3         $82.7         $80.3

    EBITDA MARGIN %                                  22.4%       22.3%        22.3%         22.2%         22.1%

Depreciation and Amortization (4)                   $25.1       $24.9        $24.5         $24.0         $23.5
                                                  -------       -----        -----         -----         -----
Operating Profit                                    $68.4       $65.0        $61.7         $58.7         $56.8
                                                  =======       =====        =====         =====         =====

    OPERATING MARGIN %                               16.4%       16.1%        15.9%         15.8%         15.7%

Capital Expenditures                                $13.4       $13.4        $13.4         $13.4         $10.7
ASSUMED STORE DATA (5):

Company-Owned
    Beginning Units                                 699         677          655           633           623
    Unit Openings (net)                              22          22           22            22            10
                                                 ------     -------      -------       -------       -------
    Ending Units                                    721         699          677           655           633
                                                 ======     =======      =======       =======       =======

Franchised
    Beginning Units                                 371         336          301           266           239
    Unit Openings (net)                              35          35           35            35            27
                                                 ------     -------      -------       -------        ------
    Ending Units                                    406         371          336           301           266
                                                 ======      ======      =======       =======        ======

Total
    Beginning Units                               1,070       1,013          956           899           862
    Unit Openings (net)                              57          57           57            57            37
                                                 ------     -------      -------       -------       -------
    Ending Units                                  1,127       1,070        1,013           956           899
                                                 ======     =======      =======       =======       =======

ASSUMED COMPARABLE UNIT
    REVENUES INCREASES:
    Company core units                                 .5%         .5%         .5%          .5%           .5%
    Umberto of New Hyde Park Units                      0%          0%          0%           0%            0%
--------------------

(1) Included 100% of the financial results of Umberto of New Hyde Park (an 80% owned restaurant joint venture).

(2) Represents combined projected sales of Company-owned and franchised locations.

(3) Revenues are based on the assumed unit data and assumed comparable unit revenues increases set forth in the table.

(4) Based upon the Company's then depreciable asset base and future projected capital expenditure requirements.


(5) Includes both Umberto of New Hyde Park shopping mall and strip center units, in addition to the Company's core operation units. Actual unit openings for 1998 were 26 Company-owned and 43 franchised units, with net openings, after giving effect to unit closings during the year, of seven Company-owned and 29 franchised units.

         While the Projections were prepared in good faith by the Company's management, no assurance can be made regarding future events. Therefore, neither the Business Sale Projections nor the Operating Projections can be considered a reliable prediction of future operating results and should not be relied on as such. Additionally, the Projections were prepared at the times indicated above and do not reflect any subsequent results or any changes that have occurred or may occur in the future regarding the business, assets, operations, properties, management, capitalization, corporate structure or policies of the Company, general economic or business conditions, or any other transaction or event that has occurred since the respective dates of preparation, or that may occur, and were not anticipated at the time such information was prepared. The Projections were not prepared to comply with the published guidelines of either the SEC regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements, nor in accordance with generally accepted accounting principles. The Company's independent auditors have not examined, compiled or performed any procedures regarding the Projections, nor have they expressed any opinion or given any assurance on such information or its achievability and, accordingly, they assume no responsibility for the Projections. None of the Company, Mergeco nor the Continuing Shareholders intends to update or supplement the Projections prior to the Meeting. Shareholders are cautioned not to place undue reliance on the Projections.

PLANS FOR THE COMPANY AFTER THE MERGER

         None of the Continuing Shareholders, Mergeco or the Company currently have any plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or, except as indicated elsewhere in this Proxy Statement, any material change in the Company's capitalization, corporate structure or business or the composition of the Board or executive officers following the consummation of the Merger. However, the Continuing Shareholders intend, from time to time, to evaluate and review the Company's businesses, operations, properties, management and other personnel, corporate structure and capitalization, and to make such changes as are deemed appropriate. The Continuing Shareholders also intend to continue to explore joint ventures and other opportunities to expand the Company's business. In that regard, the Continuing Shareholders, after the Merger, may review proposals or may propose the acquisition or disposition of assets or other changes in the Company's business, corporate structure, capitalization, management or dividend policy which they consider to be in the best interests of the Company and its then shareholders. The Company and the Continuing Shareholders anticipate that the indebtedness to be incurred in connection with the Merger will be repaid primarily with cash generated from the operations of the business of the Company or a subsequent refinancing. However, subject to the terms of the Debt Financing and market and other conditions, the Company may, in the future, consider such other means of repaying such indebtedness as the Company and the Continuing Shareholders may determine in their sole and absolute discretion.


         If the Merger is consummated, the Continuing Shareholders currently intend to cause the Company to elect to be taxed under the provisions of Subchapter S of the Code commencing with the fiscal year 2000 and to have the Company make distributions to them in order to enable them to pay income taxes to be borne by them as a result of that election and to pay dividends to them to the extent permitted by the Debt Financing after taking into consideration the Company's capital requirements. See "-- Financing of the Merger" and "SUMMARY -- Market Prices of and Dividends on the Common Stock."


CONDUCT OF THE BUSINESS OF THE COMPANY IF THE MERGER IS NOT CONSUMMATED

         The Board has made no determination as to the direction of the Company should the Merger not be consummated. The Board currently expects that the Company's present management will continue to operate the Company's business substantially as presently operated. However, even if the Merger is not consummated, management and the Board intend, from time to time, to evaluate and review the Company's businesses, operations, properties, management and other personnel, corporate structure, dividend policy and capitalization, and make such changes as are deemed appropriate and to continue to explore joint ventures and other opportunities to expand the Company's business.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE COMPANY

         In considering the recommendation of the Special Committee and of the Board, you should be aware that the Continuing Shareholders and certain executive officers and directors of the Company have certain relationships or interests in the Merger and the Company, including those referred to below, that are different from the interests of Public Shareholders and that may present actual or potential conflicts of interest. The Special Committee and the Board were aware of these potential and actual conflicts of interest and considered them in evaluating the proposed Merger.

         MERGER CONSIDERATION AND STOCK OPTIONS. As of the Record Date, the Continuing Shareholders owned an aggregate of 7,064,328 shares of Common Stock, representing approximately 34.4% of the total outstanding shares of Common Stock on that date. The Continuing Shareholders currently contemplate that, immediately prior to the Merger, each of them will purchase membership interests in Mergeco in proportion to their share ownership in the Company. In the Merger, those membership interests would be converted into new shares of the Company's Common Stock and the old shares of Common Stock then owned of record by the Continuing Shareholders will be canceled for no consideration. Following the Merger, the Continuing Shareholders will own all of the outstanding Common Stock of the Surviving Corporation.

         As of the Record Date, directors and executive officers of the Company and members of their immediate families, other than the Continuing Shareholders, owned an aggregate of 31,568 shares of Common Stock for each of which shares, they, as Public Shareholders, will be entitled to receive the Merger Consideration of $28.85 per share in cash. See "CERTAIN TRANSACTIONS IN THE COMMON STOCK" for information regarding the intention of certain executive officers to sell their Common Stock prior to the consummation of the Merger.

         In the Merger, all outstanding Stock Options, including those held by the Continuing Shareholders and the other directors and executive officers of the Company are to be terminated and the Company will pay to each Stock Option holder, whether or not such Stock Options are then vested or exercisable, an amount in cash equal to the excess, if any, of the Merger Consideration over the applicable exercise price per share of the Common Stock subject to the Stock Option, multiplied by the number of shares of Common Stock subject to such Stock Option. See "THE RESTATED MERGER AGREEMENT -- Treatment of Options" and "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

         The following table sets forth the Merger Consideration and consideration to be received for the termination of Stock Options held by the following groups, in addition to the percentage of Stock Options held by each group.


                                              Merger            Cash to be        Cash to be       Percentage of
                                        Consideration (to      received for      received for       total Common
                                         be received for        currently        Stock Options     Stock subject
                                           outstanding         exercisable          not yet           to Stock
                                          Common Stock)       Stock Options       exercisable       Options (1)
                                        -----------------     --------------     --------------    ---------------

Continuing Shareholders                     $          0         $3,740,971          $950,000              5.29%

Other directors, including members of
   the Special Committee and
   members of their immediate
   families                                      354,855            536,074                 0               .67%

Members of the immediate families
   of the Continuing Shareholders,
   including certain executive officers
   of the Company                                593,445            570,229           628,283              1.39%

Other executive officers of the                  432,260            222,308           130,555               .61%
   Company

------------------

(1) Based on the total number of shares of Common Stock subject to all outstanding Stock Options as of the date of this Proxy Statement.


         DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Under the terms of the Restated Merger Agreement, upon consummation of the Merger, the current executive officers and directors of the Company will remain as the initial executive officers and directors of the Surviving Corporation, except that Robert S. Koebele, Co-Vice President - Finance and Co-Chief Financial Officer of the Company, has advised the Company that he intends to retire in the early part of the summer of 1999 whether or not the Merger is consummated, and Paul A. Vatter, a director, has advised the Company of his intention to retire upon consummation of the Merger or, if the Restated Merger Agreement is not adopted at the Meeting, upon the expiration of his current term at the next annual meeting of shareholders. The Continuing Shareholders, as owners of 100% of the capital stock of the Surviving Corporation, will have the ability to take action to terminate any officers and directors of the Surviving Corporation whom they choose.


         COMPENSATION OF DIRECTORS. Non-employee directors currently receive a retainer at the rate of $16,000 per annum, $1,000 for each meeting of the Board attended and $500 for each meeting attended of a Committee of the Board on which they serve, if such meeting is not held on the same day as a meeting of the Board, except that members of the Special Committee received additional compensation for service on that committee as described below. Members of the Board also are reimbursed for reasonable travel expenses incurred in attending Board and Committee meetings. The regular compensation of employee directors of the Company covers compensation for services as a director.

         The non-employee directors earned the following cash compensation (exclusive of travel reimbursements) from the Company for services as members of the Board (other than for service on the Special Committee) during fiscal 1998:


Harold L. Kestenbaum..........................................         $22,000
Richard A. Mandell............................................          22,000
Paul A. Vatter................................................          22,000
Terry Vince...................................................          21,000
Bernard Zimmerman.............................................          22,000

         The Company's 1993 Non-Employee Director Stock Option Plan, as amended, which was approved by shareholders at the Company's 1993 Annual Meeting of Shareholders, provides for the automatic grant of an option to purchase 3,750 shares of Common Stock to each non-employee director in office immediately after each annual meeting of shareholders. Each option has a ten year term, is subject to early termination in certain instances, and is exercisable commencing one year following the date of grant at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. As of the date of this Proxy Statement, each non-employee director of the Company, including each member of the Special Committee, holds Stock Options under this plan to purchase an aggregate of 22,500 shares of Common Stock at exercise prices ranging from $21.50 to $28.875 per share. This plan will be terminated upon consummation of the Merger. In consideration of such termination, the Company will pay each non-employee director, in cash and as full settlement for his Stock Options, whether or not then exercisable, an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Common Stock subject to such Stock Options by (ii) the total number of shares of Common Stock subject to such Stock Options.

         COMPENSATION OF SPECIAL COMMITTEE MEMBERS. As compensation for serving on the Special Committee (and on the special committee which considered the Initial Proposal), the Company agreed to pay to each member of the Special Committee a fee equal to (i) $2,500 for services rendered in any day on which the member expended four hours or more in performing services as a member of the Special Committee and (ii) $1,250 for each day in which such member expended a reasonable amount of time, but less than four hours, in performing services as a member of the Special Committee. In addition to the foregoing fees, Mr. Mandell, as Chairman of the Special Committee, received $10,000 with respect to the Special Committee's consideration of the Initial Proposal and is entitled to receive $10,000 with respect to the Special Committee's consideration of the Revised Proposal. Each member of the Special Committee is being reimbursed for all out-of-pocket expenses incurred in performing his services.

         Through June 15, 1999, the members of the Special Committee have earned the following cash compensation (exclusive of travel reimbursements) from the Company in connection with the Initial Proposal and the Revised Proposal:


Richard A. Mandell..........................................       $48,500
Harold L. Kestenbaum........................................        14,750
Paul A. Vatter..............................................         9,750
Terry Vince.................................................         9,750

         INDEMNIFICATION ARRANGEMENTS. For a discussion of certain requirements in the Restated Merger Agreement for the indemnification of directors and officers of the Company and the maintenance of directors' and officers' insurance, see "THE RESTATED MERGER AGREEMENT -- Indemnification and Insurance."

         CONSULTING ARRANGEMENT. Since 1986, a company of which Bernard Zimmerman, a director of the Company, is President and a majority shareholder, has rendered financial and consulting services to the Company. This company earned fees of $116,400 and $140,400 during fiscal 1997 and 1998, respectively.

         CERTAIN OTHER TRANSACTIONS. The Company is the sole tenant of its administrative office building, which is leased from the Suffolk County Industrial Development Agency (the "AGENCY") by Sbarro Enterprises, L.P., a Delaware limited partnership, and, in turn, subleased to the Company. The annual rent payable pursuant to the sublease is $337,000 for the last five years of the sublease term, which expires in 2001. In addition, the Company is obligated to pay real estate taxes, utilities, insurance and certain other expenses for the facility. The Company believes that such rents are comparable to the rents that would be charged by an unaffiliated third party. Principal and interest (the last of which payments is due in December 1999) and any premium on the bonds issued by the Agency to fund construction of the facility are the responsibility of Sbarro Enterprises, L.P. and are severally guaranteed by Mario, Joseph and Anthony Sbarro. The limited partners of Sbarro Enterprises, L.P. are Mario, Joseph, Anthony and Carmela Sbarro.

         In addition to the compensation of Mario, Anthony, Joseph, Gennaro A. and Gennaro J. Sbarro and Anthony J. Missano, as reflected in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 (see "WHERE YOU CAN FIND MORE INFORMATION"), (i) Carmela Sbarro, the mother of Mario, Anthony and Joseph Sbarro, who was a co-founder of the Company and serves as Vice President and a director of the Company, and (ii) Carmela N. Merendino, a daughter of Mario Sbarro, who serves as Vice President - Administration of the Company, each received $100,000 from the Company for services rendered during fiscal 1997 and received $101,923 and $126,442, respectively, for services rendered during fiscal 1998. In addition, other members of the immediate families of Mario, Anthony, Joseph and Carmela Sbarro earned an aggregate of $467,823 (nine persons) and $523,423 (eleven persons) for services rendered as employees of the Company during fiscal 1997 and 1998, respectively.

         The Company, its subsidiaries and the joint ventures in which the Company has an interest have purchased printing services from a corporation owned by a son-in-law of Mario Sbarro for which they paid, in the aggregate, approximately $220,000 and $322,768 during fiscal 1997 and 1998, respectively. The Company believes that these services were provided on terms comparable to those that would have been available from unrelated third parties.

         Companies owned by a son of Anthony Sbarro and a company owned by the daughter of Joseph Sbarro paid royalties to the Company under franchise agreements containing terms similar to those in agreements entered into by the Company with unrelated franchisees. Such royalties paid to the Company aggregated approximately $71,660 and $33,053, respectively, during fiscal 1997 and approximately $95,151 and $10,406, respectively, during fiscal 1998.

CERTAIN EFFECTS OF THE MERGER

         If the Merger is consummated, the entire equity in the Company will be owned by the Continuing Shareholders. The Public Shareholders will no longer have any ownership interest in, and will not be shareholders of, the Company. As a result, the Public Shareholders will no longer benefit from any increases in the value of the Company, nor will they bear the risk of any decreases in the value of the Company. Instead, upon consummation of the Merger, each Public Shareholder will have the right to receive $28.85 in cash for each share of Common Stock held. Following the Merger, the Continuing Shareholders will benefit from any increases in the value of the Company and also bear the risk of any decreases in the value of the Company. As the sole equity owners of the Company after the Merger, the investment in the Company of the Continuing Shareholders also will bear the risks associated with the significant amount of debt to be incurred by the Company in connection with the Merger. See " -- Financing of the Merger."

         Because the Common Stock will be closely held and cease to be publicly traded, the Continuing Shareholders believe that they will be able to focus on increasing the long-term value of the Company to a greater degree by reducing management's commitment of resources with respect to procedural and compliance requirements of a company with publicly owned common stock. However, the Continuing Shareholders will bear the risks associated with the lack of liquidity of their continuing investment in the Company.

         Following the Merger, the Public Shareholders will have no continuing interest in the Company. As a result, the Common Shares will no longer meet the requirements of the NYSE for continued listing and will be delisted from the NYSE. The Common Stock currently constitutes "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of the Common Stock. As a result of the Merger, the Common Stock will no longer constitute "margin securities" for purposes of the margin regulations of the Federal Reserve Board and, therefore, will no longer constitute eligible collateral for credit extended by brokers.

         The Common Stock is currently registered as a class of securities under the Exchange Act. Registration of the Common Stock under the Exchange Act may be terminated upon application of the Company to the SEC if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ and there are fewer than 300 record holders of the outstanding shares. Termination of registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a) and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions no longer applicable to the Company. In addition, "affiliates" of the Company and persons holding "restricted securities" of the Company may be deprived of the ability to dispose of those securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. It is the present intention of the Company to make an application for the termination of the registration of the Common Stock under the Exchange Act as soon as practicable after the Effective Time.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material United States federal income tax consequences of the Merger to the Public Shareholders under provisions of the Code, and existing regulations and administrative and judicial interpretations thereunder in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Code. In addition, the discussion does not apply to any shareholder who is attributed any shares of a Continuing Shareholder under Section 318 of the Code (to whom the entire Merger Consideration may be treated as a dividend taxable at ordinary income tax rates), any shareholder who is not a U.S. person within the meaning of Section 7701(a)(30) of the Code, any shareholder who acquired shares in a compensatory transaction, including upon the exercise of an option, any shareholder who holds shares as part of a hedging or conversion transaction, straddle or other risk reduction transaction, and any other category of shareholder who is subject to special tax rules, such as financial institutions, insurance companies, broker-dealers and tax-exempt entities. In addition, the following discussion does not consider the effect of any state, local, foreign or other tax laws.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

         If the Merger is consummated, each Public Shareholder will be treated as having sold shares for the Merger Consideration. As a result, a Public Shareholder will recognize capital gain or loss in an amount equal to the difference between the Merger Consideration and the Public Shareholder's adjusted tax basis in such Public Shares. Such capital gain or loss will be a long-term capital gain or loss if the Public Shareholder has held the Public Shares for more than one year on the Effective Date of the Merger even though the Merger Consideration is not paid to the Public Shareholder on the Effective Date. There are certain
                                      -51-
limitations on the deductibility of capital losses. Gain or loss must be determined separately for each block of Common Stock (i.e., shares acquired at the same cost in a single transaction).

         To prevent backup withholding equal to 31% of the Merger Consideration payable to a Public Shareholder, the Public Shareholder must either (i) establish an exemption from backup withholding (e.g. because it is a corporation) or (ii) provide its taxpayer identification number to the Paying Agent, certify that the Public Shareholder is not subject to backup withholding and otherwise comply with the backup withholding rules under the Code. Backup withholding is not an additional tax; rather, any amount so withheld is creditable against the shareholder's federal income tax liability. See "THE RESTATED MERGER AGREEMENT -- Tax Withholding."

         Certain penalties may apply to a failure to furnish correct information. Public Shareholders should consult with their own tax advisors as to the qualifications for an exemption from withholding and the procedures for obtaining an exemption.

         Neither the Company, Mergeco nor any of the Continuing Shareholders will recognize gain or loss as a result of the Merger.

FEES AND EXPENSES

         Estimated fees and expenses (rounded to the nearest thousand dollars) incurred or to be incurred by the Company, Mergeco and the Continuing Shareholders in connection with the Merger (including the Initial Proposal and the Revised Proposal) are approximately as follows:



Investment banking fees and expenses - Prudential Securities..       $1,280,000
Investment banking fees and expenses - Bear Stearns...........        1,700,000
Debt financing discounts and commissions......................      9,000,000(1)
Legal fees and expenses.......................................        1,500,000
Accounting fees...............................................          125,000
SEC filing fee................................................           79,000
Printing and mailing expenses.................................          150,000
Proxy solicitation agent fees and expenses....................           10,000
Paying Agent fees.............................................           15,000
Special Committee fees and expenses...........................          100,000
Litigation settlement fees and expenses.......................        1,579,000
Miscellaneous.................................................          462,000
                                                                   ------------
         Total................................................      $16,000,000
         --------------------
         (1) Assumes that the entire contemplated $300 million of Debt Financing will be through the placement of senior notes. See "-- Financing of the Merger."

         The above fees and expenses include approximately $150,000, which represent fees and expenses incurred or to be incurred by or on behalf of Mergeco and/or the Continuing Shareholders in connection with the Merger that will, in effect, be borne by the Company if the Merger is consummated since, by operation of law, in a merger, the Surviving Corporation assumes and becomes liable for the obligations of the entity merging into it.


         The Restated Merger Agreement provides that, except in certain circumstances, in the event of termination of the Restated Merger Agreement without consummation of the Merger, the Company, on the one hand, and Mergeco and the Continuing Shareholders, on the other hand, will pay their own expenses. The fees and expenses to be borne by the Company will include those of financial advisors (including Bear Stearns and Prudential Securities), accountants and counsel for the Company and the Special Committee, and fees and expenses for the preparation, printing, mailing and filing of documents used in connection with the Merger and the Debt Financing. The fees and expenses of Mergeco will include any commitment and other fees or expenses of any person providing or proposing to provide the Debt Financing and fees and expenses of counsel for Mergeco.

         If termination of the Restated Merger Agreement is not due to the failure to obtain the Debt Financing (or is due to a failure to obtain the Debt Financing as a result of a material adverse change in the securities, financial or borrowing markets) or a breach by Mergeco or the Continuing Shareholders of their representations, warranties or covenants in the Restated Merger Agreement, then the Company is to reimburse Mergeco and the Continuing Shareholders for the fees and expenses incurred by them in connection with the Merger, with the maximum reimbursement by the Company being $500,000. If, however, termination of the Restated Merger Agreement is due to failure to obtain the Debt Financing (unless resulting from a material adverse change in the securities, financial or borrowing markets), then Mergeco and the Continuing Shareholders will, jointly and severally, be obligated to reimburse the Company for 50% of the fees and expenses incurred by the Company in connection with the Merger, with the maximum reimbursement by Mergeco and the Continuing Shareholders being $500,000 in the aggregate. See "THE RESTATED MERGER AGREEMENT -- Fees and Expenses."

         For information regarding payment of fees and expenses to the Special Committee, see "-- Interests of Certain Persons in the Merger and the Company." For information regarding Prudential Securities' engagement by the Special Committee and the payment of fees and expense in connection with that engagement, see "-- Presentation and Fairness Opinion of Prudential Securities." For information regarding Bear Stearns' engagement by the Company and the payment of fees and expenses in connection with that engagement, see "-- Financing of the Merger."

         Neither Mergeco nor the Company will pay any fees or commissions to any broker or dealer or any other person (other than the Proxy Solicitation Agent) for soliciting Proxies pursuant to the Merger. Brokers, banks, and other custodians, nominees and fiduciaries will, upon request, be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in forwarding proxy soliciting materials to the beneficial owners of shares.

ACCOUNTING TREATMENT

         For accounting and financial reporting purposes, the Merger will be accounted for in accordance with the "purchase method" of accounting.

FINANCING OF THE MERGER


         Approximately $410 million will be required to pay the aggregate Merger Consideration to the Public Shareholders and to pay holders of Stock Options following consummation of the Merger, as well as estimated fees and expenses of the contemplated transactions. An additional $30 million may be required to provide sufficient liquidity to fund the Company's ongoing working capital needs, including capital expenditures. It is anticipated that the sources of the required funds will be $140 million of the Company's cash and marketable securities and up to $300 million to be obtained by the Company through the Debt Financing. Although different sources and types of financing may be obtained, the Debt Financing presently contemplates the placement of Senior Notes (the "SENIOR NOTES") and may include either a bank revolving credit facility, which will have undrawn availability on the closing date of the Merger of up to $30 million, or excess cash from the Senior Note placement, to provide sufficient liquidity to fund the Company's ongoing working capital needs, including capital expenditures. To date, no commitment has been obtained for a revolving credit facility.

         It is a condition to the obligation of Mergeco to consummate the Merger that the Company has obtained the Debt Financing (i) in the amount of at least $300 million, (ii) on material terms and conditions no less favorable to the Company than those set forth in a term sheet that has been delivered to the Special Committee, and (iii) having a yield to maturity not to exceed 11.25% per annum.

         Mergeco and the Continuing Shareholders have received the Debt Financing Letter, dated as of January 19, 1999, from Bear Stearns which states that, as of the date of the Debt Financing Letter, based upon and subject to (i) the first paragraph under this heading, (ii) the information supplied to Bear Stearns by the Continuing Shareholders and the Company and (iii) current market conditions, Bear Stearns was "highly confident" of its ability to place or arrange the Debt Financing, subject to the negotiation of definitive language with respect to the terms and conditions set forth in a term sheet delivered to the Special Committee. The Debt Financing Letter does not discuss or specify interest rates. The summary contained herein of the Debt Financing Letter is qualified in its entirety by reference to the full text of the Debt Financing Letter filed as an exhibit to the Schedule 13E-3.


         The Debt Financing Letter also is subject to, among other things (i) negotiation of definitive language with respect to the terms and conditions of the Senior Notes and the negotiation of other acceptable terms and conditions of the Debt Financing, including, but not limited to, interest rate, price and other covenants, (ii) negotiation of acceptable terms, and the execution of acceptable documentation, related to the Merger and the Debt Financing, (iii) there having occurred no material adverse change in the business, prospects, condition (financial or otherwise) or results of operations of the Company, (iv) satisfactory completion of legal due diligence, (v) nothing coming to Bear Stearns' attention that contradicts or calls into question (a) the information previously provided to Bear Stearns by the Company or the Continuing Shareholders or (b) the results of Bear Stearns' financial due diligence investigation, (vi) no material adverse change in market conditions for new issues of high-yield debt or syndicated bank loan facilities, (vii) there having occurred no material adverse change in conditions of the financial and capital markets generally, and (viii) the Continuing Shareholders' and the Company's full cooperation with respect to the marketing of the Debt Financing. The satisfaction of the foregoing conditions is to be determined in the sole discretion of Bear Stearns' Commitment Committee. The Debt Financing Letter does not constitute a commitment on the part of Bear Stearns to provide the Debt Financing and does not ensure the successful completion of the Debt Financing. If the Debt Financing is not consummated, the Merger will not be consummated, even if the Public Shareholders adopt the Restated Merger Agreement at the Meeting. See "THE RESTATED MERGER AGREEMENT -- Conditions."


         It is presently contemplated (although no negotiations with respect to the Debt Financing has been had with any potential purchaser of Senior Notes) that the Senior Notes will be unsecured senior obligations of the Company; rank PARI PASSU with all existing and future senior indebtedness of the Company; be jointly and severally guaranteed on a senior unsecured basis by all present and future "restricted" subsidiaries of the Company; have a maturity of 10 years from the date of issuance, subject to the Company's right to call, and the holders' rights to require the Company to repurchase, the Senior Notes at an earlier date under certain circumstances; and bear interest at a rate to be determined at the time of pricing of the Senior Notes.

         The actual terms and conditions of the Senior Notes will depend upon market conditions at the time the Senior Notes are placed and upon negotiations with prospective purchasers of the Senior Notes. The Senior Notes will be governed by an indenture containing, among other things, covenants customary for this type of financing, including restrictions on dividends, stock repurchases, liens, indebtedness, affiliate transactions, asset sales and mergers.

         The indenture for the Senior Notes has not been finalized and, accordingly, the provisions described herein may change materially as a result of the negotiation of definitive agreements.

         TERMS OF BEAR STEARNS' ENGAGEMENT. On February 12, 1997, the Company engaged Bear Stearns as its exclusive financial advisor and agent in connection with exploring various alternatives to enhance shareholder value, including recapitalization and going private transactions. Bear Stearns' engagement by the

Company superseded an arrangement which it had entered into with certain of the Continuing Shareholders in October 1996. As a result, those Continuing Shareholders were released from their obligations under their engagement letter.

         The February 12, 1997 engagement letter provides that Bear Stearns is to receive a cash fee of $1.6 million from the Company in the event the Merger is consummated. Either the Company or Bear Stearns may terminate the Bear Stearns engagement letter at any time. If, however, either an agreement for specified transactions described in the engagement letter (including recapitalization and going private transactions) is entered into, or the Company consummates such a transaction, within six months following termination of the engagement letter, Bear Stearns remains entitled to its fee. If, with certain exceptions, certain other transactions not specified in the engagement letter that were proposed by Bear Stearns to the Company or its management as an option are authorized by the Board and either an agreement for such a transaction is entered into, or such a transaction is consummated, within six months after the termination of the engagement letter, Bear Stearns' fee arrangement is to be determined in good faith through negotiations with the Company. Bear Stearns was not engaged to render, and has not rendered, any opinion as to the fairness of any transaction presented to the Board, including the proposed Merger.

         In addition, in the engagement letter, the Company granted Bear Stearns the right to act as sole managing underwriter or exclusive agent in connection with the raising of financing for specified transactions. If Bear Stearns arranges, or itself provides, financing to consummate such a transaction on terms approved by the Company, Bear Stearns is to receive a fee equal to 3% of the gross proceeds raised through the issuance of any fixed rate debt financing in a registered offering or private placement under the Securities Act, and 1% of the amount of any bank or similar credit facility arranged (including any committed facility which is arranged but partially or wholly undrawn). If Bear Stearns elects not to act as sole managing underwriter or exclusive agent for the financing and the Company completes one of the transactions specified in the engagement letter with financing provided or arranged by a third party, Bear Stearns will be entitled to 50% of the fee it would otherwise be entitled to under the preceding paragraph if the specified transaction is completed on terms substantially similar to the specified transaction as proposed by Bear Stearns or, with certain exceptions, another transaction previously proposed by Bear Stearns. Bear Stearns is also to be reimbursed for its out-of-pocket expenses incurred up to $100,000 in the aggregate, but not for expenses related to its acting as underwriter or placement agent for any financing for the Company. The engagement letter provides that the Company will indemnify Bear Stearns and certain related parties against certain liabilities which may arise out of its engagement.

REGULATORY APPROVALS

         The Company does not believe that any material federal or state regulatory approvals, filings or notices are required by the Company in connection with the Merger other than (i) filings required under the Exchange Act, (ii) filings of certificates of merger with the New York Department of State, (iii) filings to fulfill the delisting requirements of the NYSE, (iv) filings under applicable alcohol and beverage laws and regulations, and (v) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction. The Company believes that none of such filings would present an obstacle to prompt completion of the Merger. The Company, the Continuing Shareholders and Mergeco do not believe that they are required to make a filing with the Department of Justice or the Federal Trade Commission pursuant to the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, although each agency has the authority to challenge the Merger on antitrust grounds before or after the Merger is consummated.

         The Company is in the process of obtaining consents or acknowledgments, where required, under certain leases to which it is a party. The Company does not believe there are any other material third party consents required by the Company under the Restated Merger Agreement.

RISK OF INSOLVENCY


         On a pro forma basis, assuming that the Merger and the Debt Financing had been completed on April 25, 1999, the close of the Company's first fiscal quarter of 1999, the Company would have had net worth of $97 million and a negative tangible net worth (net worth exclusive of the excess of cost over book value of assets acquired) of $140 million. If, as a result of the Merger, the fair value of the Company's assets is less than its actual and contingent liabilities, the Company has inadequate capital or the Company is unable to pay its debts as they become due, the transfer of funds representing the Merger Consideration payable to Public Shareholders upon consummation of the Merger may be deemed to be a "fraudulent conveyance" under applicable law and, therefore, may be subject to claims of creditors of the Company. If such a claim is asserted by the creditors of the Company after the Merger, there is a risk that Public Shareholders may be ordered by a court to turn over to the Company's trustee in bankruptcy all or a portion of the Merger Consideration they received.


         Based upon the projected capitalization of the Company at the Effective Time and projected results of operations and cash flow after the Merger, management of the Company has no reason to believe at this time that the Company will be insolvent immediately after giving effect to the Merger.

RISK THAT THE MERGER WILL NOT BE CONSUMMATED


         Consummation of the Merger is subject to certain conditions, including, among other things, (i) shareholder adoption of the Restated Merger Agreement,
(ii) receipt by the Company of financing for the transactions contemplated by the Restated Merger Agreement, and (iii) final settlement of the Current Shareholder Litigation. See "THE RESTATED MERGER AGREEMENT -- Conditions." Although Bear Stearns has provided a letter to the Continuing Shareholders and Mergeco to the effect that, based upon and subject to the conditions set forth therein, including current market conditions, it is "highly confident" in its ability to place or arrange the Debt Financing on terms at least as favorable to the Company as those set forth on the term sheet delivered by the Continuing Shareholders to the Special Committee, the Restated Merger Agreement provides that Mergeco is not obligated to consummate the Merger if, among other things, the Debt Financing would have a yield to maturity in excess of 11.25% per annum or if a material adverse change (or event or occurrence that is reasonably likely to result in an adverse change) in securities, financial or borrowing markets occurs. Bear Stearns' "highly confident" letter does not pertain to interest rates. Therefore, even if the requisite approval by shareholders is obtained, there can be no assurance that the Merger will be consummated. See " -- Conduct of the Business of the Company if the Merger is not Consummated."


         See " -- Conduct of the Business of the Company if the Merger is not Consummated," and "THE RESTATED MERGER AGREEMENT -- Fees and Expenses" with respect to obligations of the Company, on the one hand, and Mergeco and the Continuing Shareholders, on the other hand, to reimburse each other for fees and expenses in certain instances if the Restated Merger Agreement is terminated.


                       LITIGATION PERTAINING TO THE MERGER

INITIAL PROPOSAL LITIGATION


         Following the Company's announcement of the Initial Proposal in January 1998, seven lawsuits were instituted by shareholders against the Company, those Continuing Shareholders who are directors of the Company and, except in certain of the lawsuits, all or some of the other directors of the Company. While the complaints varied, in general, they alleged that such directors breached fiduciary duties, that the proposed price per share to be paid to Public Shareholders was inadequate and that the proposal served no legitimate business purpose of the Company. Although varying, the complaints generally sought a declaration of class action status, damages in unspecified amounts alleged to be caused to the plaintiffs, other relief (including injunctive relief, rescission or rescissory damages if the transaction was consummated), and costs and disbursements, including a reasonable allowance for counsel fees and expenses. In June 1998, the Continuing Shareholders withdrew the Initial Proposal and, in September 1998, all seven lawsuits, which were pending in the Supreme Court in New York County and Suffolk County, New York, were voluntarily discontinued, without prejudice, and without interest and costs.

CURRENT SHAREHOLDER LITIGATION

         Following the Company's announcement of the Revised Proposal, seven class action lawsuits were instituted by shareholders against the Company, those Continuing Shareholders who are directors of the Company, and, except in certain of the lawsuits, all or some of the other directors of the Company. The lawsuits were instituted in the Supreme Court of the State of New York, New York County and Suffolk County. The lawsuits in Suffolk County were discontinued and subsequently refiled as one lawsuit in New York County (with one additional plaintiff) in anticipation of consolidating all lawsuits into one lawsuit. The purported Class consists of all record and beneficial owners of the Company's Common Stock during the period beginning with the close of business on November 25, 1998 and ending on the effective date of the Merger. While the complaints in each of the lawsuits vary, in general, they allege that the directors breached fiduciary duties, that the then proposed price of $27.50 to be paid to Public Shareholders was inadequate and that there were inadequate procedural protections for the Public Shareholders. Although varying, the complaints seek, generally, a declaration of a breach of, or an order requiring the defendants to carry out, their fiduciary duties to the plaintiffs, damages in unspecified amounts alleged to be caused to the plaintiffs, other relief (including injunctive relief or rescission or rescissory damages if the transaction is consummated), and costs and disbursements, including a reasonable allowance for counsel fees and expenses.


         On January 19, 1999, counsel for all of the plaintiffs and counsel for all of the defendants entered into a Memorandum of Understanding pursuant to which an agreement in principle to settle all of the lawsuits was reached and the Continuing Shareholders agreed to increase the Merger Consideration to $28.85 per share. The Memorandum of Understanding stated the plaintiffs' counsel intent to apply to the Court for an award of attorneys' fees and disbursements in an amount of no more than $2.1 million to be paid by the Company, which the defendants have agreed not to oppose (the Court's Order and Final Judgment fixed the award at $1,579,114). The defendants are also responsible for providing notice of the settlement to all Class members. Final settlement would result in the complete discharge and bar of all claims against, past, present and future officers and directors of the Company, and others associated with the Merger with respect to matters and issues of any kind that have been or could have been asserted in these lawsuits. The settlement is subject to, among other things,
(i) completion of a formal stipulation of settlement, (ii) certification of the lawsuits as a class action covering all record and beneficial owners of the Common Stock during the period beginning on November 25, 1998 through the Effective Time, (iii) court approval of the settlement, and (iv) consummation of the Merger. It is also a condition to Mergeco's obligation under the Restated Merger Agreement that holders of no more than an aggregate of 1,000,000 shares of Common Stock (approximately 4.9% of the Company's presently outstanding shares) would request exclusion from the settlement. On April 7, 1999, the Stipulation of Settlement was entered into, embodying (and superseding) the terms of the Memorandum of Understanding. The foregoing is a summary of the Memorandum of Understanding and the Stipulation of Settlement and is qualified in its entirety by reference to the full text of the Memorandum of Understanding and the Stipulation of Settlement, respectively, which have been filed as exhibits to the Schedule 13E-3.

         On May 11, 1999, following the consolidation of the pending lawsuits into one action, the Court issued a Scheduling Order, pursuant to which a hearing was scheduled to be held on June 29, 1999, to determine (a) whether the Court should approve the settlement as fair, reasonable, adequate and in the best interest of the Class; (b) determine whether the Stipulation of Settlement and the terms and conditions of the settlement should be finally approved by the Court; (c) determine whether an Order and Final Judgment should be entered by the Court dismissing the actions as to all defendants with prejudice and on the merits as against the plaintiffs and all members of the Class except those persons who submitted a valid and timely request for exclusion from the Class, and extinguish, release and enjoin prosecution of any and all settled claims;
(d) hear and determine such other matters as the Court may deem necessary; and
(e) in the event the

Court approves the settlement and enters the Order and Final Judgment, to consider an application by counsel to the Class for an award of attorneys' fees and expenses. The Court reserved the right to approve the settlement at or after the settlement hearing with such modifications as may be consented to by the parties to the Stipulation of Settlement and without notice to the Class. Notices of the hearing and as to the procedures to be followed by shareholders to either elect to be excluded from the Class or to object to the settlement were sent to shareholders commencing on May 17, 1999 and a Summary Notice was published in The Wall Street Journal on May 20, 1999.


         On June 29, 1999, the hearing was held before the Court. No opposition to the settlement was presented at the hearing and no shareholder requested exclusion from the Class. The Court signed an Order and Final Judgment on July 14, 1999, among other things, approving the Stipulation of Settlement and the settlement and adjudging the terms thereof to be fair, reasonable, adequate and in the best interests of the Class. The Stipulation of Settlement provides that the settlement will be considered final when the following three events have occurred: (i) entry of the Order and Final Judgment approving the Stipulation of Settlement (which is expected to occur on or about July 15, 1999); (ii) expiration of any applicable period for the appeal of the Order and Final Judgment (which will occur 30 days after entry of the Order and Final Judgment) without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and (iii) consummation of the Merger. The obligation of Mergeco to consummate the Merger is subject to, among other things, the settlement becoming final.

                          THE RESTATED MERGER AGREEMENT

         The following is a summary of the material provisions of the Restated Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Restated Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement and incorporated herein by reference. Any capitalized terms used and not defined below have the meanings given to them in the Restated Merger Agreement.

THE MERGER; MERGER CONSIDERATION

         The Restated Merger Agreement provides that the Merger will become effective at such time as Certificates of Merger are duly filed with the New York Department of State by both the Company and Mergeco or at such later time as is specified in the Certificates of Merger. If the Restated Merger Agreement is adopted at the Meeting by the affirmative vote of at least two-thirds of the votes of all outstanding shares of Common Stock and a majority of the votes cast at the Meeting, excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes, and the other conditions to consummation of the Merger are satisfied, it is currently anticipated that the Merger will become effective as soon thereafter as practicable. See "-- Conditions." However, there can be no assurance as to the timing of the consummation of the Merger or that the Merger will be consummated.

         At the Effective Time, Mergeco will be merged with and into the Company, the separate corporate existence of Mergeco will cease, and the Company will continue as the Surviving Corporation. In the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Common Stock then (i) held in the treasury of the Company or (ii) owned of record by Mergeco or the Continuing Shareholders) will, by virtue of the Merger and without any action on the part of the holder of the shares, be converted into the right to receive the Merger Consideration in cash, without interest, upon surrender of the stock certificate representing such Common Stock. At the Effective Time, the Public Shareholders will cease to have any rights as shareholders of the Company, except the right to receive the Merger Consideration. Each certificate representing a Public Share will, after the Effective Time, evidence only the right to receive, upon the surrender of such certificate, an amount of cash per share equal to the Merger Consideration multiplied by the number of Public Shares evidenced by such certificate.

         Each share of Common Stock issued and outstanding immediately prior to the Effective Time which is then (i) held in the treasury of the Company or (ii) owned of record by Mergeco or the Continuing Shareholders will automatically be canceled, retired and cease to exist and no payment will be made with respect to those shares.

         Each membership unit of Mergeco issued and outstanding immediately prior to the Effective Time will be converted into and become one share of Common Stock of the Surviving Corporation and will constitute the only issued or outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. Accordingly, after the Merger, the Continuing Shareholders will be the only shareholders of the Surviving Corporation.

THE EXCHANGE FUND; PAYMENT FOR SHARES OF COMMON STOCK

         As of or as soon as reasonably practicable following the Effective Time, the Surviving Corporation will deposit in trust with a bank or trust company with offices in New York City (the "PAYING AGENT"), for the benefit of the Public Shareholders, cash in an aggregate amount equal to the product of (i) the number of Public Shares issued and outstanding immediately prior to the Effective Time and (ii) the Merger Consideration (the "EXCHANGE FUND"). See "-- Tax Withholding." The Paying Agent will, pursuant to irrevocable instructions, make the payments provided for under the Restated Merger Agreement out of the Exchange Fund.

         Promptly after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of Public Shares as of the Effective Time a form letter of transmittal containing instructions for use in surrendering certificates for payment in accordance with the Restated Merger Agreement in exchange for the Merger Consideration. NO SHAREHOLDER SHOULD SURRENDER ANY CERTIFICATES UNTIL THE SHAREHOLDER RECEIVES THE LETTER OF TRANSMITTAL AND OTHER MATERIALS FOR SUCH SURRENDER. Upon surrender of a certificate for cancellation, together with a properly completed and executed letter of transmittal, to the Paying Agent after the Effective Time, the holder of such certificate will be entitled to receive the Merger Consideration in exchange for each Public Share formerly represented by such certificate, without any interest, less any required withholding of taxes. See "-- Tax Withholding." The certificate so surrendered will be canceled.

         Until surrendered pursuant to the procedures described above, after the Effective Time each certificate will represent, for all purposes, the right to receive the Merger Consideration in cash multiplied by the number of Public Shares evidenced by such certificate, without any interest.

         Any portion of the Exchange Fund that remains unclaimed by the Public Shareholders one year after the Effective Time (including any interest, dividends, earnings or distributions received on the unclaimed funds) will be repaid to the Surviving Corporation, upon demand. Any Public Shareholders who have not complied with the procedures set forth above may look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under New York law. Notwithstanding the foregoing, neither the Paying Agent nor any party to the Restated Merger Agreement will be liable to any holder of certificates formerly representing Public Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

TRANSFERS OF COMMON STOCK

         After the Effective Time, there will be no transfers of Public Shares on the stock transfer books of the Company. If, after the Effective Time, certificates are presented to the Paying Agent or the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration multiplied by the number of Public Shares evidenced by such certificates, without any interest.

TREATMENT OF STOCK OPTIONS

         At the Effective Time, all outstanding Stock Options, including Stock Options held by the Continuing Shareholders, are to be terminated. In consideration of such termination, the Surviving Corporation will pay to the holder of each such Stock Option, in cash and as full settlement for such Stock Option, whether or not then exercisable, an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Common Stock subject to such Stock Option by (ii) the total number of shares of Common Stock subject to such Stock Option. See " -- Tax Withholding."

TAX WITHHOLDING


         The Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from the amounts payable to any Public Shareholder or holder of Stock Options such amounts as Mergeco, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under applicable tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or the Paying Agent, such amounts will be treated for all purposes of the Restated Merger Agreement as having been paid to the relevant Public Shareholder or holder of Stock Options. See "SPECIAL FACTORS -- Certain U.S. Federal Income Tax Consequences."

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DIRECTORS AND OFFICERS, CERTIFICATE OF INCORPORATION AND BY-LAWS FOLLOWING THE
MERGER


         The Restated Merger Agreement provides that the current directors and officers of the Company will be the initial directors and officers of the Surviving Corporation. However, Paul A. Vatter, a director of the Company, has advised the Company of his intention to retire upon consummation of the Merger or, if the Restated Merger Agreement is not adopted at the Meeting, upon expiration of his current term at the next annual meeting of shareholders. In addition, Robert S. Koebele, Co-Vice President - Finance and Co-Chief Financial Officer, has advised the Company that he intends to retire in the early part of the summer of 1999 whether or not the Merger is consummated.


         The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation until it is subsequently amended, and the By-Laws of the Company immediately prior to the Effective Time will be the By-Laws of the Surviving Corporation until it is subsequently amended.

REPRESENTATIONS AND WARRANTIES

         The Restated Merger Agreement contains certain representations and warranties of the Company, Mergeco and the Continuing Shareholders. The representations of the Company relate to, among other things, its organization, capitalization, power and authority to enter into the Restated Merger Agreement and the transactions contemplated thereby, the binding effect of the Restated Merger Agreement, the fairness opinion of Prudential Securities, the recommendations by the Special Committee and by the Board, compliance with required filings and consents under applicable law, and the absence of conflicts with corporate documents and agreements. The representations of Mergeco and the Continuing Shareholders (which are joint and several) relate to, among other things, the organization of Mergeco, the ownership of Mergeco, the absence of obligations, liabilities or activities of Mergeco except in furtherance of the transactions contemplated by the Restated Merger Agreement, the power and authority of Mergeco and the Continuing Shareholders to enter into the Restated Merger Agreement and the transactions contemplated by the Restated Merger Agreement, the binding effect of the Restated Merger Agreement, required filings and consents and the Debt Financing Letter and sufficiency of the Debt Financing contemplated thereby.

COVENANTS

         The Company has agreed that, prior to the Effective Time, neither the Company nor its subsidiaries will: (i) carry on their respective businesses other than in the usual, regular and ordinary course of business consistent with past practice, (ii) issue shares of Common Stock (other than pursuant to the exercise of Stock Options outstanding on January 19, 1999) or capital stock or options to purchase Common Stock or capital stock, (iii) declare, set aside or pay any dividend or other distribution in respect of its capital stock or other equity interest (with certain exceptions in the case of subsidiaries), or (iv) repurchase its capital stock, or agree to do any of the foregoing. The Company has agreed to use its best efforts to obtain the necessary adoption of the Restated Merger Agreement by the Public Shareholders. The Restated Merger Agreement provides that this Proxy Statement will include the recommendation of the Board to the Public Shareholders in favor of the adoption of the Restated Merger Agreement (and reflect that the Special Committee has made a similar recommendation to the Board), subject to the fiduciary duties under applicable law of such directors (including the directors constituting the Special Committee). Notwithstanding any other provision of the Restated Merger Agreement to the contrary, if the Board or the Special Committee determines, in good faith in the exercise of its fiduciary duties under applicable law, that it is required to withdraw, modify or amend its recommendation in favor of the Merger, such withdrawal, modification or amendment will not constitute a breach of the Restated Merger Agreement.

         The Continuing Shareholders have agreed (i) to vote at the Meeting all 7,064,328 shares of outstanding Common Stock owned of record by them for adoption of the Restated Merger Agreement (but only if at least a majority of the votes cast at the Meeting excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes, are cast in favor of adoption of the Restated Merger

Agreement), (ii) not to grant a proxy to vote any shares other than to another Continuing Shareholder or to persons identified in a proxy card distributed on behalf of the Board, to vote such Continuing Shareholder's shares at the Meeting in the manner provided in clause (i), and (iii) not to sell, transfer or otherwise dispose of any of their shares (other than transfers of shares to Mergeco or any family members of Mario Sbarro, Anthony Sbarro or Joseph Sbarro or trusts for the benefit of such Continuing Shareholders or such family members, which shares may be so transferred only if the transferee agrees in writing to be bound by the terms of the agreements described in this paragraph). In the event of any transfer of such shares, such shares will be deemed owned of record by the Continuing Shareholders.


         Mergeco has agreed not to conduct any business or enter into any activities of any nature prior to the Effective Time, other than activities in connection with the Restated Merger Agreement and the transactions contemplated by the Restated Merger Agreement. Mergeco and the Continuing Shareholders have also agreed to use their best efforts to assist the Company in obtaining the Debt Financing on terms and conditions no less favorable to the Company than those described in the term sheet delivered to the Special Committee, and the Company has agreed to cooperate with, and use its best efforts to assist, Mergeco in obtaining the financing.


         In addition, Mergeco, the Company and the Continuing Shareholders have made further agreements regarding access to the Company's records, the calling of the Meeting, the preparation, filing and mailing of this Proxy Statement and the Schedule 13E-3, the obtaining of consents of third parties and governmental authorities and making public announcements.

         Subject to the terms and conditions provided in the Restated Merger Agreement and the fiduciary duties under applicable law of the directors of the Company, including directors constituting the Special Committee, as determined by such directors in good faith, each of the parties has agreed to use its best efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable under applicable laws and regulations to ensure that the conditions to consummation of the Merger are satisfied and to consummate and make effective, in a commercially reasonable manner, the transactions contemplated by the Restated Merger Agreement. Mergeco and the Company also have agreed to use their best efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by the Restated Merger Agreement. The Continuing Shareholders have agreed to use their best efforts to cause Mergeco to perform all of its obligations under the Restated Merger Agreement.

INDEMNIFICATION AND INSURANCE

         The NYBCL permits, in general, a New York corporation, such as the Company, to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose he or she reasonably believe to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The NYBCL also permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount as, and to the extent, required by law. The NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL are not exclusive of any rights to which a person seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the By-Laws of the corporation or, when authorized by such certificate of incorporation or By-Laws, (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for indemnification. However, the NYBCL also provides that no indemnification may be made on behalf of any such person if a judgment or other final adjudication adverse to the person establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled.

         The Company's Certificate of Incorporation provides, in accordance with the NYBCL, that a director will not be personally liable to the Company or its shareholders for damages for any breach of duty as a director unless a judgment or other final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or knowing violation of law, (ii) the director personally gained, in fact, a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated provisions of the NYBCL that impose liability upon directors in certain instances for declarations of dividends, stock repurchases or redemptions, distributions of assets following a dissolution, or loans to directors, when made contrary to NYBCL provisions.

         The Company's By-Laws, adopted by shareholders at the Company's 1989 Annual Meeting of Shareholders, provide, among other things, that the Company will indemnify any officer or director (including officers and directors serving another entity in any capacity at the Company's request) to the fullest extent permitted by law.

         The Company is a party to indemnification agreements with each of its directors and certain of its officers confirming the indemnification granted under the Company's By-Laws.

         The Restated Merger Agreement provides that, until and for a period of six years after the Effective Time, the provisions of the Company's Certificate of Incorporation limiting the personal liability of directors for damages and the indemnification provisions of the Company's Certificate of Incorporation and By-Laws as they relate to those who have served as directors or officers of the Company at any time through the Effective Time will not be amended, repealed or otherwise modified in any manner that would make any of such provisions less favorable to the directors or officers of the Company or the Surviving Corporation than those that pertain to directors and officers on the date of the Restated Merger Agreement. Until and for a period of six years after the Effective Time (subject to extension until the final disposition of any claim asserted or made during such period), the Surviving Corporation will (i) indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries, Mergeco and the members of Mergeco (collectively, the "INDEMNIFIED PARTIES"), from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities resulting from or arising out of actions or omissions of such Indemnified Parties occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by the Restated Merger Agreement) to the fullest extent permitted or required, as the case may be, under (a) applicable law, (b) the Company's Certificate of Incorporation or By-laws or the articles of organization or operating agreement of Mergeco in effect on the date of the Restated Merger Agreement, including, without limitation, provisions relating to advances of expenses incurred in the defense of any action or suit, (c) any indemnification agreement between the Indemnified Party and the Company, or (d) resolutions adopted by the shareholders or directors of the Company or the members of Mergeco and (ii) advance to any Indemnified Parties expenses incurred in defending any action or suit with respect to such matters upon receipt of an undertaking (which need not be secured) by or on behalf of such Indemnified Party to repay such amount as, and to the extent, it is not entitled to be indemnified, in each case to the fullest extent such Indemnified Party is entitled to indemnification or advancement of expenses under the Company's Certificate of Incorporation, By-Laws or indemnification agreements with its officers and directors or Mergeco's operating agreement in effect on the date hereof and subject to the terms of such Certificate of Incorporation, By-Laws, indemnification agreements or operating agreement. However, (i) no indemnification will be made to or on behalf of Mergeco or a member of Mergeco in his or its individual capacity or in his or its capacity as a member of Mergeco which arises as a result of the transactions contemplated in the Restated Merger Agreement if a judgment or other final adjudication adverse to Mergeco or such member of Mergeco, as the case may be, establishes that its or his acts constituted a breach of (a) its or his fiduciary duties to the Company or the shareholders of the Company or (b) any of Mergeco's or such member's representations, warranties or obligations under the Restated Merger Agreement which caused the Company to terminate the Restated Merger Agreement and (ii) nothing in the Restated Merger Agreement may be construed as adversely affecting any such member's entitlement to indemnification from the Company as an officer or director of the Company.


         To support its indemnification obligation, the Surviving Corporation has agreed to use its best efforts to obtain, and maintain effective for a period of at least one year after the Effective Time, at least $5.0 million of directors' and officers' liability insurance (i) covering reimbursement of the Surviving Corporation for any obligation it may incur as a result of indemnification of directors and officers and (ii) providing insurance for directors and officers in cases where such reimbursement is not applicable, including in the event of insolvency of the Company. However, the Surviving Corporation is not required to pay a premium in excess of $100,000 for such insurance, but, if such premium would exceed such amount, the Surviving Corporation is to purchase as much coverage as possible for such amount. It is the Company's understanding that such insurance will not cover actions taken by directors and officers with respect to the transactions contemplated by the Restated Merger Agreement.


NO SOLICITATION; FIDUCIARY OBLIGATIONS OF DIRECTORS

         The Company has agreed that it will not, and will not authorize or permit any of their representatives to, (i) take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of any equity interest in, or the sale of a substantial portion of the assets of, the Company or any such subsidiary (a "TRANSACTION PROPOSAL"), except for the transactions contemplated under the Restated Merger Agreement or (ii) enter into negotiations with, or furnish information to, any other party with respect to any Transaction Proposal. However, the Company and their representatives will not be prohibited from taking any action described in clause (ii) above to the extent such action is taken by, or upon the authority of, the Board if, in the good faith judgment of the Board, (i) such Transaction Proposal is (after consultation with a financial advisor of a nationally recognized reputation) (a) more favorable to the Company's shareholders than the Merger, (b) achievable, and (c) supported by creditable financing, which may include a "highly confident" letter from a nationally recognized investment banking firm or nationally recognized lending institution and (ii) after consultation with counsel, failure to take such action would breach the Board's fiduciary duties to the Company's shareholders under applicable law. In addition, the Company is required to promptly provide Mergeco with a summary of the material terms of any Transaction Proposal and of any negotiations or communications between the Company or its subsidiaries or any of their respective representatives concerning any Transaction Proposal. The Company also is required to give Mergeco not less than three business days' written notice before providing any confidential information to any person (other than Mergeco, and prospective sources of the Debt Financing, and their respective representatives) concerning the business, properties or prospects of the Company and/or its subsidiaries. The Restated Merger Agreement does not prohibit the Company from making a statement to its shareholders that is required by Rule 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to its shareholders if, in the good faith judgment of the Board, after consultation with counsel, failure to make such a disclosure would breach its fiduciary duties to the Company's shareholders under applicable law or would otherwise violate the Exchange Act, other applicable law or stock exchange regulations.

CONDITIONS

         The respective obligations of each party to the Restated Merger Agreement to effect the Merger are subject to the following conditions: (i) the adoption of the Restated Merger Agreement at the Meeting by the affirmative vote of at least two-thirds of the votes of all outstanding shares of Common Stock and a majority of the votes cast at the Meeting, excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes, (ii) there will not have occurred (a) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (b) commencement of a war, armed hostilities or other international or national calamity, directly involving the United States, that has a material adverse effect on the general economic conditions in the United States such as to make it, in the judgment of a party to the Restated Merger Agreement, inadvisable or impracticable to proceed with the Merger or the transactions contemplated by the Restated Merger Agreement or by the Debt Financing, or (iii) other than the filing of

Certificates of Merger, each of the Company and Mergeco will have obtained such consents from third parties and approvals from governmental instrumentalities as will be required for the consummation of the transactions contemplated by the Restated Merger Agreement, except for such consents the failure to obtain which would not have a "Material Adverse Effect."

         A "MATERIAL ADVERSE EFFECT" is defined in the Restated Merger Agreement as something that has a material adverse effect on the business, condition (financial or otherwise), properties, assets or prospects of the Company and its subsidiaries, taken as a whole.


         The obligations of Mergeco to effect the Merger are also subject to the additional conditions that: (i) with certain exceptions, the representations and warranties of the Company contained in the Restated Merger Agreement will be true and correct as of the date of the Restated Merger Agreement and as of the closing date of the Merger, (ii) each and all of the covenants and agreements of the Company contained in the Restated Merger Agreement will have been duly performed and complied with, except where the failure to comply (a) would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Restated Merger Agreement, or (b) was the direct result of an act or omission of any of the Continuing Shareholders, (iii) there has been no (a) material adverse change in the business, condition (financial or otherwise), properties, assets or prospects of the Company and its subsidiaries taken as a whole, (b) death or disability of any of Mario Sbarro, Anthony Sbarro, Joseph Sbarro or Carmela Sbarro or any executive officer of the Company having a family relationship (as defined in Item 401 of Regulation S-K promulgated by the SEC) with a Continuing Shareholder, or (c) material adverse change, or event or occurrence that is reasonably likely to result in an adverse change, in securities, financial or borrowing markets, or applicable tax or other laws or regulations, such as to decrease in any material respect the benefits of the Merger to the Continuing Shareholders or make it impractical to proceed with the Merger or the transactions contemplated by the Restated Merger Agreement or by the Debt Financing, (iv) no statute, rule, regulation, or temporary, preliminary or permanent order or injunction will have been proposed, promulgated, enacted, entered, enforced or deemed applicable by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction that (a) prohibits consummation of the Merger or the transactions contemplated by the Restated Merger Agreement or the Merger, or (b) imposes material limitations on the ability of the Continuing Shareholders effectively to exercise full rights of ownership with respect to the shares of Common Stock to be issued to them pursuant to the Restated Merger Agreement, (v) the settlement of the consolidated lawsuit, as reflected in the Stipulation of Settlement, will have been approved by the Court (the Court signed an Order and Final Judgment on July 14, 1999, among other things, approving the Stipulation of Settlement), final judgment will have been entered in accordance with the Stipulation of Settlement (which is expected to occur on or about July 15, 1999) and will have become final (the settlement is expected to become final upon the expiration of any applicable period for the appeal of the Order and Final Judgment, which will occur 30 days after entry of the Order and Final Judgment) without an appeal having been filed or, if an appeal is filed, entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed, and without costs to any party (except as provided in the Stipulation of Settlement) and no holders, or holders of no more than an aggregate of 1,000,000 shares of Common Stock, approximately 4.9% of the Company's presently outstanding shares, will have requested exclusion from the Class (no requests for exclusion from the Class were received) (see "LITIGATION PERTAINING TO THE MERGER"), (vi) neither (a) any action, suit or proceeding before any court or governmental body relating to the Merger or the transactions contemplated by the Restated Merger Agreement will be pending in which an unfavorable judgment or decree could prevent or substantially delay the consummation of the Merger, or is reasonably likely to (1) result in a material increase in the aggregate Merger Consideration, (2) result in an award of material damages, (3) cause the Merger to be rescinded, or (4) result in a material amount of rescissory damages, nor (b) any decision in any action, suit or proceeding relating to the Merger or the transactions contemplated by the Restated Merger Agreement will have been rendered by any court or governmental body which has any such effect, and (vii) the Company has obtained the Debt Financing (a) of at least $300 million, (b) on the material terms and conditions no less favorable to the Company than those set forth in the term sheet delivered by the Continuing Shareholders to the Special Committee, and (c) having a yield to maturity not to exceed 11.25% per annum.

         The obligations of the Company to effect the Merger are also subject to the additional conditions that: (i) with certain exceptions, the representations and warranties of Mergeco contained in the Restated Merger Agreement will be true and correct as of the date of the Restated Merger Agreement and the closing date of the Merger, (ii) each and all of the covenants and agreements of Mergeco contained in the Restated Merger Agreement will have been duly performed and complied with in all material respects prior to the consummation of the Merger, except where the failure to comply would not have a material adverse effect on the ability of Mergeco to consummate the transactions contemplated by the Restated Merger Agreement, and (iii) no statute, rule, regulation, or temporary, preliminary or permanent order or injunction will have been proposed, promulgated, enacted, entered, enforced or deemed applicable by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction that prohibits consummation of the Merger or the transactions contemplated by the Restated Merger Agreement or the Merger.

TERMINATION

         The Restated Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the
Company: (i) by mutual consent of the Board and the members of Mergeco, (ii) automatically, if, at the Meeting, the Company's shareholders have not voted to adopt the Restated Merger Agreement by the requisite shareholder votes, (iii) by action of the Board or the members of Mergeco if, without the fault of the terminating party, the Merger has not been consummated on or prior to August 31, 1999, (iv) by action of the Board or the members of Mergeco, if the Special Committee has withdrawn or modified in a manner adverse to Mergeco its approval or recommendation of the Merger, the Restated Merger Agreement or the transactions contemplated by the Restated Merger Agreement, (v) by action of the members of Mergeco if the conditions to the obligations of Mergeco contained in the Restated Merger Agreement have not been satisfied prior to the consummation of the Merger or have become incapable of being satisfied or if the events the non-occurrence of which are a condition to obligations of Mergeco contained in the Restated Merger Agreement have occurred prior to the consummation of the Merger, and (vi) by action of the Board if the conditions to the obligations of the Company contained in the Restated Merger Agreement have not been satisfied prior to the consummation of the Merger or have become incapable of being satisfied or if the events, whose non-occurrence are a condition to the Company's obligations contained in the Restated Merger Agreement, have occurred prior to the consummation of the Merger. See "-- Conditions."

         The Restated Merger Agreement provides that, in the event of its termination, no party to the Restated Merger Agreement will have any liability or further obligation to any other party to the Restated Merger Agreement and the Merger will be abandoned. However (i) any termination by the Company arising out of a breach by Mergeco or the Continuing Shareholders of any representation, warranty, covenant or agreement contained in the Restated Merger Agreement will be without prejudice to the rights of the Company to seek damages with respect such breach, and (ii) any termination by Mergeco arising out of a breach by the Company of any representation, warranty, covenant or agreement contained in the Restated Merger Agreement, other than a breach by the Company that is the direct result of an act or omission of the Continuing Shareholders, will be without prejudice to the rights of Mergeco to seek damages with respect to such breach. The obligations described in this paragraph and the obligations of the parties with respect to the payment of fees and expenses described below survive any termination of the Restated Merger Agreement.

FEES AND EXPENSES

         If the Restated Merger Agreement is terminated for any reason, except as discussed below, the Company, on the one hand, and Mergeco and the Continuing Shareholders, on the other hand, are each to pay their own fees and expenses. The fees and expenses of the Company will include fees and expenses of financial advisors (including Bear Stearns and Prudential Securities), accountants and counsel for the

Company and the Special Committee, and fees and expenses for the preparation, printing, mailing and filing of documents used in connection with the Merger and the Debt Financing. The fees and expenses of Mergeco will include any commitment and other fees or expenses of any person providing or proposing to provide the Debt Financing and fees and expenses of counsel for Mergeco. Except with respect to any stock transfer taxes payable by Public Shareholders, the Surviving Corporation will pay any transfer taxes (including any interest and penalties thereon and additions on any transfer taxes) payable in connection with the Merger and will be responsible for the preparation and filing of any required tax returns, declarations, reports, schedules, terms and information returns with respect to such transfer taxes.


         If termination of the Restated Merger Agreement is not due to the failure to obtain at least $300 million of Debt Financing on the material terms and conditions contemplated in the term sheet delivered by the Continuing Shareholders to the Special Committee (or is due to a failure to obtain the Debt Financing as a result of a material adverse change in the securities, financial or borrowing markets, or applicable tax or other laws or regulations) or a breach by Mergeco or the Continuing Shareholders of their representations, warranties or covenants, then the Company will reimburse Mergeco and the Continuing Shareholders for the fees and expenses incurred by them in connection with the Merger, with the maximum reimbursement by the Company being $500,000 in the aggregate.


         If termination of the Restated Merger Agreement is due to failure to obtain the Debt Financing (unless resulting from a material adverse change in the securities, financial or borrowing markets, or applicable tax or other laws or regulations), then Mergeco and the Continuing Shareholders will, jointly and severally, be obligated to reimburse the Company for 50% of the fees and expenses incurred by the Company in connection with the Merger, with the maximum reimbursement by Mergeco and the Continuing Shareholders being $500,000 in the aggregate.

AMENDMENT AND WAIVER

         Subject to applicable law, the Restated Merger Agreement may be amended, modified or supplemented by the written agreement of the parties at any time prior to the Effective Time except that, in the case of the Company, such action must be approved by the Special Committee. In addition, after shareholder adoption of the Restated Merger Agreement has been obtained, no amendment may be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects the rights of the Public Shareholders without further approval by the holders of such number of votes of Common Stock that are required to adopt the Restated Merger Agreement in accordance with the Restated Merger Agreement.

         The Company and Mergeco, respectively, may waive the satisfaction of any obligation, covenant, agreement or condition of the other under the Restated Merger Agreement. However, the waiver of any of the Company's rights under the Restated Merger Agreement requires the approval of the Special Committee. The Company has made no determination as to whether it would waive any condition and any such determination would be made on behalf of the Company by the Board based on the facts and circumstances existing at the time such waiver is requested.

                             BUSINESS OF THE COMPANY

OVERVIEW


         The Company is a leading owner, operator and franchiser of quick-service restaurants, serving a wide variety of Italian specialty foods. Under the "Sbarro" and "Sbarro The Italian Eatery" names, the Company developed one of the first quick-service concepts that extended beyond offering one primary specialty item (i.e., pizza or hamburgers). The Company's menu includes pizza, pasta and other hot and cold Italian entrees, salads, sandwiches, cheesecake and other desserts and beverages. The Sbarro concept is unlike typical quick- service restaurants because of its diverse menu of Italian foods, and differentiates itself from other Italian/pizza restaurants because of its quick, cafeteria style service.


         As of April 25, 1999, the Sbarro system included 910 Sbarro restaurants, consisting of 635 Company-operated and mall-based Umberto of New Hyde Park restaurants and 275 franchised restaurants located in 48 States, the District of Columbia, the Commonwealth of Puerto Rico, certain United States territories and 21 countries throughout the world. For the year ended January 3, 1999, systemwide sales (including franchised locations, but excluding joint venture locations other than mall-based Umberto of New Hyde Park restaurants), Company operating revenues and Company EBITDA were $511.0 million, $370.1 million and $82.7 million, respectively. EBITDA margin for this period was approximately 22.2%, which is among the highest in the quick-service restaurant industry.


         Since its inception, the Company has focused on high customer traffic venues due to the large number of captive customers who base their eating decision primarily on impulse and convenience. This provides the Company more flexibility in pricing and allows the Company to avoid the significant advertising and promotional spending that certain of its competitors often employ to attract customers to destination restaurants. These factors, combined with adherence to strict cost controls, provide Sbarro with high and stable operating margins. The Company initially located its restaurant sites in New York and then, with the rapid expansion of enclosed shopping malls in the 1970s, expanded into these facilities due to their high traffic, impulse purchase characteristics. Over the past ten years, the Company has extended the Sbarro concept to other high traffic venues, including toll roads and airports, sports arenas, hospitals, convention centers, university campuses and casinos. The Company believes the opportunity to open Sbarro units in new venues should continue to expand in the future as companies, municipalities and others seek to outsource their non-core food operations.

         The Company has demonstrated its ability to identify, develop and efficiently operate restaurants and has increased its total restaurant base (including franchised operations) from 123 restaurants at the time of the Company's initial public offering of Common Stock in 1985 to 910 at April 25, 1999. Over the past decade, the Company's growth in shopping malls has been primarily derived from opportunities that have arisen from the major renovation of existing shopping malls or the re-merchandising of a mall's food operations and, to a lesser extent, the development of new shopping malls. Historically, the Company's strategy has been to operate its restaurants directly whenever possible in order to closely control all aspects of restaurant operations and, thus, maximize restaurant profitability. The Company has, however, granted franchises to expand in international markets and to minimize its capital risk, and has granted franchises domestically generally when necessary to open a unit in a desirable attractive location. The Company has developed a qualification and training program that provides strict operating standards for franchisees and also restricts the size of territories granted to franchisees. The Company believes that its franchised units meet the quality and customer service benchmarks of Company-owned units, and expects that a higher percentage of future new unit growth will come from franchised locations, as the Company seeks to expand the Sbarro concept into new venues, both domestically and internationally. For the year ended January 3, 1999, Company-operated restaurant revenues accounted for approximately 97.7% of total operating revenues, with franchise related income accounting for the balance.

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INDUSTRY OVERVIEW


         The restaurant industry is one of the largest sectors of the economy, with estimated industry sales of approximately $338 billion in 1998, accounting for more than 4% of the nation's gross domestic product. Between 1990 and 1998 (the latest available information), restaurant industry sales grew an average of approximately 5% annually.

         The quick-service restaurant industry includes hamburgers, pizza, chicken, various types of sandwiches, and Mexican, Chinese and other ethnic foods. The National Restaurant Association estimates that sales at quick-service restaurants reached approximately $106 billion in 1998, compared with approximately $62 billion in 1988. This growth primarily reflects consumers' increasing desire for a convenient, reasonably priced restaurant experience. This trend is expected to continue as the increasing percentage of dual-earner households and higher disposable incomes, combined with decreasing leisure time, continue to increase the percentage of meals eaten away from the home. According to the National Restaurant Association, the percentage of the average family's food budget spent on meals consumed "away from home" increased from approximately 25% of the food budget in 1955 to approximately 44% in 1998 (the latest available information). Approximately 50% of Sbarro's revenues are derived from pizza. Many of the Company's most direct competitors operate within the pizza restaurant segment. At the end of 1998, there were over 30,000 pizza restaurants in operation, generating nearly $16 billion in annual revenues.


COMPETITIVE STRENGTHS

         The Company believes its success in the quick-service restaurant industry is attributed to the following competitive strengths:


         LEADING QUICK SERVICE OPERATOR IN HIGH CUSTOMER TRAFFIC VENUES. The Company, through its "Sbarro" and "Sbarro The Italian Eatery" brands, is the leading Italian quick-service restaurant operator and franchisor, having developed a proven business model for operating in shopping malls, airports, toll roads and other high customer traffic locations. Several national quick-service chains have attempted to replicate their stand-alone concept in malls but have reduced the scope of their operations in these venues. Additionally, the Company has developed close relationships with many of the major shopping mall developers and operators, as well as national food service companies that franchise restaurants in other high traffic locations. As a result of these longstanding relationships, the Company believes that it has a competitive advantage in opening new units in locations that have high customer traffic patterns, such as shopping malls.


         STRONG, NATIONALLY RECOGNIZED BRAND NAME. The breadth of Sbarro's operations and the visibility of its units across many high customer traffic locations have enabled the Company to forge strong brand name recognition with consumers. The Company's consistent product quality and service, its varied menu of moderately priced Italian food served in a cafeteria style format, its distinctive logo and its clean and bright locations have become recognized symbols of the Company.

         CONSISTENT RECORD OF GROWTH AND PROFITABILITY. Sbarro has a track record of consistent operating performance and a high level of profitability. Its operating and cost controls and business model have resulted in a consistent revenue base and a relatively low cost structure. Company operating revenues and EBITDA have increased from $294.0 million and $73.0 million, respectively, in fiscal 1994 to $370.1 million and $82.1 million, respectively, for the fiscal year ended January 3, 1999 (which consisted of 53 weeks). The Company's EBITDA margin of approximately 22.2% for the year ended January 3, 1999 is among the highest in the restaurant industry.

         PROVEN BUSINESS MODEL. In the 40 years of operations of the Company and its Sbarro family owned predecessors, Sbarro management has developed and refined a business model for high traffic customer venues. The Company has extensive experience in identifying and developing restaurant locations and in operating these sites. The Company forecasts the initial capital investment and pre-opening costs associated with opening new Sbarro restaurants, as well as estimated profitability. Since the cost of food, paper products, payroll and other employee benefits is generally within a small range as a percentage of restaurant sales from location to location, the Company's forecasting focuses on projected restaurant revenues and the fixed and semi-variable costs expected to be incurred. The Company's forecasting approach also projects a prospective restaurant's revenues based on such factors as the area's demographics and the retail environment surrounding the location. Additionally, the Company has developed a restaurant operations model which specifies all aspects of restaurant management, including recipes, production processes, restaurant design, customer service and staff training. This model ensures consistency of product and service and efficient ingredients usage, maximizing profitability.


         MODERATE CAPITAL EXPENDITURE REQUIREMENTS. Most Sbarro restaurant units have limited capital expenditure requirements for both their initial development and ongoing maintenance. Approximately 93% of the 635 Company-owned locations (including Umberto of New Hyde Park mall locations) are located in shopping malls and, as a result, the units are relatively small (500-3,000 square feet) and are inexpensive to establish, as compared to other fast food establishments, which primarily have larger, free standing locations. Additionally, the majority of the Company's locations have limited, if any, dedicated seating solely for Sbarro customers, as a result of their location in common area food courts, thus further minimizing the initial and ongoing maintenance costs. A new Sbarro unit typically requires a $300,000-$400,000 initial capital investment with minimal annual maintenance expenditures thereafter. Further, the Company's franchisees generally fund capital expenditures for their units. As a result of the limited capital expenditure requirements, along with immediate payment for all Company restaurant sales, the Company generates significant free cash flow.


BUSINESS STRATEGY

         The Company continuously seeks to provide high quality, affordably priced Italian food products to a broad customer base. Sbarro has concentrated its product development on creating a menu of healthy, moderately priced items that appeal to the tastes of its customers and produce high gross margins. The Company intends to achieve further growth and strengthen its competitive position through the continued implementation of the following initiatives:

         EXPAND TRADITIONAL SBARRO STORE BASE. The Company plans to continue to increase its network of Company-operated and franchised Sbarro locations. New Company-operated locations will primarily be driven by opportunities arising from major renovations of existing shopping malls or the re-merchandising of a mall's food operations and, to a lesser extent, the development of new shopping malls. The Company also plans to increase the level of franchising with selected franchisees in both international and domestic markets.


         INCREASE PENETRATION OF NEW HIGH CUSTOMER TRAFFIC VENUES. The Company began targeting toll roads and airport locations in the early 1990s and, subsequently, sports arenas, hospitals, convention centers, university campuses and casinos due to the similar characteristics (i.e., customer density, impulse purchase, etc.) between these venues and the Company's significant base of shopping mall locations. Approximately 13% of the Company's existing restaurants (including franchise locations) are located in these non-mall venues. The Company believes these venues offer significant expansion potential as the operators of these facilities increasingly seek to outsource their non-core food service operations to companies with an established brand in order to simplify their own operations and maximize profitability.

         PURSUE STRATEGIC JOINT VENTURE ARRANGEMENTS. Since 1995, the Company has entered into several joint ventures to develop new restaurant concepts to provide potential future growth opportunities. To date, these joint ventures have established new popular, mid- and high-priced Italian (16 restaurants, including 13 Umberto of New Hyde Park units) and steakhouse restaurants (six restaurants). The Company has recently acquired, through a joint venture, a two unit Mexican restaurant business and is in the process of establishing a joint venture for seafood restaurants. The Company has chosen to develop these ventures with restaurateurs experienced in the particular food area. These joint ventures are in various stages of expansion, and the Company is considering additional types of restaurants for expansion. The Company continually evaluates its existing joint ventures, and will evaluate new joint ventures, to determine where it is most advantageous to deploy its resources.

         A description of the Company's business, and other information about the Company, is contained in the Company's Annual Repot on Form 10-K for the year ended January 3, 1999, which is incorporated into this Proxy Statement by reference. See "Where You Can Find More Information."


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The following table contains the name and business address of each director and executive officer of the Company, the present principal occupation or employment of each of those persons and the name, principal business and address of the corporation or other organization in which the occupation or employment of each of those persons is conducted. Also set forth below are the material occupations, positions, offices and employment of each of those persons and the name, principal business and address of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. Mario Sbarro, Anthony Sbarro, Joseph Sbarro, Carmela Sbarro, Harold L. Kestenbaum, Richard A. Mandell, Paul A. Vatter, Terry Vince and Bernard Zimmerman are directors of the Company. Each person listed below is a citizen of the United States. Unless otherwise indicated below, the business address of each director and executive officer, for the past five years, has been at the principal executive office of the Company. Beginning five years prior to the date of this Proxy Statement and continuing until November 1998, the principal executive office of the Company was located at 763 Larkfield Road, Commack, New York 11725. Since November 1998, the Company's principal executive office has been 401 Broadhollow Road, Melville, New York 11747.


                                       BUSINESS ADDRESS AND
          NAME                         PRINCIPAL OCCUPATIONS
          ----                         ---------------------

MARIO SBARRO Mr. Sbarro has been an officer, a director and a principal shareholder of the Company since its organization in 1977, serving as Chairman of the Board and Chief Executive Officer for more than the past five years and President since May 1996.

ANTHONY SBARRO                       Mr. Sbarro has been an officer, a director
                                     and a principal shareholder of the Company since its organization in 1977, serving as Vice Chairman of the Board since May 1996 and as President and Chief Operating
                                     Officer from December 1993 through May
                                     1996. For more than five years prior to
                                     December 1993, Mr. Sbarro was an Executive
                                     Vice President of the Company. He also has served as Treasurer of the Company for more than the past five years.

JOSEPH SBARRO                        Mr. Sbarro has been an officer, a director
                                     and a principal shareholder of the Company since its organization in 1977, serving as Senior Executive Vice President since
                                     December 1993. For more than five years
                                     prior thereto, Mr. Sbarro was an Executive
                                     Vice President of the Company. He also has served as Secretary of the Company for more than the past five years.

                                       BUSINESS ADDRESS AND
          NAME                         PRINCIPAL OCCUPATIONS
          ----                         ---------------------

CARMELA SBARRO                       Mrs. Sbarro has been a Vice President of
                                     the Company since March 1985. Mrs. Sbarro was a founder of the Company, together with her late husband, Gennaro Sbarro. Mrs.
                                     Sbarro devotes a substantial portion of her time to recipe and product development.
                                     Mrs. Sbarro has served as a director of the Company since January 1998.

HAROLD L. KESTENBAUM                 Mr. Kestenbaum has been a practicing
                                     attorney in New York since 1976. From
                                     October 1997 to the present, the business address of Mr. Kestenbaum has been 585
                                     Stewart Avenue, Garden City, New York
                                     11530. From five years prior to the date of this Proxy Statement through September
                                     1997, the business address of Mr.
                                     Kestenbaum was 170 Old Country Road,
                                     Mineola, New York 11501. He became a
                                     director of the Company in March 1985.

RICHARD A. MANDELL                   Mr. Mandell is a private investor. His
                                     residence address is 666 Greenwich Street, New York, New York 10014. Mr. Mandell was a
                                     Managing Director of the investment firm of BlueStone Capital Partners, L.P., 575 Fifth
                                     Avenue, New York, New York 10017, from
                                     February until April 1998 and Vice
                                     President - Private Investments of Clariden
                                     Asset Management (NY) Inc., 12 East 49th
                                     Street, New York, New York 10022, a
                                     subsidiary of Clariden Bank, a private
                                     Swiss bank, from January 1996 until
                                     February 1998. From 1982 until June 1995,
                                     Mr. Mandell served as a Managing Director of Prudential Securities, One New York
                                     Plaza, New York, New York 10292. He became a director of the Company in March 1986.
                                     Mr. Mandell is also a director of
                                     Trend-Lines, Inc., USA Detergents, Inc. and
                                     Shells Seafood Restaurants, Inc.

PAUL A. VATTER                       Mr. Vatter has been Professor Emeritus
                                     since his retirement in 1995, and from 1970 until his retirement was Lawrence E.
                                     Fouraker Professor of Business
                                     Administration, at Harvard University's
                                     Graduate School of Business Administration,
                                     Cumnock Hall, Boston, Massachusetts 02163, where he served as a Professor since 1958.
                                     His residence address is 244 Clifton
                                     Street, Belmont, Massachusetts 02178. He became a director of the Company in March
                                     1985. Mr. Vatter has advised the Company of his intention to retire upon consummation of the Merger or, if the Restated Merger
                                     Agreement is not adopted at the Meeting, upon the expiration of his current term at the next annual meeting of shareholders.

                                       BUSINESS ADDRESS AND
          NAME                         PRINCIPAL OCCUPATIONS
          ----                         ---------------------

TERRY VINCE                          Mr. Vince has been Chairman of the Board
                                     and President of Sovereign Hotels, 591
                                     North Avenue, Wakefield, Massachusetts
                                     01880, a company that operates hotels,
                                     since October 1991 and Chairman of the
                                     Board of Fame Corp., 1400 State Street,
                                     Springfield, Massachusetts 01109, a food service management company, since January
                                     1994. He became a director of the Company in December 1988.

BERNARD ZIMMERMAN                    Mr. Zimmerman has been President of Bernard
                                     Zimmerman and Co., Inc. since October 1972 and was Senior Vice President of The
                                     Zimmerman Group, Inc. from January 1991 to
                                     November 1996, financial and management
                                     consulting firms. The address of Bernard
                                     Zimmerman and Co., Inc. and The Zimmerman
                                     Group, Inc. is 18 High Meadow Road, Weston,
                                     Connecticut 06883. Mr. Zimmerman also
                                     served as President and a director of
                                     Beacon Hill Mutual Fund, Inc., 75 Federal
                                     Street, Boston, Massachusetts 02110, from
                                     December 1994 until October 1996. From 1986 until September 1993, Mr. Zimmerman was
                                     Chairman and President of St. Lawrence
                                     Seaway Corp., an owner and manager of
                                     agricultural properties. Mr. Zimmerman has been a certified public accountant in New
                                     York for more than the past 35 years. He became a director of the Company in March
                                     1985.

JOHN BERNABEO                        Mr. Bernabeo joined the Company in August
                                     1992 and served in various capacities prior to his election as Vice President -
                                     Architecture and Engineering in May 1997.

JOSEPH A. FALLARINO                  Mr. Fallarino joined the Company in
                                     September 1998 and was elected Vice
                                     President - Human Resources in November
                                     1998. Prior to joining the Company, Mr.
                                     Fallarino served as Senior Vice President -
                                     Human Resources of Arbor Management LLC,
                                     333 Omni Building, Earl Ovington Boulevard,
                                     Uniondale, New York 11553 , a provider of financial services and healthcare services, from March 1996 until March 1998, and Vice
                                     President Human - Resources of AMS
                                     Corporation, 855 Avenue of the Americas,
                                     New York, New York 10001, a national
                                     outsourcing company, from January 1994
                                     until February 1996, and Director of Human
                                     Resources of Ogden Corporation, 2 Penn
                                     Plaza, New York, New York, an international diversified services corporation, from
                                     April 1988 until September 1993.

GEORGE W. HERZ II                    Mr. Herz joined the Company in November
                                     1995 and was elected Vice President and
                                     General Counsel in February 1996. Prior to joining the Company, Mr. Herz served as General Counsel from 1993 and Corporate
                                     Counsel from 1982 until 1992 of Minuteman
                                     Press International, Inc., 1640 New
                                     Highway, Farmingdale, New York 11735, a
                                     franchisor of printing centers.

                                       BUSINESS ADDRESS AND
          NAME                         PRINCIPAL OCCUPATIONS
          ----                         ---------------------

ROBERT S. KOEBELE                    Mr. Koebele has been Vice President -
                                     Finance and Chief Financial Officer of the
                                     Company for more than the past five years.
                                     Mr. Koebele has been a certified public
                                     accountant in New York for more than the past 30 years. Mr. Koebele has advised the Company that he intends to retire in the early part of the summer of 1999, whether or not the Merger is consummated.

CARMELA N. MERENDINO                 Ms. Merendino has been Vice President -
                                     Administration of the Company for more than the past five years. Ms. Merendino joined the Company in March 1985 and performed a variety of corporate administrative functions for the Company prior to her election as Vice President -
                                     Administration.

ANTHONY J. MISSANO                   Mr. Missano has been Corporate Vice
                                     President - Operations since August 1996, prior to which he served the Company as Vice President - Operations (West) since
                                     February 1995, and as a Zone Vice President from June 1992 until February 1995.

ROBERT G. ROONEY                     Mr. Rooney joined the Company in June 1999
                                     as Co-Vice President- Finance and Co-Chief
                                     Financial Officer and will become the
                                     Company's sole Vice President-Finance and
                                     Chief Financial Officer upon the retirement of Mr. Koebele. From December 1996 until he joined the Company, Mr. Rooney was employed by Discovery Zone, Inc. (a national family entertainment center chain), serving as
                                     Senior Vice President, Chief Financial and
                                     Administrative Officer since February 1997.
                                     From March 1994 until September 1996, Mr.
                                     Rooney served as Senior Vice President and
                                     Chief Financial Officer of Victory Capital
                                     LLC (formerly Forschner Enterprises, Inc.), a venture capital firm, and, from September
                                     1992 to February 1994, served as a director and consultant on behalf of various investors and investment funds affiliated with Forschner Enterprises, Inc. Discovery
                                     Zone, Inc., which had filed under Chapter
                                     11 of the United States Bankruptcy Code
                                     prior to Mr. Rooney's joining that company, again filed under that law on April 20, 1999. Mr. Rooney has been a certified public accountant in New York for over 15 years.

GENNARO A. SBARRO                    Mr. Sbarro has been Corporate Vice
                                     President-Franchising of the Company since
                                     August 1996, prior to which he served the Company as Vice President - Franchising since February 1995. For more than five years prior thereto, Mr. Sbarro served the Company in various capacities with the Company.

GENNARO J. SBARRO                    Mr. Sbarro has been Corporate Vice
                                     President - Operations of the Company since
                                     August 1996, prior to which he served as Vice President - Operations (East) since
                                     February 1995, and as a Zone Vice President from June 1992 until February 1995.

                                       BUSINESS ADDRESS AND
          NAME                         PRINCIPAL OCCUPATIONS
          ----                         ---------------------

LEONARD G. SKROSKY                   Mr. Skrosky, who rejoined the Company in
                                     June 1996, has been Senior Vice President -
                                     Real Estate since November 1996. Mr.
                                     Skrosky was Senior Vice President - Real
                                     Estate and Lease Administration from
                                     February 1987 until December 1993. From
                                     January 1994 until June 1996, Mr. Skrosky was President of The Skrosky Company, 510
                                     Hallet Road, East Stroudsburg, Pennsylvania
                                     18301, a real estate firm dealing with site selection and lease negotiations for several restaurant and other companies.


FAMILY RELATIONSHIPS

         Mario, Anthony and Joseph Sbarro are the sons of Carmela Sbarro. Carmela N. Merendino is the daughter, and Gennaro A. Sbarro is the son, of Mario Sbarro. Gennaro J. Sbarro is the son, and Anthony J. Missano is the son-in-law, of Joseph Sbarro.

BACKGROUND OF THE CONTINUING SHAREHOLDERS

         The only members of Mergeco are Mario Sbarro, Joseph Sbarro and Anthony Sbarro, Joseph Sbarro (1994) Family Limited Partnership and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (the "TRUST OF CARMELA SBARRO"). Information concerning Mario, Joseph and Anthony Sbarro is contained in "-- Directors and Executive Officers of the Company." Joseph Sbarro (1994) Family Limited Partnership is a New York partnership formed in June 1994, whose business address is c/o Joseph Sbarro, 401 Broadhollow Road, Melville, New York 11747. It holds investments of the family of Joseph Sbarro. The business address of the Trust of Carmela Sbarro is c/o Mario Sbarro, 401 Broadhollow Road, Melville, New York 11747. It was formed in April 1984 and is a trust for the benefit of Carmela Sbarro and her descendants. The trustees of the Trust of Carmela Sbarro are Mario Sbarro and Franklin Montgomery. Franklin Montgomery, a citizen of the United States, has been an attorney in sole practice for more than the past five years. His business address is 488 Madison Avenue, New York, New York 10022.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of Common Stock as of June 30, 1999 (except as noted below) with respect to (i) holders known to the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company, (iv) all directors and executive officers of the Company as a group and (v) each Continuing Shareholder. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner. As of June 30, 1999, Mergeco did not beneficially own any shares of Common Stock.

                                           Amount and Nature of       Percent of
                Beneficial Owner          Beneficial Ownership(1)     Class (2)
                ----------------          ----------------------      ----------

Mario Sbarro (3)..............................     1,949,920  (4)          9.3%
Anthony Sbarro (3)............................     1,432,133  (5)          6.9%
Joseph Sbarro (3).............................     2,024,580  (6)          9.8%
Trust of Carmela Sbarro (3)(7)................         2,497,884          12.2%
Carmela Sbarro................................               400              *
Harold L. Kestenbaum..........................        29,250  (8)             *
Richard A. Mandell............................        22,500  (9)             *
Paul A. Vatter................................        24,750  (9)             *
Terry Vince...................................        25,800  (9)             *
Bernard Zimmerman.............................         64,450(10)             *
John Bernabeo.................................            833(11)             *
Joseph A. Fallarino...........................                 0             --
George W. Herz II.............................          4,666(11)             *
Robert S. Koebele.............................         25,666(12)             *
Carmela N. Merendino..........................         20,966(13)             *
Anthony J. Missano............................         39,166(11)             *
Robert G. Rooney..............................                 0             --
Gennaro A. Sbarro.............................         54,187(14)             *
Gennaro J. Sbarro.............................         39,166(11)             *
Leonard G. Skrosky............................         70,649(15)             *
Joel M. Greenblatt............................      1,879,647(16)          9.2%
Bank One Corporation..........................      1,213,600(17)          5.9%
All directors and executive officers as a           8,322,520(18)         38.3%
  group (19) persons..........................
---------------

(1) Shares subject to Stock Options, for purposes of the table, are considered beneficially owned only to the extent currently exercisable or exercisable within 60 days after June 30, 1999. See "THE RESTATED MERGER AGREEMENT -- Treatment of Stock Options."

(2) Asterisk indicates less than 1%. As of June 30, 1999, 20,534,313 shares of Common Stock were outstanding. Shares subject to Stock Options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if such Stock Options were exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) The business address of each of Mario Sbarro, Joseph Sbarro, Anthony Sbarro and the Trust of Carmela Sbarro is 401 Broadhollow Road, Melville, New York 11747.

(4) Includes (i) 740 shares owned by Mr. Sbarro's wife and 4,450 shares owned by a charitable foundation supported by Mr. Sbarro and his wife, of which Mr. Sbarro, his wife and another director of the Company are the directors (as to which shares, in each case, Mr. Sbarro disclaims beneficial ownership), and (ii) 420,000 shares subject to Stock Options. Excludes the 2,497,884 shares held by the Trust of Carmela Sbarro, of which trust Mr. Sbarro serves as a trustee (as to which shares Mr.

         Sbarro may be deemed a beneficial owner with shared voting and dispositive power). See footnote (7) below.

(5)      Includes 198,333 shares subject to Stock Options.


(6) Includes (i) 609,000 shares owned by Joseph Sbarro (1994) Family Limited Partnership, of which Mr. Sbarro is the sole general partner, and (ii) 216,666 shares subject to Stock Options.


(7) The Trust of Carmela Sbarro was created by Carmela Sbarro for her benefit and for the benefit of her descendants, including Mario, Joseph and Anthony Sbarro. The trustees of the trust are Franklin Montgomery, whose business address is 488 Madison Avenue, New York, New York 10022, and Mario Sbarro. As trustees, Franklin Montgomery and Mario Sbarro may be deemed to be the beneficial owners of these shares with shared voting and dispositive power.


(8) Represents (i) 6,750 shares owned by Mr. Kestenbaum's wife, as to which shares Mr. Kestenbaum disclaims beneficial ownership, and (ii) 22,500 shares subject to Stock Options.

(9)      Includes 22,500 shares subject to Stock Options.

(10) Includes (i) 4,450 shares owned by a family foundation supported by Mario Sbarro and his wife, of which Mr. Zimmerman is a director (as to which shares Mr. Zimmerman disclaims beneficial ownership), and (ii) 22,500 and 37,500 shares subject to Stock Options held, respectively, by Mr. Zimmerman individually and Bernard Zimmerman and Company, Inc., a company of which Mr.
         Zimmerman is President and a majority shareholder.


(11)     Represents shares subject to Stock Options.

(12)     Includes 14,666 shares subject to Stock Options.

(13) Includes (i) 4,730 shares owned by Ms. Meredino's husband and 1,840 shares owned by Ms. Merendino as custodian for her minor children (as to which shares, in each case, Ms. Merendino disclaims beneficial ownership), and (ii) 9,666 shares subject to Stock Options.

(14) Includes (i) 3,140 shares owned by Mr. Sbarro's wife, as to which shares Mr. Sbarro disclaims beneficial ownership, and (ii) 44,917 shares subject to Stock Options.

(15)     Includes 66,666 shares subject to Stock Options.

(16)     Based solely upon information as of April 6, 1999 contained in a
         Schedule 13D dated April 19, 1999 filed with the SEC and the Company by Mr. Greenblatt, Gotham Capital V, LLC, Gotham Capital VI, LLC and Gotham Capital VII, LLC, each of whose address is 100 Jericho Quadrangle, Suite 212, Jericho, New York 11753. The Schedule 13G indicates that Mr. Greenblatt has sole voting and dispositive power with respect to 122,083 shares and that he shares voting and dispositive power with respect to 4,567 shares with Gotham Capital V, LLC, 315,495 shares with Gotham Capital VI, LLC and 412,502 shares with Gotham Capital VII, LLC. Includes 875,000 and 150,000 shares which have been transferred by Gotham V and Gotham VI, respectively, in connection with equity swaps on such number of shares. Gotham V, Gotham VI and Mr. Greenblatt include the shares subject to such swaps in their Schedule 13D but disclaim beneficial ownership of those shares.


(17)     Based solely upon information as of December 31, 1998 contained in a
         Schedule 13G dated February 1, 1999 filed with the SEC and the Company by Bank One Corporation, One First National Plaza, Chicago, Illinois 60670 as parent holding company of NBD Bank (Indiana), NBD Bank (Michigan) and Pegasus Funds. The Schedule 13G indicates that Bank One Corporation had sole voting and dispositive power with respect to 1,209,900 shares and sole voting power with respect to another 3,700 shares. The Company believes Bank One Corporation may have sold some or all of the shares beneficially owned by it.

(18) Includes (i) 4,450 shares owned by a charitable foundation, of which a director and executive officer of the Company, his wife and another director of the Company are directors, as to which shares each disclaims beneficial ownership, (ii) an aggregate of 17,200 shares owned by spouses, and as custodian for minor children, of directors and executive officers, as to which shares beneficial ownership is disclaimed and (iii) 1,135,994 shares subject to Stock Options.


                    CERTAIN TRANSACTIONS IN THE COMMON STOCK

         There have been no transactions in the Common Stock effected since December 15, 1998 by (i) the Company or any majority-owned subsidiary of the Company, (ii) any director or executive officer of the Company, (iii) any persons controlling the Company, (iv) Mergeco, (v) any Continuing Shareholder, including the general partner of the Joseph Sbarro (1994) Family Limited Partnership or either trustee of the Trust of Carmela Sbarro, or (vi) any associate of any of the foregoing, except that the Company has issued an aggregate of 334 shares to employees (none of whom is within the foregoing categories of persons) upon the exercise of Stock Options under stock option plans of the Company.

         It is the present intention of the following persons (as well as other children of Mario Sbarro who own an aggregate of 7,170 shares of Common Stock) to sell the shares indicated opposite their names prior to the Effective Time in order to recognize capital gain tax treatment with respect to the disposition of their presently owned Common Stock rather than ordinary income tax treatment that would otherwise apply to them as a result of their family relationship to Mario Sbarro if they exchanged their shares in the Merger (see "SPECIAL FACTORS -- Certain U.S. Federal Income Tax Consequences"):


                             RELATIONSHIP TO THE COMPANY AND                             NUMBER
NAME                         CONTINUING SHAREHOLDERS                                     OF SHARES
----                         -----------------------                                     ---------

Annunziatina Sbarro          Wife of Mario Sbarro                                            740

Carmela Sbarro               Vice President, director and mother of Mario, Joseph and        400
                             Anthony Sbarro

Carmela N. Merendino         Vice President-Administration and daughter of Mario Sbarro    4,730

Gennaro A. Sbarro            Vice President-Franchising and son of Mario Sbarro            6,130

         Neither the Company nor any of the Continuing Shareholders (who are considered to be the only affiliates of the Company) have made any purchases of Common Stock since December 29, 1996.

         On February 19, 1997, the Company granted Stock Options, exercisable at $25.125 per share, to the following current executive officers: Mario Sbarro (to purchase 100,000 shares); Anthony Sbarro (to purchase 100,000 shares); Joseph Sbarro (to purchase 100,000 shares); Gennaro A. Sbarro (to purchase 80,000 shares); Gennaro J. Sbarro (to purchase 80,000 shares); Anthony J. Missano (to purchase 80,000 shares); Carmela Merendino (to purchase 6,500 shares); Robert S. Koebele (to purchase 6,500 shares); George W. Herz II (to purchase 4,000 shares) and John Bernabeo (to purchase 2,500 shares). On May 21, 1997, Mario Sbarro was granted an additional Stock Option to purchase 150,000 shares of Common Stock at an exercise price of $28.875 per share. Following the Company's 1997 annual meeting of shareholders, held on May 21, 1997, Harold L. Kestenbaum, Richard A. Mandell, Paul A. Vatter, Terry Vince and Bernard Zimmerman, the Company's non-employee directors, were each granted Stock Options to purchase 3,750 shares of Common Stock at an exercise price of $28.875 per share and, following the 1998 annual meeting of shareholders, held on August 19, 1998, those non-employee directors were each granted options to purchase 3,750 shares of Common Stock at $24.0625 per share. On November 17, 1998, Joseph Fallarino was granted a Stock Option to purchase 5,000 shares of Common Stock at an exercise price of $24.8125 per share.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's consolidated financial statements as at January 3, 1999 and December 28, 1997 and for the three fiscal years ended December 29, 1996, December 28, 1997 and January 3, 1999 included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto. It is expected that representatives of Arthur Andersen LLP will be present at the Meeting, both to respond to appropriate questions of shareholders of the Company and to make a statement if they desire.

                              SHAREHOLDER PROPOSALS


         If the Merger is consummated, there no longer will be public shareholders of the Company and no public participation in any future meetings of shareholders of the Company. However, if the Merger is not consummated, the Company intends to hold its 1999 Annual Meeting of Shareholders on or about October 14, 1999. If a shareholder intends to present a proposal at the Company's 1999 Annual Meeting of Shareholders and wants that proposal to be included in the Company's Proxy Statement and proxy card for that meeting, the proposal should be received at the Company's principal executive offices not later than August 31, 1999. As to any proposal that a shareholder intends to present to shareholders without including it in the Company's Proxy Statement for the Company's 1999 Annual Meeting of Shareholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than August 31, 1999. Even if proper notice is received on or prior to August 31, 1999, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to such proposal as required by Rule 14a-4(c)(2) under the Exchange Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows the Company to "incorporate by reference" information into its Proxy Statement, which means that the Company can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference in this Proxy Statement and are deemed to be a part hereof:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1999;

         (2) The Company's Quarterly Report on Form 10-Q for the sixteen weeks ended April 25, 1999; and


         (3) The Company's Current Reports on Form 8-K dated (date of earliest event reported): January 19, 1999 and June 17, 1999.


         Any statement contained in a document incorporated by reference is deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement modifies or replaces such statement.

         The Company also incorporates by reference the information contained in all other documents the Company files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the Meeting. The information contained in any such document will be considered part of this Proxy Statement from the date the document is filed and will supplement or amend the information contained in this Proxy Statement.

         The Company undertakes to provide by first class mail, without charge and within one business day of receipt of any request, to any person to whom a copy of this Proxy Statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this Proxy Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein).

                              AVAILABLE INFORMATION


         The Company, Mergeco and the Continuing Shareholders have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Merger. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits to the Schedule 13E-3, certain parts of which are omitted, as permitted in accordance with the rules and regulations of the SEC. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Among other things, a copy of the written report presented by Prudential Securities to the Special Committee, including the opinion of Prudential Securities as to the fairness of the consideration to be received in the Merger, was filed as an exhibit to the
Schedule 13E-3. Descriptions contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Schedule 13E-3. Each such statement is qualified in its entirety by reference to the document filed as an exhibit. Copies of the Schedule 13E-3 and all exhibits to the Schedule 13E-3. are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, without charge, by written request directed to us at the following address:

                  Robert G. Rooney, Co-Vice President - Finance
                  Sbarro, Inc.
                  401 Broadhollow Road
                  Melville, New York 11747


         The Company is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec. gov." The Company's Common Stock is listed on the NYSE, and materials also may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

                                  OTHER MATTERS

         At a special meeting, under the NYBCL and the Company's By-Laws, no matter may be considered which is not set forth in the notice for such meeting. As a result, no matter other than consideration of adoption of the Restated Merger Agreement may be brought before the Meeting. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their discretion on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

                                          By Order of the Board of Directors,

                                                      JOSEPH SBARRO,
                                                         Secretary
July 15, 1999




                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



                                                                                      Page
                                                                                      ----

         Annual Financial Statements                                                  F-2

         Report of Independent Public Accountants                                     F-3

         Consolidated Balance Sheets at January 3, 1999 and
         December 28, 1997                                                            F-4

         Consolidated Statements of Income for each of the
         years in the three-year period ended January 3, 1999                         F-6

         Consolidated Statements of Shareholders' Equity for each of
         the years in the three-year period ended January 3, 1999                     F-8

         Consolidated Statements of Cash Flows for each of the
         years in the three-year period ended January 3, 1999                         F-9

         Notes to Consolidated Financial Statements                                   F-11

         Interim Financial Statements                                                 F-25

         Consolidated Balance Sheets - April 25, 1999 (unaudited)
         and January 3, 1999                                                          F-26

         Consolidated Statements of Income (unaudited) - Sixteen Weeks
         ended April 25, 1999 and April 19, 1998                                      F-28

         Consolidated Statements of Cash Flows (unaudited) - Sixteen Weeks
         ended April 25, 1999 and April 19, 1998                                      F-30

         Notes to Unaudited Consolidated Financial Statements - April 25, 1999        F-32


                           ANNUAL FINANCIAL STATEMENTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------




To the Board of Directors and Shareholders of Sbarro, Inc.:


We have audited the accompanying consolidated balance sheets of Sbarro, Inc. (a New York corporation) and subsidiaries as of January 3, 1999 and December 28, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended January 3, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sbarro, Inc. and subsidiaries as of January 3, 1999 and December 28, 1997, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1999, in conformity with generally accepted accounting principles.


                                                   Arthur Andersen LLP




New York, New York
February 10, 1999

                          SBARRO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS





                                                             (In thousands)
                                            ----------------------------------------------
                                              January 3, 1999            December 28, 1997
                                            -----------------          -------------------


Current assets:
       Cash and cash equivalents                     $150,472                     $119,810

       Marketable securities                                -                        7,500

       Receivables:
         Franchisees                                    1,342                          810
         Other                                          2,185                        1,565
                                                 ------------                 ------------

                                                        3,527                        2,375
                                                 ------------                 ------------

Inventories                                             3,122                        2,962

Prepaid expenses                                        1,291                        1,768
                                                 ------------                  -----------

       Total current assets                           158,412                      134,415


Property and equipment, net (Notes 3 and 10)          138,126                      136,798

Other assets, net                                       6,630                        7,436
                                                  -----------                  -----------

                                                     $303,168                     $278,649
                                                  ===========                  ===========


                                   (continued)

                          SBARRO, INC. AND SUBSIDIARIES

                      LIABILITIES AND SHAREHOLDERS' EQUITY



                                                              (In thousands)
                                                ------------------------------------------
                                                January 3, 1999          December 28, 1997
                                                ---------------        -------------------


Current liabilities:
      Accounts payable                                $    7,122          $10,086
       Accrued expenses (Note 4)                           25,764           26,025
       Dividend payable                                         -            5,521
       Income taxes (Note 5)                                4,146            4,777
                                                       ----------         --------

          Total current liabilities                        37,032           46,409

Deferred income taxes (Note 5)                              9,219           11,801

Commitments and contingencies (Notes 6 and 7)                   -                -


Shareholder's equity (Note 9):
       Preferred stock, $1 par value: authorized
          1,000,000 shares; none issued                         -                -
       Common stock, $.01 par value; authorized
         40,000,000 shares; issued and outstanding
         20,531,643 shares at January 3, 1999 and
         20,446,654 shares at December 28, 1997               205              204
       Additional paid-in capital                          34,587           32,444
       Retained earnings                                  222,125          187,791
                                                        ---------         --------
                                                          256,917          220,439
                                                        ---------         --------

                                                         $303,168         $278,649
                                                         ========         ========







                 See notes to consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                                           (In thousands, except share data)
                                                     ------------------------------------------------
                                                                     For the Years Ended
                                                     ------------------------------------------------
                                                     January 3,         December 28,     December 29,
                                                          1999                1997         1996
                                                     ---------          -----------      -----------

Revenues:
    Restaurant sales                                   $361,534             $337,723        $319,315
     Franchise related income                             8,578                7,360           6,375
     Interest income                                      5,120                4,352           3,798
                                                     ----------           ----------      ----------
        Total revenues                                  375,232              349,435         329,488
                                                     ----------           ----------      ----------

Costs and expenses:
     Cost of food and paper products                     76,572               69,469          68,668
     Restaurant operating expenses:
        Payroll and other employee benefits              93,367               84,910          78,258
        Occupancy and other expenses                    101,013               93,528          85,577
     Depreciation and amortization                       22,429               23,922          22,910
     General and administrative                          19,708               17,762          14,940
     Provision for unit closings  (Note 10)               2,515                3,300              -
     Terminated transaction costs (Note 6)                  986                    -              -
     Litigation settlement and  related
        costs (Note 7)                                    3,544                    -              -
     Loss on sale of land to be sold (Note 3)             1,075                    -              -
     Other income                                        (2,680)              (1,653)         (1,171)
                                                       ---------           ---------       ---------
        Total costs and expenses                        318,529              291,238         269,182
                                                       ---------           ---------       ---------

Income before income taxes and
     cumulative effect of change in method
     of accounting for start-up costs                    56,703               58,197          60,306
Income taxes  (Note 5)                                   21,547               22,115          22,916
                                                         ------               ------          ------
Income before cumulative effect
     of accounting change                                35,156               36,082          37,390

Cumulative effect of change in method
     of accounting for start-up costs, net of
     income taxes of $504                                  (822)                  -               -
                                                       ---------           ---------       ---------

Net income                                              $34,334              $36,082         $37,390
                                                       =========           =========       =========

                                   (continued)

                          SBARRO, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                               (In thousands, except share data)
                                                                      For the Years Ended

                                                       January 3,         December 28,    December 29,
                                                         1999                 1997           1996
                                                       ---------          -----------     -----------

Per share information:
     Net income per share:

     Basic:

       Income before accounting change                   $1.71                 $1.77           $1.84
        Accounting change                                 (.04)                    -               -
                                                         -----                 -----           -----

        Net income                                       $1.67                 $1.77           $1.84
                                                         =====                 =====           =====

     Diluted:

        Income before accounting change                  $1.71                 $1.76           $1.83
        Accounting change                                 (.04)                    -               -
                                                        ------               -------         -------

        Net Income                                       $1.67                 $1.76           $1.83
                                                        ======               =======         =======

Shares used in computing net income per share:

     Basic                                          20,516,890            20,426,678      20,369,128
                                                    ==========            ==========      ==========

     Diluted                                        20,583,367            20,504,303      20,404,620
                                                    ==========            ==========      ==========

Dividends declared  (Note 11)                                -                 $1.08           $0.92
                                                    ==========            ==========     ===========





                 See notes to consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                    (In thousands, except share data)
                                ---------------------------------------------------------------------
                                                               Common stock
                                ---------------------------------------------------------------------
                                                                Additional
                                Number of                         paid-in      Retained
                                  shares            Amount        capital      earnings         Total
                                ---------           ------      ----------     --------         -----

Balance at
     December 31, 1995           20,345,483          $203        $30,330      $155,133       $185,666

Exercise of stock options            47,426             1            889                          890

Net income                                                                      37,390         37,390

Dividends declared                                                             (18,746)       (18,746)
                            ---------------      --------     ----------       --------      --------

Balance at
     December 29, 1996           20,392,909           204         31,219       173,777        205,200

Exercise of stock options            53,745                        1,225                        1,225

Net income                                                                      36,082         36,082

Dividends declared                                                             (22,068)       (22,068)
                            ---------------      --------     ------------     --------      --------

Balance at
     December 28, 1997           20,446,654           204         32,444       187,791        220,439

Exercise of stock options            84,989             1          2,143                        2,144

Net income                                                                      34,334         34,334
                            ---------------      --------     ------------  ----------       --------

Balance at
     January 3, 1999             20,531,643          $205        $34,587      $222,125       $256,917
                            ===============      ========     ============  ==========       ========





                 See notes to consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     (In thousands)
                                                    ---------------------------------------------
                                                                   For the Years Ended
                                                    ---------------------------------------------

                                                    January 3,      December 28,     December 29,
                                                        1999               1997            1996
                                                    ----------      ------------     ------------
Operating activities:
Net income                                          $34,334           $36,082           $37,390
Adjustments to reconcile net
   income to net cash provided
      by operating activities:
         Cumulative effect of change in method
          of accounting for start-up costs              822
          Depreciation and amortization              22,429            23,922            22,910
      Decrease in deferred income taxes              (2,078)           (1,844)             (442)
      Provision for unit closings                     2,515             3,300
         Loss on sale of land to be sold              1,075

Changes in operating assets and liabilities:
      (Increase) decrease in receivables             (1,152)             (510)              739
      Increase in inventories                          (160)             (121)              (78)
      Decrease (increase) in prepaid
        expenses                                        477              (359)              268
      Increase in other assets                         (817)           (2,468)           (3,048)
      (Decrease) increase in accounts payable
        and accrued expenses                         (2,610)            3,534            (4,309)
      (Decrease) increase in income taxes
        payable                                        (631)             (510)              579
                                                  ----------         ---------        ---------

Net cash provided by
   operating activities                              54,204            61,026            54,009
                                                  ---------          --------         ---------




                                   (continued)

                          SBARRO, INC. AND SUBSIDIARIES


                                                                   (In thousands)
                                                  --------------------------------------------------
                                                                 For the Years Ended
                                                  --------------------------------------------------
                                                  January 3,         December 28,       December 29,
                                                      1999                1997               1996
                                                  ---------          ------------       ------------

Investing activities:

Proceeds from maturities of marketable
   securities                                         7,500                 2,500
Purchases of property and equipment                 (27,717)              (28,556)           (25,928)
Proceeds from disposition of property
   and equipment                                         52                    34                266
                                                  ---------            ----------          ---------

Net cash used in investing activities               (20,165)              (26,022)           (25,662)
                                                  ----------           ----------          ---------

Financing activities:

Proceeds from exercise of stock
   options                                            2,144                 1,225                890
Cash dividends paid                                  (5,521)              (21,237)           (17,920)
                                                   --------             ---------          ----------

Net cash used in
   financing activities                              (3,377)              (20,012)           (17,030)
                                                   --------             ----------        ----------

Increase in cash and cash
   equivalents                                       30,662                14,992             11,317

Cash and cash equivalents at
   beginning of year                                119,810               104,818             93,501
                                                  ---------             ---------          ---------

Cash and cash equivalents at end
   of year                                         $150,472              $119,810           $104,818
                                                  =========             =========          =========







                 See notes to consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            BASIS OF FINANCIAL STATEMENT PRESENTATION:

            The consolidated financial statements include the accounts of Sbarro, Inc. and its wholly-owned subsidiaries (together, the "Company") and the accounts of its joint ventures. All intercompany accounts and transactions have been eliminated.

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

            CASH EQUIVALENTS:

            All highly liquid debt instruments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

            MARKETABLE SECURITIES:

            The Company had classified its investments in marketable securities as "held to maturity". These investments were stated at amortized cost, which approximated market, and were comprised primarily of direct obligations of the U.S. Government and its agencies. All previous investments in marketable securities matured during fiscal 1998.

            INVENTORIES:

            Inventories, consisting primarily of food, beverages and paper supplies, are stated at cost which is determined by the first-in, first-out method.

            PROPERTY AND EQUIPMENT AND DEPRECIATION:

            Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is provided for by the straight-line method over the estimated useful lives of the assets or the lease term, whichever is shorter. One-half year of depreciation and amortization is recorded in the year in which the restaurant commences operations.

                          SBARRO, INC. AND SUBSIDIARIES

1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

            DEFERRED CHARGES:

            The Company accounts for pre-opening and similar costs in accordance with Statement of Position (SOP) 98-5 of the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants which requires companies to write off all such costs, net of tax benefit, as a "cumulative effect of accounting change" and to expense all such costs as incurred in the future. In accordance with its early application provisions, the Company implemented the SOP as of the beginning of its 1998 fiscal year. Application of the SOP resulted in a charge of $1,226,000 ($822,000 or $.04 basic and diluted earnings per share after tax).

            COMPREHENSIVE INCOME:

            In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") 130, "Reporting Comprehensive Income", which establishes new rules for the reporting of comprehensive income and its components. The adoption of this statement had no impact on the Company's net income or shareholders' equity. For the 1998, 1997 and 1996 fiscal years, the Company's operations did not give rise to items includible in comprehensive income which were not already included in net income. Therefore, the Company's comprehensive income is the same as its net income for all periods presented.

            FRANCHISE RELATED INCOME:

            Initial franchise fees are recorded as income as restaurants are opened by the franchisee and all services have been substantially performed by the Company. Development fees are amortized over the number of restaurant openings covered under each development agreement. Royalty and other fees from franchisees are accrued as earned. Revenues and expenses related to construction of franchised restaurants are recognized when contractual obligations are completed and the restaurants are opened.

            STOCK BASED COMPENSATION PLANS:

            In accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. (See Note 9).

            INCOME TAXES:

            The Company files a consolidated Federal income tax return. Deferred income taxes result primarily from differences between financial and tax reporting of depreciation and amortization.

            ACCOUNTING PERIOD:

            The Company's fiscal year ends on the Sunday nearest to December 31. The Company's 1998 fiscal year ended January 3, 1999 and contained 53 weeks. All other reported fiscal years contained 52 weeks.

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


            PER SHARE DATA:

            The provisions of SFAS No. 128, "Earnings Per Share" became effective for the Company's quarter and year ended December 28, 1997. SFAS No. 128 requires the presentation of both basic and diluted earnings per share on the face of the income statement. SFAS No. 128 replaced primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. Earnings per share is calculated using the weighted average number of shares of common stock outstanding for the period, with basic earnings per share excluding, and diluted earnings per share including, potentially dilutive securities, such as stock options that could result in the issuance of common stock. The number of shares of common stock subject to stock options included in diluted earnings per share were 66,477 in 1998, 77,625 in 1997 and 35,492 in 1996.

            LONG-LIVED ASSETS:

            SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires that long-lived assets, certain identifiable intangibles and goodwill be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. SFAS No. 121 did not have a material effect on the Company's results of operations or financial position in 1998, 1997 or 1996.

            SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


                                                  (In Thousands)
                                ------------------------------------------------
                                               For The Years Ended
                                ------------------------------------------------

                                  January 3,       December 28,    December 29,
                                      1999             1997            1996
                                      ----             ----            ----
Cash paid for:
     Income taxes                   $24,235           $24,297        $23,143
                                    =======           =======        =======

                          SBARRO, INC. AND SUBSIDIARIES

2.          DESCRIPTION OF BUSINESS:

            The Company and its franchisees develop and operate family oriented cafeteria style Italian restaurants principally under the "Sbarro" and "Sbarro The Italian Eatery" names. The restaurants are located throughout the United States and overseas, principally in shopping malls and other high traffic locations.

            The following sets forth the number of units in operation as of:


                                  January 3,   December 28,    December 29,
                                     1999          1997            1996
                                     ----          ----            ----

Company-owned                        630            623             597
Franchised                           268            239             219
                                     ---            ---             ---
                                     898            862             816
                                     ===            ===             ===

3.          PROPERTY AND EQUIPMENT:

                                                   (In thousands)
                                       -----------------------------------------
                                          January 3,           December 28,
                                             1999                  1997
                                             ----                  ----

Leasehold improvements                      $191,192              $168,581
Furniture, fixtures and equipment            107,891                97,688
Construction-in-progress  (A)                  2,662                20,096
                                           ---------             ---------
                                             301,745               286,365
Less accumulated depreciation and
amortization                                 163,619               149,567
                                           ---------             ---------

                                            $138,126              $136,798
                                           =========             =========

            (A) During 1998 the Company recorded a charge of $1,075 before tax ($667 or $.03 basic and diluted earnings per share after tax) for the difference between the carrying cost and proposed selling price of a parcel of land being sold by the Company. As of December 28, 1997, construction in progress includes $15,651 related to the acquisition and improvement of the Company's new corporate headquarters.

4.          ACCRUED EXPENSES:

                                                          (In thousands)
                                               ---------------------------------
                                                 January 3,      December 28,
                                                    1999             1997
                                                    ----             ----

Compensation                                        $4,109           $5,051
Payroll and sales taxes                              3,193            3,494
Rent                                                 6,786            6,699
Provision for unit closings (Note 10)                2,867            4,351
Other                                                8,809            6,430
                                                 ---------        ---------
                                                   $25,764          $26,025
                                                 =========        =========

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.          INCOME TAXES:


                                              (In Thousands)
                         ------------------------------------------------------
                                           For The Years Ended
                         ------------------------------------------------------

                           January 3,           December 28,       December 29,
                              1999                 1997               1996
                              ----                 ----               ----
Federal:
     Current                  $19,421               $19,868            $19,216
     Deferred                  (2,209)               (1,557)              (322)
                            ---------             ---------          ---------
                               17,212                18,311             18,894
                            ---------             ---------          ---------
State and local:
     Current                    4,708                 4,091              4,142
     Deferred                    (373)                 (287)              (120)
                            ---------             ---------          ---------
                                4,335                 3,804              4,022
                            ---------             ---------          ---------
                              $21,547               $22,115            $22,916
                            =========             =========          =========

            Deferred income taxes are comprised of the following:


                                                    (In thousands)
                                      -----------------------------------------
                                         January 3,          December 28,
                                            1999                 1997
                                            ----                 ----

Depreciation and amortization             $15,805              $15,782
Deferred charges                                -                  475
Other                                         101                   60
                                         --------            ---------
Gross deferred tax liabilities             15,906               16,317
                                         --------            ---------

Accrued expenses                           (4,776)              (2,431)
Deferred income                            (1,483)              (1,949)
Other                                        (428)                (136)
                                         --------            ---------
Gross deferred tax assets                  (6,687)              (4,516)
                                         --------            ---------
                                           $9,219              $11,801
                                         ========            =========

                          SBARRO, INC. AND SUBSIDIARIES

5.          INCOME TAXES (CONTINUED):

            Actual tax expense differs from "expected" tax expense (computed by applying the Federal corporate rate of 35% for the years ended January 3, 1999, December 28, 1997, and December 29, 1996) as follows:


                                                      (In Thousands)
                                        ----------------------------------------
                                                  For The Years Ended
                                        ----------------------------------------

                                        January 3,    December 28, December 29,
                                           1999           1997         1996
                                           ----           ----         ----

Computed "expected" tax expense           $19,382        $20,369      $21,108
Increase (reduction) in income taxes
    resulting from:
State and local income taxes, net of
    Federal income tax benefit              2,725          2,429        2,614
Tax exempt interest income                    (43)           (59)         (63)
Other, net                                   (517)          (624)        (743)
                                        ---------      ---------    ---------
                                          $21,547        $22,115      $22,916
                                        =========      =========    =========

            Deferred income taxes are provided for temporary differences between financial and tax reporting. These differences and the amount of the related deferred tax benefit are as follows:


                                                    (In Thousands)
                                  ----------------------------------------------
                                                 For The Years Ended
                                  ----------------------------------------------

                                  January 3,    December 28,      December 29,
                                     1999           1997              1996
                                     ----           ----              ----

Depreciation and amortization      $(1,891)       $(1,824)          $(1,397)
Accrued expenses                      (261)          (624)            1,791
Other                                 (430)           604              (836)
                                  --------      ---------         ---------
                                   $(2,582)       $(1,844)         $   (442)
                                  ========      =========          ========

                          SBARRO, INC. AND SUBSIDIARIES

6.          PROPOSED MERGER:

            On January 19, 1999, the Company entered into a merger agreement for the merger of a company owned by members of the Sbarro family, the Company's principal shareholders, with and into the Company in which all outstanding Common Stock of the Company not owned by those shareholders are to be converted into the right to receive $28.85 in cash. The shares to be purchased comprise approximately 65.6% of the Company's outstanding shares of Common Stock. In addition, all outstanding stock options, including those held by those members of the Sbarro family, will be terminated (see Note 9). For each such option, the holder thereof will be paid the difference between $28.85 and the exercise price per share, multiplied by the total number of shares of Common Stock subject to such option.

            The merger agreement contains certain conditions to closing, including, among other things, (i) approval by a majority of the votes cast (excluding votes cast by the Sbarro Family, abstentions and broker non-votes) at a meeting of the Company's shareholders to be called to consider adoption of the merger agreement, (ii) receipt of financing for the transactions contemplated by the merger agreement, (iii) the continued suspension of dividends by the Company and (iv) the settlement of shareholder class action lawsuits that have been filed relating to the merger.

            Following the Company's announcement of the proposal by members of the Sbarro family for the merger, seven class action lawsuits were instituted by shareholders against the Company, those members of the Sbarro family who are directors of the Company and all or some of the other directors of the Company. While the complaints in each of the lawsuits vary, in general, they allege that the directors breached fiduciary duties, that the then proposed price of $27.50 to be paid to shareholders other than the Sbarro family was inadequate and that there were inadequate procedural protections for those shareholders. Although varying, the complaints seek, generally, a declaration of a breach of, or an order requiring the defendants to carry out, their fiduciary duties to the plaintiffs, damages in unspecified amounts alleged to be caused to the plaintiffs, other relief (including injunctive relief or rescission or rescissory damages if the transaction is consummated), and costs and disbursements, including a reasonable allowance for counsel fees and expenses.

            On January 19, 1999, counsel for all of the plaintiffs and counsel for all of the defendants entered into a Memorandum of Understanding pursuant to which an agreement in principle to settle all of the lawsuits was reached and the Sbarro Family agreed to an increase in the merger consideration to $28.85 per share. The Memorandum of Understanding states that plaintiffs' counsel intend to apply to the Court for an award of attorneys' fees and disbursements in an amount of no more than $2.1 million to be paid by the Company, which the defendants have agreed not to oppose. The defendants are also responsible for providing notice of the settlement to all Class members. The settlement would result in the complete discharge and bar of all claims against, past, present and future officers and directors of the Company and others associated with the merger with respect to matters and issues of any kind that have been or could have been asserted in these lawsuits. The settlement is subject to, among other things, (i) completion of a formal stipulation of settlement, (ii) certification of the lawsuits as a class action covering all record and beneficial owners of the Common Stock during the period beginning on November 25, 1998 through the effective date of the merger, (iii) court approval of the settlement and (iv) consummation of the merger. It is a condition to the Sbarro family's obligations under the merger agreement that holders of no more than 1,000,000 shares of Common Stock request exclusion from the settlement.

            In connection with the termination of negotiations for the initial proposal of the Company's acquisition of all shares of common stock not owned by such members of the Sbarro family, in fiscal 1998, the Company recorded a charge of $986,000 ($611,000 or $.03 basic and diluted earnings per share after tax).

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.          COMMITMENTS AND CONTINGENCIES:

            COMMITMENTS:

            The Company conducts all of its operations in leased facilities. Most of the Company's restaurant leases provide for the payment of base rents plus real estate taxes, utilities, insurance, common area charges and certain other expenses, as well as contingent rents generally ranging from 8% to 10% of net restaurant sales in excess of stipulated amounts.

            Rental expense under operating leases, including common area charges, other expenses and additional amounts based on sales, are as follows:
                                                (In thousands)
                                      ------------------------------------------
                                              For the Years Ended
                                      ------------------------------------------
                                      January 3,    December 28,  December 29,
                                          1999         1997          1996
                                          ----         ----          ----

            Minimum rentals            $43,387         $40,365      $36,383
            Common area charges         13,314          12,541       11,303
            Contingent rentals           3,011           2,910        2,819
                                     ---------       ---------      -------
                                       $59,712         $55,816      $50,505
                                     =========       =========      =======

            Future minimum rental and other payments required under non-cancelable operating leases for Company-operated restaurants that were open on January 3, 1999 and the existing leased administrative and support function office (Note 8) are as follows (in thousands):

                       Years ending:
                       ------------

                      January 2, 2000            $65,075
                      December 31, 2000           63,472
                      December 30, 2001           60,409
                      December 29, 2002           56,000
                      December 28, 2003           51,180
                      Later years                134,673
                                                 -------

                                                $430,809
                                                ========

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.          COMMITMENTS AND CONTINGENCIES  (CONTINUED):

            The Company is the principal lessee under operating leases for certain franchised restaurants which are subleased to the franchisee. Franchisees pay rent and related expenses directly to the landlord. Future minimum rental payments required under these non-cancelable operating leases for franchised restaurants that were open as of January 3, 1999 are as follows (in thousands):

                        Years ending:
                        ------------

                        January 2, 2000                  $1,352
                        December 31, 2000                 1,088
                        December 30, 2001                   954
                        December 29, 2002                   626
                        December 28, 2003                   475
                        Later years                         727
                                                       --------

                                                         $5,222
                                                       ========

            As of February 10, 1999, future minimum rental payments required under non-cancelable operating leases for restaurants which had not as yet opened as of January 3, 1999 are as follows (in thousands):

                        Years ending:
                        ------------

                        January 2, 2000                   $1,537
                        December 31, 2000                  2,023
                        December 30, 2001                  2,026
                        December 29, 2002                  1,931
                        December 28, 2003                  2,053
                        Later years                       10,923
                                                        --------

                                                         $20,493
                                                        ========

            The Company is a party to contracts aggregating $3,159,000 with respect to the construction of restaurants. Payments of approximately $385,000 have been made on those contracts as of January 3, 1999.

            One of the joint ventures in which the Company is a partner has entered into a contract to purchase the land on which a restaurant is located, at the end of its five year lease on such property in 2002, for $950,000.

            The Company is a guarantor of its pro rata interest (up to $4,400,000) of a line of credit granted to one of the joint ventures in which the Company is a partner.

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

            COMMITMENTS AND CONTINGENCIES (CONTINUED):

            CONTINGENCIES:

            In December 1998, the Court approved, and Company completed, the settlement of an action entitled Kenneth Hoffman and Gloria Curtis, on behalf of themselves and all others similarly situated v. Sbarro, Inc. that was pending in the United States District Court for the Southern District of New York. The plaintiffs, former restaurant level management employees, alleged that the Company required general managers and co-managers to reimburse the Company for cash and certain other shortages sustained by the Company and thereby lost their status as managerial employees exempt from the overtime compensation provisions of the Fair Labor Standards Act. The settlement resulted in a one-time charge of $3,544,000 before tax or $2,197,000 ($.11 basic and diluted earnings per share after tax) in fiscal 1998.

8.          TRANSACTIONS WITH RELATED PARTIES:

            In May 1986, the Company entered into a fifteen year sublease with a partnership owned by certain shareholders of the Company in Commack for its present administrative and support function offices. For 1998 and 1997 and for each of the remaining years of the lease, the rent expense is $337,000 per year. In 1996, the Company incurred rent expense for such building of $298,000. Management believes that such rents are comparable to the rents that would be charged by an unaffiliated third party.

            A member of the Board of Directors acts as a consultant to the Company for which he received $140,400 in 1998, $116,400 in 1997 and $106,100 in 1996.

9.          STOCK OPTIONS:

            The Company's Board of Directors has adopted, and its shareholders have approved, a 1991 Stock Incentive Plan (the "1991 Plan"), which replaced the Company's 1985 Incentive Stock Option Plan, and a 1993 Non-Employee Director Stock Option Plan (the "1993 Plan").

            Under the 1991 Plan, the Company may grant, until February 2001, incentive stock options and non-qualified stock options, alone or in tandem with stock appreciation rights ("SARS"), to employees and consultants of the Company and its subsidiaries. Options and SARS may not be granted at exercise prices of less than 100% of the fair market value of the Company's common stock on the date of grant. The Board of Directors and the Board's Committee administering the 1991 Plan are empowered to determine, within the limits of the 1991 Plan, the number of shares subject to each option and SAR, the exercise price, and the time period (which may not exceed ten years) and terms under which each may be exercised.

            The 1993 Plan provides for the automatic grant to each non-employee director of an option to purchase 3,750 shares of common stock following each annual shareholders' meeting. Each option has a ten year term and is exercisable in full commencing one year after grant at 100% of the fair market value of the Company's common stock on the date of grant. In 1998, 1997 and 1996, each of the five non-employee directors were granted options to purchase 3,750 shares at $ 24.06, $28.88 and $26.88 per share, respectively. In 1997, options to purchase an aggregate of 11,250 shares granted to a deceased director were exercised at prices ranging from $21.50 to $23.71.

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.          STOCK OPTIONS (CONTINUED):

            A summary of the status of the Company's option plans is presented in the table below:

                                                1998                                 1997                            1996
                                      -------------------------          ---------------------------         ----------------------
                                               Weighted-                          Weighted-                         Weighted-
                                                Average                             Average                         Average
                                               Exercise                            Exercise                        Exercise
                                          Shares        Price               Shares          Price            Shares         Price
                                          ------        -----               ------          -----            ------         -----

            Options outstanding,
               beginning of period     1,638,339          $25.85           934,836           $25.57         717,712         $24.97
            Granted                       23,750          $24.22           777,750           $25.96         378,750         $25.55
            Exercised                    (84,989)         $25.23           (53,745)          $22.78         (47,426)        $18.24
            Canceled or expired          (16,668)         $25.15           (20,502)          $24.66        (114,200)        $24.84
                                      --------------------------         --------------------------        -----------------------
            Options outstanding,
               end of period           1,560,432          $25.87         1,638,339           $25.85         934,836         $25.57
            Options exercisable,
               end of period             617,515          $25.99           573,880           $26.05         534,214         $25.89

            Of the options outstanding at January 3, 1999, options to purchase 78,182 shares had exercise prices ranging from $15.17 to $21.83 per share, with a weighted average exercise price of $21.36 per share and a weighted average remaining contractual life of 5.53 years, of which options to purchase 76,515 shares were exercisable, with a weighted average exercise price of $21.36 per share. The remaining options to purchase 1,482,250 shares had exercise prices ranging from $23.05 to $28.88 per share, with a weighted average exercise price of $26.11 per share and a weighted average remaining contractual life of 6.8 years, of which options to purchase 541,000 shares are exercisable, with a weighted average exercise price of $26.65 per share. At January 3, 1999, there were an aggregate of 2,054,730 shares available for option grants under the 1991 and 1993 Plans.

            The foregoing table includes options granted in 1997 under the 1991 Plan to the Company's Chairman of the Board and President to purchase 100,000 and 150,000 shares at $25.13 and $28.88 per share, respectively, and to the Company's Vice Chairman of the Board and Senior Executive Vice President to purchase 100,000 and 100,000 shares, respectively, at $25.13 per share; options granted in 1996 to the Company's Chairman of the Board and President and Senior Executive Vice President to purchase 100,000 and 50,000 shares, respectively, at $24.75 per share; and options granted in 1993 under the 1991 Plan to the Company's Chairman of the Board and President, Vice Chairman of the Board and Senior Executive Vice President and one non-employee director to purchase 120,000, 90,000, 75,000 and 37,500 shares, respectively, at $27.09 per share. Each such option was granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant and is exercisable for 10 years from the date of grant. Such options remain unexercised.

            In addition to the foregoing, in 1990, shareholder approved options were granted to the Company's Chairman of the Board and President, Vice Chairman of the Board and Senior Executive Vice President to purchase 150,000, 75,000 and 75,000 shares, respectively, at $20.67 per share, the fair market value of the Company's common stock on the date of grant, for a period of 10 years from the date of grant. Such options remain unexercised.

            See Note 6 for the effect of the proposed acquisition of all shares not owned by the Sbarro family on the options outstanding as of January 3, 1999.

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.          STOCK OPTIONS (CONTINUED):

            The Company has adopted the pro forma disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined under SFAS No. 123, the Company's net income and earnings per share would have approximated the pro forma amounts below:

                                           (In thousands, except per share data)

            Net income:                             1998      1997        1996
                                                    ----      ----        ----
            As Reported                           34,334    36,082      37,390
                                                  ======    ======      ======
            Pro Forma                             33,770    35,089      37,160
                                                  ======    ======      ======

            Per share information:
            Net income per share (as reported):
            Basic                                  $1.67     $1.77       $1.84
                                                   =====     =====       =====
            Diluted                                $1.67     $1.76       $1.83
                                                   =====     =====       =====

            Net income per share (pro forma):
            Basic                                  $1.65     $1.72       $1.82
                                                   =====     =====       =====
            Diluted                                $1.64     $1.71       $1.82
                                                   =====     =====       =====

            The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                    1998       1997     1996
                                                    ----       ----     ----
            Expected life (years)                    .5         1.5         4
            Interest rate                           5.15%       5.82%    6.53%
            Volatility                                31%         21%      28%
            Dividend yield                          0.00%       4.00%    3.50%
            Weighted average fair value
                of options granted                 $2.38       $2.79    $5.75
                                                   =====       =====    =====


10.         PROVISION FOR UNIT CLOSINGS:

            A provision for restaurant closings of $2,515,000 ($1,559,000 or $.08 basic and diluted earnings per share after tax) was established in fiscal 1998 relating to the closing of 20 restaurant locations.

            A provision for restaurant closings in the amount of $3,300,000 ($2,046,000 or $.10 basic and diluted earnings per share after tax) relating to the Company's investment in one of its joint ventures was established in 1997 for the closing of certain of the joint venture's units.

11.         DIVIDENDS:

            In 1997 and 1996, the Company declared quarterly dividends of $.27 per share and $.23 per share, respectively, aggregating $1.08 per share and $.92 per share for the respective years. Dividends were thereafter suspended pending consideration by the Company of proposals by certain members of the Sbarro family for the Company's acquisition of all Common Stock not owned by them and consideration of other strategic alternatives.

                          SBARRO, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12.         QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                             (In thousands, except share data)
                                                ---------------------------------------------------------
                                                  First         Second           Third         Fourth
                                                 Quarter        Quarter         Quarter        Quarter (b)
                                                --------        -------         -------        ----------


Fiscal year 1998
----------------

           Revenues                               $101,883        $78,844         $85,907        $108,598
            Gross profit (a)                        77,463         60,142          65,035          82,322
            Net income (b)                           7,138          5,107           7,081          15,008
                                                ==========       ========        ========          ======

            Per share information:
            Net income per share:
              Basic                                   $.35           $.25            $.34            $.73
                                                      ====           ====            ====            ====
              Diluted                                 $.35           $.25            $.34            $.73
                                                      ====           ====            ====            ====

            Shares used in computation
             of net income per share:
              Basic                             20,491,939     20,526,633      20,528,309      20,529,006
                                               -----------     ----------      ----------      ----------
              Diluted                           20,665,846     20,605,477      20,530,983      20,539,488
                                               -----------     ----------     -----------     -----------

            Fiscal year 1997
            Revenues                               $95,364        $75,301         $82,678         $96,092
            Gross profit (a)                        73,324         57,976          63,314          73,640
            Net income (c)                           7,885          6,733           9,206          12,258
                                                  ========       ========        ========         =======

            Per share information:
            Net income per share:
              Basic                                   $.39           $.33            $.45            $.60
                                                      ====           ====            ====            ====
              Diluted (d)                             $.39           $.33            $.45            $.60
                                                      ====           ====            ====            ====

            Shares used in computation
             of net income per share:
              Basic                             20,401,538     20,428,711      20,440,596      20,444,678
                                                ----------     ----------      ----------      ----------
              Diluted                           20,454,534     20,599,676      20,526,757      20,529,233
                                                ----------     ----------      ----------      ----------

            (a) Gross profit represents the difference between restaurant sales and the cost of food and paper products.
            (b) See Notes 1, 3, 6, 7 and 10 for information regarding unusual charges.
            (c)   See Note 10.
            (d) The sum of the quarters does not equal the full year per share amounts included in the accompanying statement of income due to the effect of the weighted average number of shares outstanding during the fiscal year as compared to the quarters.

                            INTENTIONALLY LEFT BLANK

                    INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                          SBARRO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS



                                                                (In thousands)
                                               ----------------------------------------------
                                               April 25, 1999                 January 3, 1999
                                               --------------                 ---------------
                                                  (unaudited)

Current assets:
      Cash and cash equivalents                     $146,072                      $150,472


      Receivables:
         Franchisees                                   1,396                         1,342
         Other                                         2,325                         2,185
                                               ----------------            ----------------

                                                       3,721                         3,527

      Inventories                                      2,885                         3,122

      Prepaid expenses                                 3,868                         1,291
                                               ----------------            ----------------

         Total current assets                        156,546                       158,412


Property and equipment, net                          138,732                       138,126


Other assets                                           6,712                         6,630
                                              -----------------            ----------------

                                                    $301,990                      $303,168
                                              =================            ================



                                   (continued)

                          SBARRO, INC. AND SUBSIDIARIES

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                   (In thousands)
                                                         ------------------------------------
                                                         April 25, 1999       January 3, 1999
                                                         --------------       ---------------
                                                            (unaudited)

Current liabilities:
      Accounts payable                                            $5,272              $ 7,122
      Accrued expenses                                            23,762               25,764
      Income taxes                                                    37                4,146
                                                           --------------      ---------------

         Total current liabilities                                29,071               37,032


Deferred income taxes                                              9,043                9,219


Shareholders' equity:
      Preferred stock, $1 par value; authorized
         1,000,000 shares; none issued                               -                     -
      Common stock, $.01 par value; authorized
         40,000,000 shares; issued and outstanding
         20,533,645 shares at April 25, 1999 and
         20,531,643 shares at January 3, 1999                       205                    205
      Additional paid-in capital                                 34,634                 34,587
      Retained earnings                                         229,037                222,125
                                                           -------------        ---------------
                                                                263,876                256,917
                                                           -------------        ---------------

                                                               $301,990               $303,168
                                                           =============        ===============



            See notes to unaudited consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)


                                                     (In thousands, except per share data)
                                                  -----------------------------------------
                                                          For the sixteen weeks ended:
                                                  -----------------------------------------

                                                  April 25, 1999         April 19, 1998
                                                  --------------         --------------

Revenues:
      Restaurant sales                             $100,354                   $98,131
      Franchise related income                        2,506                     2,306
      Interest income                                 1,591                     1,446
                                               ------------             -------------
         Total revenues                             104,451                   101,883
                                               ------------             -------------

Costs and expenses:
      Cost of food and paper products                20,964                    20,668
      Restaurant operating expenses:
         Payroll and other employee benefits         28,103                    26,551
         Occupancy and other                         31,941                    29,892
      Depreciation and amortization                   6,700                     6,670
      General and administrative                      6,791                     5,964
      Other income                                   (1,197)                     (700)
                                               ------------             -------------
         Total costs and expenses                    93,302                    89,045
                                               ------------             -------------

Income before income taxes and cumulative
      effect of change in method of accounting
      for start-up costs                             11,149                     12,838
Income taxes                                          4,237                      4,838
                                               ------------              -------------
Income before cumulative effect
      of accounting change                            6,912                      7,960

Cumulative effect of change in method
      of accounting for start-up costs, less
      income tax benefit of $504                          -                       (822)
                                               -------------             -------------


Net income                                          $  6,912                  $  7,138
                                               =============             =============

                                   (continued)

                          SBARRO, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)


                                                 (In thousands, except per share data)
                                                ----------------------------------------
                                                      For the sixteen weeks ended:
                                                ----------------------------------------

                                                April 25, 1999            April 19, 1998
                                                --------------            --------------


Per share information:
      Net income per share:

      Basic:

         Income before accounting change                  $.34                 $.39
         Accounting change                                   -                 (.04)
                                                        ------                ------

         Net income                                       $.34                 $.35
                                                        ======                ======

      Diluted:

         Income before accounting change                  $.34                 $.39
         Accounting change                                   -                 (.04)
                                                        ------                ------

         Net income                                       $.34                 $.35
                                                        ======                ======

Shares used in computing net income per share:

      Basic                                         20,532,200           20,491,939
                                                    ----------           ----------

      Diluted                                       20,574,522           20,665,846
                                                    ----------           ----------



            See notes to unaudited consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                           (In thousands)
                                                               ------------------------------------
                                                                     For the sixteen weeks ended:
                                                               ------------------------------------
                                                               April 25, 1999        April 19, 1998
                                                               --------------        --------------

Operating activities:

Net income                                                       $6,912                $7,138
Adjustments to reconcile net income to net
      cash provided by operating activities:
         Cumulative effect in change in method
           of accounting for start-up costs                                               822
         Depreciation and amortization                            6,967                 6,670
         Provision for deferred income taxes                       (176)                 (205)
         Changes in operating assets and liabilities:
            (Increase) decrease in receivables                     (194)                   66
            Decrease in inventories                                 237                   243
            Increase in prepaid expenses                         (2,577)               (1,783)
            Increase in other assets                               (135)                 (523)
            Decrease in accounts payable and
               accrued expenses                                  (3,852)               (5,853)
            Decrease in income taxes payable                     (4,109)               (4,345)
                                                               ----------           -----------

Net cash provided by operating
      activities                                                  3,073                 2,230
                                                               ----------           -----------


Investing activities:

Purchases of property and equipment                              (7,520)               (9,360)
                                                               ----------          ------------


Net cash used in investing activities                            (7,520)               (9,360)
                                                               ----------          ------------






                                   (continued)

                          SBARRO, INC. AND SUBSIDIARIES

                                   (UNAUDITED)


                                                                               (In thousands)
                                                                   ----------------------------------------
                                                                         For the sixteen weeks ended:
                                                                   ----------------------------------------
                                                                   April 25, 1999            April 19, 1998
                                                                   --------------            --------------

Financing activities:


Proceeds from exercise of stock options                                         47                  1,991
Cash dividends paid                                                              -                 (5,521)
                                                                   ---------------          --------------

Net cash provided by (used in)
   financing activities                                                         47                 (3,530)
                                                                   ---------------          --------------

Decrease in cash and cash equivalents                                       (4,400)               (10,660)

Cash and cash equivalents at beginning
   of period                                                               150,472                119,810
                                                                   ---------------          --------------

Cash and cash equivalents at end of period                                $146,072               $109,150
                                                                   ===============          ==============


Supplemental disclosure of cash flow information:

Cash paid during the period for
   income taxes                                                             $8,432                 $9,353
                                                                  ================          =============





            See notes to unaudited consolidated financial statements

                          SBARRO, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



1.          Basis of presentation:

            The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Regulation S-X related to interim period financial statements and, therefore, do not include all information and footnotes required by generally accepted accounting principles. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the consolidated financial position of the Company and its subsidiaries at April 25, 1999 and their consolidated results of operations and cash flows for the sixteen weeks ended April 25, 1999 and April 19, 1998 have been included. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the entire year. Reference should be made to the annual financial statements, including footnotes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1999.

2.          Proposed merger:

            On January 19, 1999, the Company entered into a merger agreement for the merger of a company owned by members of the Sbarro family, the Company's principal shareholders, with and into the Company in which all outstanding Common Stock of the Company not owned by those shareholders are to be converted into the right to receive $28.85 in cash. The shares to be purchased comprise approximately 65.6% of the Company's outstanding shares of Common Stock. In addition, all outstanding stock options, including those held by those members of the Sbarro family, will be terminated. For each such option, the holder thereof will be paid the difference between $28.85 and the exercise price per share, multiplied by the total number of shares of Common Stock subject to such option.

            The merger agreement contains certain conditions to closing, including, among other things, (i) approval by a majority of the votes cast (excluding votes cast by those members of the Sbarro family, abstentions and broker non-votes) in addition to two-thirds of all outstanding Common Stock at a meeting of the Company's shareholders to be called to consider adoption of the merger agreement, (ii) receipt of financing for the transactions contemplated by the merger agreement, (iii) the continued suspension of dividends by the Company and (iv) the settlement of shareholder class action lawsuits that have been filed relating to the merger.

            Following the Company's announcement of the proposal by members of the Sbarro family for the merger, seven class action lawsuits were instituted by shareholders against the Company, those members of the Sbarro family who are directors of the Company and all or some of the other directors of the Company. The proposed Class consists of all record and beneficial owners of the Company's Common Stock during the period beginning with the close of business on November 25, 1998 and ending on the effective date of the merger. While the complaints in each of the lawsuits vary, in general, they allege that the directors breached fiduciary duties, that the then proposed price of $27.50 to be paid to shareholders other than those members of the Sbarro family was inadequate and that there were inadequate

                          SBARRO, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


            procedural protections for public shareholders. Although varying, the complaints seek, generally, a declaration of a breach of, or an order requiring the defendants to carry out, their fiduciary duties to the plaintiffs, damages in unspecified amounts alleged to be caused to the plaintiffs, other relief (including injunctive relief or rescission or rescissory damages if the transaction is consummated), and costs and disbursements, including a reasonable allowance for counsel fees and expenses.

            On January 19, 1999, counsel for all of the plaintiffs and counsel for all of the defendants entered into a Memorandum of Understanding pursuant to which an agreement in principle to settle all of the lawsuits was reached and the Sbarro family agreed to an increase in the merger consideration to $28.85 per share. The Memorandum of Understanding states that plaintiffs' counsel intend to apply to the Court for an award of attorneys' fees and disbursements in an amount of no more than $2.1 million to be paid by the Company, which the defendants have agreed not to oppose. The defendants are also responsible for providing notice of the settlement to all Class members. The settlement would result in the complete discharge and bar of all claims against, past, present and future officers and directors of the Company and others associated with the merger with respect to matters and issues of any kind that have been or could have been asserted in these lawsuits. On April 7, 1999, a Stipulation of Settlement was entered into embodying the terms of the Memorandum of Understanding. The settlement is subject to, among other things, court approval of the settlement and consummation of the merger. It is a condition to the Sbarro family's obligations under the merger agreement that holders of no more than 1,000,000 shares of Common Stock request exclusion from the settlement. The Court has scheduled a hearing for June 29, 1999 to consider the settlement.

3.          Cumulative effect of accounting change:

            In accordance with its early application provisions, the Company implemented Statement of Position 98-5 (SOP) the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants as of the beginning of its 1998 fiscal year. This SOP required companies that capitalize pre-opening and similar costs to write off all existing such costs, net of tax benefit, as a "cumulative effect of accounting change" and to expense all such costs as incurred in the future.

4.          Earnings per share:

            The number of shares of common stock subject to stock options included in diluted earnings per share were 42,322 and 173,907 in the sixteen week periods ended April 25, 1999 and April 19, 1998, respectively.

5.          Comprehensive income:

            The Company's operations did not give rise to any items includible in comprehensive income which were not already included in net income for either of the sixteen week periods ended April 25, 1999 and April 19, 1998.

                                                                         ANNEX I

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               SBARRO MERGER LLC,

                                  SBARRO, INC.,

                                  Mario Sbarro,

                                 Joseph Sbarro,

                Joseph Sbarro (1994) Family Limited Partnership,

                                 Anthony Sbarro

                                       AND

           Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April
                           28, 1984 for the benefit of
                       Carmela Sbarro and her descendants


                          Dated as of January 19, 1999

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


SECTION                                                              Page

PARTIES................................................................1
PREAMBLE...............................................................1


                                    ARTICLE I
                                   THE MERGER

1.1      The Merger....................................................2
1.2      Certificate of Incorporation..................................2
1.3      By-Laws.......................................................2
1.4      Directors and Officers........................................2
1.5      Effective Time................................................2


                                   ARTICLE II
                              CONVERSION OF SHARES

2.1      Company Common Stock..........................................3
2.2      Mergeco Membership Interests..................................3
2.3      Exchange of Shares............................................3
2.4      Stock Option Plans............................................5
2.5      Withholding Rights............................................5


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1      Organization..................................................5
3.2      Capitalization................................................6
3.3      Authorization of this Agreement; Recommendation of Merger.....6
3.4      Governmental Filings; No Conflicts............................7

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF MERGECO
                         AND THE CONTINUING SHAREHOLDERS

4.1      Organization..................................................8
4.2      Membership Interests..........................................8
4.3      Authorization of this Agreement...............................8
4.4      Governmental Filings; No Violations...........................8
4.5      Financing Arrangements........................................9


                                    ARTICLE V
                                    COVENANTS

5.1      Conduct of the Business of the Company........................9
5.2      Activities of Mergeco........................................10
5.3      Access to Information........................................10
5.4      Financing....................................................10
5.5      Shareholders' Meeting........................................10
5.6      Proxy Statement and Schedule 13E-3...........................11
5.7      Best Efforts.................................................12
5.8      Consents.....................................................12
5.9      Public Announcements.........................................12
5.10     Indemnification..............................................13
5.11     No Solicitation..............................................15
5.12     Transfer Taxes...............................................16


                                   ARTICLE VI
                               CLOSING CONDITIONS

6.1      Conditions to the Obligations of Each Party..................16
6.2      Conditions to the Obligations of Mergeco.....................17
6.3      Conditions to the Obligations of the Company.................18


                                   ARTICLE VII
                                     CLOSING

7.1      Time and Place...............................................19
7.2      Filings at the Closing.......................................19

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

8.1      Termination..................................................20
8.2      Procedure and Effect of Termination..........................21


                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      Amendment; Modification and Approval of Special Committee....21
9.2      Waiver of Compliance; Consents...............................21
9.3      Non-Survival of Representations and Warranties...............22
9.4      Notices......................................................22
9.5      Assignment; Parties in Interest..............................23
9.6      Costs and Expenses...........................................23
9.7      Specific Performance.........................................24
9.8      Governing Law................................................24
9.9      Counterparts.................................................24
9.10     Interpretation...............................................25
9.11     Entire Agreement.............................................25
9.12     Severability.................................................25
9.13     Headings.....................................................25

SIGNATURES............................................................26

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                 AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 19, 1999 , among Sbarro Merger LLC, a New York limited liability company ("Mergeco"), Sbarro, Inc., a New York corporation (the "Company"), and Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively the "Continuing Shareholders").

                  WHEREAS, the Continuing Shareholders have proposed to the Board of Directors of the Company that Mergeco merge with and into the Company (the "Merger"), with the holders of all of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") not currently owned by the Continuing Shareholders receiving a cash payment in exchange for their shares of Common Stock;

                  WHEREAS, a Special Committee of the Board of Directors of the Company (the "Special Committee") has determined that the Merger is fair to, and in the best interests of, the Public Shareholders (as defined in Section 2.1(a)), and has recommended the approval and adoption of this Agreement to the Board of Directors of the Company;

                  WHEREAS, the Board of Directors of the Company and the members of Mergeco have approved and adopted this Agreement and approved the Merger upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company and its shareholders to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, Mergeco, the Company and the Continuing Shareholders entered into an Agreement and Plan of Merger, dated as of January 19, 1999, and now desire to amend such agreement in certain respects, and, as so amended, restate such agreement with the same effect as if executed on January 19, 1999;

                  NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. (a) As promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof, and in accordance with the provisions of this Agreement and the provisions of the New York Business Corporation Law (the "NYBCL") and the New York Limited Liability Company Law (the "NYLLCL"), the parties hereto shall cause Mergeco to be merged with and into the Company. The Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of New York. At the Effective Time (as hereinafter defined), the separate existence of Mergeco shall cease.

         (b) The Merger shall have the effects specified in Section 906 of the NYBCL and Section 1004 of the NYLLCL. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of Mergeco and the Company and shall assume and become liable for all the liabilities, obligations and penalties of the Company and Mergeco.

         1.2 Certificate of Incorporation. The Certificate of Incorporation of the Company, as amended and in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and the NYBCL.

         1.3 By-Laws. The By-Laws of the Company in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein and in the NYBCL.

         1.4 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

         1.5 Effective Time. As soon as practicable following the Closing (as defined in Section 7.1 of this Agreement), and provided that this Agreement shall not have been terminated pursuant to Article VIII hereof, the Company and Mergeco will cause certificates of merger (the "Certificates of Merger"), together with any other documents required by law to effectuate the Merger, to be executed, verified and delivered for filing by the New York Department of State as provided in Section 904-a of the NYBCL and Section 1003 of the NYLLCL, to the extent required. The Merger shall become effective on the date on which the second of the two Certificates of Merger is filed by the New York Department of State or such other date as shall be specified in the Certificates of Merger. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

                                   ARTICLE II
                              CONVERSION OF SHARES

         2.1 Company Common Stock. (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time, except for (i) shares of Common Stock then owned of record by Mergeco or the Continuing Shareholders and
(ii) shares of Common Stock held in the Company's treasury, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $28.85 in cash, payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such share of Common Stock (such cash amount is referred to herein as the "Merger Consideration"; the shares of Common Stock for which the Merger Consideration is to be paid are referred to herein as the "Public Shares"; and the holders thereof are referred to herein as the "Public Shareholders").

         (b) Each share of Common Stock issued and outstanding immediately prior to the Effective Time that is then owned of record by Mergeco or the Continuing Shareholders shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, and no payment shall be made with respect thereto.

         (c) Each share of Common Stock issued and held in the Company's treasury immediately prior to the Effective Time, if any, shall, by virtue of the Merger, be canceled and retired and cease to exist, and no payment shall be made with respect thereto.

         (d) At the Effective Time, the Public Shareholders shall cease to have any rights as shareholders of the Company except the right to receive the Merger Consideration.

         2.2 Mergeco Membership Interests. Each membership unit of Mergeco (the "Mergeco Membership Interests") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Common Stock of the Surviving Corporation. The Common Stock issued pursuant to this Section 2.2 shall, immediately after the Effective Time, constitute the only issued or outstanding shares of capital stock of the Surviving Corporation.

         2.3 Exchange of Shares. (a) As of or as soon as reasonably practicable following the Effective Time, the Surviving Corporation shall deposit in trust with a bank or trust company that has offices in New York City and is designated by the Surviving Corporation (the "Paying Agent"), cash in an aggregate amount equal to the product of (x) the number of Public Shares issued and outstanding immediately prior to the Effective Time and (y) the Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in
Section 2.1(a) of this Agreement out of the Exchange Fund. The Paying Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and
                                       I-3
credit of the United States of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.3(a). The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented Public Shares (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with a properly completed and executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Public Shares represented by such Certificate and the Merger Consideration, less any applicable withholding tax, and such Certificate shall forthwith be canceled. In the event any Certificate shall have been lost or destroyed, the Paying Agent, subject to such other reasonable conditions as the Surviving Corporation may impose (including the posting of an indemnity bond or other surety in favor of the Surviving Corporation with respect to the Certificates alleged to be lost or destroyed), shall be authorized to accept an affidavit from the record holder of such Certificate in a form reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other tax required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Paying Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, each Certificate shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of Public Shares evidenced by such Certificate, without any interest thereon.

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Public Shares that were outstanding immediately prior to the Effective Time.

         (d) Any portion of the Exchange Fund that remains unclaimed by the Public Shareholders of the Company for one year after the Effective Time (including any interest, dividends, earnings or distributions received with respect thereto) shall be repaid to the Surviving Corporation, upon demand. Any Public Shareholders who have not theretofore satisfied the provisions of Section 2.3(b)
shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under New York law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of Certificates formerly representing shares of Common Stock for any amount paid with respect thereof to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.4 Stock Option Plans. At the Effective Time, all outstanding Stock Options (as defined herein), including Stock Options held by the Continuing Shareholders, shall be terminated and, promptly following the Effective Time, the Surviving Corporation shall, to the extent permitted by the applicable Stock Option Plan (as defined herein) or agreement between the Company and the optionee related to the applicable Stock Option, subject to Section 2.5, pay to the holder of each such Stock Option, in cash and as full settlement for such Stock Option, whether or not then exercisable, the Stock Option Buyout Amount (as defined herein) for the shares of Common Stock subject to such Stock Option. As used herein: (i) with respect to any Stock Option, the "Stock Option Buyout Amount" shall mean (A) the excess, if any, of the Merger Consideration over the exercise price per share of such Stock Option, (B) multiplied by the total number of shares of Common Stock subject to such Stock Option; (ii) the "1991 Plan" shall mean the Company's 1991 Stock Incentive Plan, as amended to date;
(iii) the "1993 Plan" shall mean the Company's 1993 Non-Employee Director Stock Option Plan, as amended to date (the 1991 Plan and the 1993 Plan being collectively referred to herein as the "Stock Option Plans"); and (iv) "Stock Options" shall mean all options to purchase shares of Common Stock under the Company's 1985 Incentive Stock Option Plan, the 1991 Plan and the 1993 Plan and options held by any of the Continuing Shareholders that were not granted under the Stock Option Plans.

         2.5 Withholding Rights. The Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the amounts payable (including the Merger Consideration) pursuant to this Agreement to any Public Shareholder or holder of Stock Options such amounts as Mergeco, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under applicable tax law. To the extent that amounts are so deducted and withheld by Mergeco, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the relevant Public Shareholder or holder of Stock Options.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Mergeco as follows:

         3.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of New York and has all requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties, assets or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company was formed under the name Sbarro Licensing Inc.

         3.2 Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which, on January 15, 1999, there were 20,531,977 shares issued and outstanding, which number of outstanding shares may change by virtue of the exercise of outstanding Stock Options, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which there are no shares issued and outstanding. Except for the Stock Option Plans, there are not now any existing stock option or similar plans and, except for currently outstanding Stock Options, there are not now any outstanding options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitments whatsoever obligating the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any shares of capital stock or equity interests, as the case may be, of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

         3.3 Authorization of this Agreement; Recommendation of Merger. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by the shareholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, except for the adoption of this Agreement by the shareholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, subject only to adoption hereof by its shareholders (and assuming the due authorization, execution and delivery hereof by Mergeco and the Continuing Shareholders), this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (b) The Special Committee has received the opinion of Prudential Securities Incorporated ("Prudential Securities") dated January 19, 1999 that, as of the date of such opinion, the Merger Consideration to be received by the Public Shareholders pursuant to this Agreement is fair, from a financial point of view, to the Public Shareholders.

         (c) The Special Committee (at a meeting duly called and held at which a quorum was present) has determined that the Merger is fair to, and in the best interests of, the Public Shareholders, and has recommended the adoption of this Agreement to the Board of Directors of the Company, subject to the right of the Special Committee to withdraw, modify or amend such recommendation if the Special Committee determines, in good faith after consultation with legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the Company's shareholders under applicable law.

         (d) The Board of Directors of the Company (at a meeting duly called and held at which a quorum was present) has determined that the Merger is fair to, and in the best interests of, the shareholders of the Company, has adopted this Agreement and has recommended the adoption of this Agreement by the shareholders of the Company, subject to the right of the Board of Directors of the Company to withdraw, modify or amend such recommendation to the extent that the Board of Directors of the Company determines, in good faith after consultation with legal counsel, that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties to the Company's shareholders under applicable law.

         3.4 Governmental Filings; No Conflicts. Except for (i) filings required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (ii) the filing and recordation of appropriate merger documents as required by the NYBCL and, if applicable, the laws of other states in which the Company is qualified to do business, (iii) filings, if any, under securities or blue sky laws or takeover statutes, (iv) filings to fulfill the delisting requirements of the New York Stock Exchange, (v) regulatory filings relating to the operation of the Company's business, (vi) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction and (vii) filings under applicable alcohol and beverage laws and regulations, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain which would have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (x) conflict with or result in any violation of any provision of the Certificate of Incorporation of the Company or By-Laws of the Company, as in effect on the date hereof, or (y) assuming the truth of the representations and warranties of Mergeco contained herein and its compliance with all agreements contained herein and assuming the due making of all filings and obtaining all permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any of its assets or properties is bound, excluding from the foregoing clause
(y) conflicts, violations, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the Company's ability to consummate the transactions contemplated hereby.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF MERGECO
                         AND THE CONTINUING SHAREHOLDERS

         Mergeco and the Continuing Shareholders, jointly and severally, represent and warrant to the Company as follows:

         4.1 Organization. Mergeco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to consummate the transactions contemplated hereby. Mergeco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement and, except for this Agreement, its Operating Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, Mergeco has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person whatsoever.

         4.2 Membership Interests. All of the outstanding Mergeco Membership Interests are owned by the Continuing Shareholders. There are not now, and, at the Effective Time there will not be, any other outstanding membership interests or rights or other agreements or commitments whatsoever obligating Mergeco or any of its subsidiaries, if any, to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, to any other person any additional membership interests of Mergeco, or obligating Mergeco to grant, extend or enter into any such agreement or commitment.

         4.3 Authorization of this Agreement. Mergeco and the Continuing Shareholders have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the holders of all the membership interests of Mergeco, and no other proceedings on the part of Mergeco are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mergeco and the Continuing Shareholders and adopted by the members of Mergeco, and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of Mergeco and the Continuing Shareholders.

         4.4 Governmental Filings; No Violations. Except for (i) filings required by the applicable requirements of the Exchange Act, (ii) the filing and recordation of appropriate merger documents as required by the NYLLCL, (iii) filings, if any, under the securities or blue sky laws or takeover statutes,
(iv) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction and (v) filings under applicable alcohol and beverage laws and regulations, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Mergeco of the transactions contemplated by this Agreement, the failure to make or obtain which is reasonably likely to impair the ability of Mergeco to perform its obligations hereunder or to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Mergeco with any of the provisions hereof will (x) conflict with or result in any violation of any provision of the articles of organization or operating agreement of Mergeco, (y) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Mergeco is a party, or by which it or any of its properties or assets is bound or (z) assuming the truth of the representations and warranties of the Company hereunder and its compliance with all agreements contained herein and assuming the due making of all filings or obtaining of all permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Mergeco or any of its properties or assets is bound, excluding from the foregoing clauses
(y) and (z) conflicts, violations, breaches or defaults which, either individually or in the aggregate, are not reasonably likely to impair materially the ability of Mergeco to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         4.5 Financing Arrangements. Mergeco and the Continuing Shareholders have received a "highly confident" letter (the "Debt Financing Letter") dated as of January 19, 1999 from Bear, Stearns & Co. Inc. ("Bear Stearns"), a copy of which has heretofore been delivered to the Special Committee, relating to approximately $300 million of debt financing (the "Debt Financing"), which Debt Financing Letter is currently in effect. It is contemplated that the Debt Financing, together with the Company's cash and marketable securities immediately prior to the Effective Time (collectively with the Debt Financing, the "Financing"), will be sufficient to enable the Surviving Corporation to pay the Merger Consideration to all Public Shareholders, make any payments contemplated by Section 2.4 and otherwise to consummate the transactions contemplated hereby and to fund all costs and expenses of the Company and Mergeco incurred in connection with the Merger and the transactions contemplated hereby. The revolving credit facility, or the excess cash, referred to in the Debt Financing Letter is designed to fund the Surviving Corporation's ongoing working capital needs.


                                    ARTICLE V
                                    COVENANTS

         5.1 Conduct of the Business of the Company. During the period from the date of this Agreement to the Effective Time, neither the Company nor any of its subsidiaries will (i) carry on their respective businesses other than in the usual, regular and ordinary course of business, consistent with past practice;
(ii) issue any options to purchase shares of Common Stock or other capital stock or issue any shares of Common Stock (other than pursuant to the exercise of currently outstanding Stock Options) or other capital stock; or (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or equity interest, as the case may be, or repurchase or agree to repurchase any shares of its capital stock, or agree to do any of the foregoing; provided, however, that (x) any of the Company's wholly-owned direct or indirect subsidiaries may declare, set aside or pay any dividend or other distribution with respect to their capital stock, and (y) any other subsidiary of the Company may make a distribution to the Company or other owners of such subsidiary if and to the extent such subsidiary is required to do so by contract as in effect on the date hereof.

         5.2 Activities of Mergeco. From the date of this Agreement to the Effective Time, Mergeco will not conduct any business or engage in any activities of any nature other than activities in connection with this Agreement or the transactions contemplated hereby.

         5.3 Access to Information. During the period from the date of this Agreement to the Effective Time, during normal business hours, upon reasonable notice and in such a manner as will not unreasonably interfere with the conduct of the business of the Company, the Company will (i) give Mergeco and its authorized representatives, including representatives and advisors of persons proposing to provide the Debt Financing, reasonable access to all stores, offices and other facilities, and to all books and records, of the Company and its subsidiaries, (ii) permit Mergeco and its authorized representatives to make such inspections as it may reasonably require and (iii) cause its officers and those of its subsidiaries to furnish Mergeco with a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Mergeco may from time to time reasonably request. Mergeco shall take reasonable steps to insure that any confidential information provided to it or its representatives and advisors remains confidential and is used for no purpose other than the transactions contemplated hereby.

         5.4 Financing. Mergeco and the Continuing Shareholders shall use their best efforts to obtain the Debt Financing on terms and conditions no less favorable to the Company than those described in Section 6.2(g). The Company shall cooperate with, and use its best efforts to assist, Mergeco in obtaining the Financing.

         5.5 Shareholders' Meeting. (a) As soon as practicable, the Company, acting through its Board of Directors, shall, in accordance with applicable law, take all steps necessary to duly call, give notice of, convene and hold a special or annual meeting of its shareholders (as same may be adjourned or postponed from time to time, the "Shareholders' Meeting") for the purpose of adopting this Agreement. The notice of such meeting shall contain the information required to be included therein pursuant to the NYBCL.

         (b) The Continuing Shareholders agree (i) to vote at the Shareholders' Meeting all 7,064,328 shares of outstanding Common Stock owned of record by them as of the date of this Agreement (the "Continuing Shareholder Shares") for adoption of this Agreement but only if at least a majority of the votes cast at the Shareholders' Meeting (excluding votes cast by the holders of the Continuing Shareholder Shares, abstentions and broker non-votes) are cast in favor of adoption of this Agreement, (ii) not to grant a proxy to vote any Continuing Shareholder Shares other than to another Continuing Shareholder or to persons identified in a proxy card distributed on behalf of the Company's Board of Directors to vote such Continuing Shareholder Shares at the Shareholders' Meeting in the manner provided in clause (i), and (iii) not to sell, transfer or otherwise dispose of any Continuing Shareholder Shares (other than transfers of Continuing Shareholder Shares to Mergeco or any family members of Mario Sbarro, Anthony Sbarro or Joseph Sbarro or trusts for the benefit of such Continuing Shareholders or such family members), which shares may be so transferred only if the transferee agrees in writing to be bound by the terms of the agreements contained in this Section 5.5(b). In the event of any transfer of Continuing Shareholder Shares after the date hereof, such shares shall remain Continuing Shareholder Shares and be deemed to be owned of record by the Continuing Shareholders for purposes of Article II of this Agreement and this Section 5.5(b).

         5.6 Proxy Statement and Schedule 13E-3. (a) The Company will, as soon as practicable, prepare and file with the Securities and Exchange Commission (the "Commission") a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement"). The Company, Mergeco and the Continuing Shareholders shall together prepare and file a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") under the Exchange Act. Each of Mergeco, the Company and the Continuing Shareholders shall furnish all information required to be included about such person (as defined in Section 9.10) in the Proxy Statement and the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the Commission with respect to the Proxy Statement and any preliminary version thereof and the Schedule 13E-3. The Company shall cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time. The Proxy Statement shall include the recommendation of the Company's Board of Directors to the shareholders of the Company (and reflect that the Special Committee has made a similar recommendation to the Company's Board of Directors), subject to the fiduciary duties under applicable law of such directors (including the directors constituting the Special Committee), as determined by such directors in good faith after consultation with counsel, in favor of the adoption of this Agreement. The Company shall use its best efforts to obtain the necessary adoption of this Agreement by its shareholders. Notwithstanding anything to the contrary in this Agreement, if the Board of Directors of the Company or the Special Committee determines, in good faith after consultation with counsel that, in the exercise of its respective fiduciary duties, under applicable law it is required to withdraw, modify or amend its recommendation in favor of the Merger, such withdrawal, modification or amendment shall not constitute a breach of this Agreement.

         (b) The information supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Shareholders' Meeting, as then amended or supplemented, omit to state any material fact necessary to correct any statement originally supplied by the Company for inclusion in the Proxy Statement or the
Schedule 13E-3 which has become false or misleading. If, at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, or
                                       I-11
relating to their respective officers, directors or shareholders, should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement or Schedule 13E-3, the Company shall promptly so inform Mergeco and will furnish all necessary information to Mergeco relating to such event. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act.

         (c) The information supplied or to be supplied by Mergeco and the Continuing Shareholders for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Shareholders' Meeting, as then amended or supplemented, omit to state any material fact necessary to correct any statement originally supplied by Mergeco and the Continuing Shareholders for inclusion in the Proxy Statement or the
Schedule 13E-3 which has become false or misleading. If, at any time prior to the Effective Time, any event relating to Mergeco or any of its affiliates, or relating to the respective officers, directors or shareholders of Mergeco or its affiliates, as the case may be, should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement or Schedule 13E-3, Mergeco shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event. All documents that Mergeco is responsible for filing with the Commission in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act.

         5.7 Best Efforts. Subject to the terms and conditions herein provided and the fiduciary duties under applicable law of the directors of the Company, including directors constituting the Special Committee, as determined by such directors in good faith after consultation with counsel, each of the parties hereto agrees to use its best efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper and advisable (including, but not limited to, executing any and all additional documents) under applicable laws and regulations to ensure that the conditions set forth in Article VI hereof are satisfied and to consummate and make effective, in a commercially reasonable manner, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Continuing Shareholders shall use their best efforts to cause Mergeco to perform all of its obligations under this Agreement.

         5.8 Consents. Mergeco and the Company each shall use their best efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by this Agreement.

         5.9 Public Announcements. Mergeco and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or in accordance with the Company's obligations incurred pursuant to its listing agreement with the New York Stock Exchange.

         5.10 Indemnification. (a) Until and for a period of six years after the Effective Time, the provisions of the Certificate of Incorporation of the Company limiting the personal liability of directors for damages and the indemnification provisions of the Certificate of Incorporation and Bylaws of the Company as they relate to those who have served as directors or officers of the Company at any time through the Effective Time shall not be amended, repealed or otherwise modified in any manner that would make any of such provisions less favorable to the directors or officers of the Company or the Surviving Corporation than those that pertain to directors and officers on the date hereof. Until and for a period of six years after the Effective Time (provided that if any claim or claims are asserted or made under this Section 5.10 within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim), the Surviving Corporation shall, (i) indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries, Mergeco and the members of Mergeco (collectively, the "Indemnified Parties"), from and against, and pay or reimburse the Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third-party claims and including interest, penalties, out-of-pocket expenses and attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions of such Indemnified Parties occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted or required, as the case may be, under (A) applicable law, (B) the Certificate of Incorporation or By-laws of the Company or the articles of organization or operating agreement of Mergeco in effect on the date of this Agreement, including, without limitation, provisions relating to advances of expenses incurred in the defense of any action or suit, (C) any indemnification agreement between the Indemnified Party and the Company, or (D) resolutions adopted by the shareholders or directors of the Company or the members of Mergeco; and (ii) advance to any Indemnified Parties expenses incurred in defending any action or suit with respect to such matters upon receipt of an undertaking (which need not be secured) by or on behalf of such Indemnified Party to repay such amount as, and to the extent, it is not entitled to be indemnified, in each case to the fullest extent such Indemnified Party is entitled to indemnification or advancement of expenses under the Company's Certificate of Incorporation, By-laws or indemnification agreements with its officers and directors or Mergeco's operating agreement in effect on the date hereof and subject to the terms of such Certificate of Incorporation, By-laws, indemnification agreements or operating agreement; provided, however, that (i) no indemnification shall be made to or on behalf of Mergeco or a member of Mergeco in his or its individual capacity or in his or its capacity as a member of Mergeco which arises as a result of the transactions contemplated herein if a judgment or other final adjudication adverse to Mergeco or such member of Mergeco, as the case may be, establishes that its or his acts constituted a breach of (x) its or his fiduciary duties to the Company or the shareholders of the Company, or (y) any of Mergeco's or such member's representations, warranties or obligations hereunder which caused the Company to terminate this Agreement; and (ii) nothing herein shall be construed as adversely affecting any such member's entitlement to indemnification from the Company as an officer or director of the Company.

         (b) The Surviving Corporation shall use its best efforts to maintain in effect for one year after the Effective Time one or more policies of directors' and officers' liability insurance covering (i) reimbursement of the Company for any obligation it incurs as a result of indemnification of directors and officers (the "Corporate Reimbursement Feature") and (ii) also providing insurance for directors and officers individually in cases where the Corporate Reimbursement Feature is not applicable, including in the event of the insolvency of the Company (the "Individual Feature"), with an aggregate limit of liability of not less than $5.0 million for the policy period for all such policies; provided, however, that the Surviving Corporation shall not be required to pay a premium therefor in excess of $100,000, but, if such premium would exceed such amount, the Surviving Corporation shall purchase as much coverage as possible for such amount. Such policy shall be on a "claims made" basis and shall have a retention amount of not more than $250,000 and no co-insurance with respect to the Corporate Reimbursement Feature, and retention and co-insurance amounts not greater than the minimum amounts required by New York state law with respect to the Individual Feature. The policies will cover and relate to any individual who is, becomes or was a director or officer of the Company. Such policies may be subject to additional customary conditions and exclusions, including an exclusion for any lawsuits pending at the time such policy is written or relating to the Merger.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 5.10(a) shall provide notice to the Surviving Corporation promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Surviving Corporation (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided, however, that (i) counsel for the Surviving Corporation, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the omission by or delay of any Indemnified Party to give notice as provided herein shall not relieve the Surviving Corporation of its indemnification obligation under this Agreement, except to the extent that such omission or delay results in a failure of actual notice to the Surviving Corporation or the Surviving Corporation is materially prejudiced as a result thereof. In the event that the Surviving Corporation does not accept the defense of any matter as above provided, or counsel for such Indemnified Party advises that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to it, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation shall not be responsible for the fees and expenses of more than one counsel for all of the Indemnified Parties, unless such Indemnified Party concludes (based upon the written advice of counsel to such Indemnified Party) that there may be legal defenses available to such Indemnified Party that are different from or additional to those available to any other Indemnified Party, in which event the Indemnified Party making such conclusion shall be entitled to select separate counsel to assert such legal defenses and to otherwise participate in the defense of the matter, and the Surviving Corporation shall be liable to the Indemnified Party under this Section 5.10 for any such legal or other expenses incurred by the Indemnified Party in connection with such defense. In any event, the Surviving Corporation and the Indemnified Parties shall cooperate in the defense of any action or claim. The Surviving Corporation shall not, in the defense of any such claim or litigation, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) This Section 5.10 is intended for the benefit of, and to grant third party rights to, persons entitled to indemnification under this Section
5.10 and/or the benefits of Article Seventh of the Certificate of Incorporation of the Company as in effect on the date hereof, whether or not parties to this Agreement, and each of such persons shall be entitled to enforce the covenants contained in this Section 5.10.

         (e) If the Surviving Corporation or any of its respective successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the respective successors and assigns of the Surviving Corporation assume all of the obligations of the Surviving Corporation referred to in this Section 5.10.

         5.11 No Solicitation. (a) The Company and its subsidiaries shall not, and shall not authorize or permit any of their officers, directors (including but not limited to directors who are members of the Special Committee), agents, representatives, advisors or affiliates (collectively, for the purposes of this Section 5.11, "Representatives") to, in each case whether or not in writing and whether or not communicated to the shareholders of the Company generally, (i) take any action to solicit, initiate or encourage any Transaction Proposal (as defined herein), or (ii) enter into negotiations with, or furnish information to, any other party with respect to any Transaction Proposal; provided, however, that the Company and the Representatives shall not be prohibited from taking any action described in clause (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of the Company if, in the good faith judgment of the Board of Directors, (x) such Transaction Proposal is (after consultation with a financial advisor of a nationally recognized reputation) (A) more favorable to the Company's shareholders than the Merger,
(B) achievable, and (C) supported by creditable financing, which may include a "highly confident" letter from a nationally recognized investment banking firm or nationally recognized lending institution, and (y) after consultation with counsel, failure to take such action would breach its fiduciary duties to the Company's shareholders under applicable law. For the purposes of this Agreement, "Transaction Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of any equity interest in, or the sale of a substantial portion of the assets of, the Company or any such subsidiary, except for the transactions contemplated hereby.

         (b) The Company shall promptly provide Mergeco with a summary of the material terms of any Transaction Proposal and of any negotiations or communications between the Company or its subsidiaries or any of their respective Representatives concerning any Transaction Proposal.

         (c) The Company shall give Mergeco not less than three business days' written notice before providing any confidential information to any person (other than Mergeco, the prospective sources of the Debt Financing and their respective representatives) concerning the business, properties or prospects of the Company and/or its subsidiaries.

         (d) Nothing contained in this Agreement shall prohibit the Company from making a statement to its shareholders that is required by Rule 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to its shareholders if, in the good faith judgment of the Board of Directors, after consultation with counsel, failure to make such a statement would breach its fiduciary duties to the Company's shareholders under applicable law or would otherwise violate the Exchange Act, other applicable law or stock exchange regulation.

         5.12 Transfer Taxes. Except to the extent otherwise contemplated in
Section 2.3, the Surviving Corporation shall pay any transfer taxes (including any interest and penalties thereon and additions thereto) payable in connection with the Merger and shall be responsible for the preparation and filing of any required tax returns, declarations, reports, schedules, terms and information returns with respect to such transfer taxes.

                                   ARTICLE VI
                               CLOSING CONDITIONS

         6.1 Conditions to the Obligations of Each Party. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

         (a) the proposal to adopt this Agreement at the Shareholders' Meeting shall have been approved and adopted by the affirmative vote of at least two-thirds of the votes of all outstanding shares of Common Stock entitled to vote thereon in accordance with the NYBCL;

         (b) the proposal to adopt this Agreement shall have been approved and adopted by the affirmative vote of at least a majority of the votes cast at the Shareholders' Meeting excluding (i) votes cast by the holders of the Continuing Shareholder Shares, (ii) abstentions and (iii) broker non- votes;

         (c) there shall not have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (ii) a commencement of a war, armed hostilities or other international or national calamity, directly involving the United States, that has a material adverse effect on the general economic conditions in the United States such as to make it, in the judgment of a party hereto, inadvisable or impractical to proceed with the Merger or the transactions contemplated hereby or by the Debt Financing; and

         (d) other than the filing of the Certificates of Merger as contemplated in Section 1.5, each of the Company and Mergeco shall have obtained such consents from third parties and approvals from government instrumentalities as shall be required for the consummation of the transactions contemplated hereby, except for such consents the failure to obtain which would not have a Material Adverse Effect.

         6.2 Conditions to the Obligations of Mergeco. The obligation of Mergeco pursuant to this Agreement to consummate the Merger is also subject to the satisfaction or waiver, at the Closing, of the following additional conditions:

         (a) the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of the Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, and (iii) for breaches of representations or warranties that (x) would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, or (y) are known on the date hereof by any of the Continuing Shareholders; and Mergeco shall have received from the Company an officer's certificate to this effect at the Closing;

         (b) each and all of the covenants and agreements of the Company to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with, except where the failure to comply with such covenant or agreement (i) would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, or (ii) was the direct result of an act or omission of any of the Continuing Shareholders; and Mergeco shall have received from the Company an officer's certificate to this effect at the Closing;

         (c) there shall have been no (i) material adverse change in the business, condition (financial or otherwise), properties, assets or prospects of the Company and its subsidiaries taken as a whole; (ii) death or disability of any of Mario Sbarro, Anthony Sbarro, Joseph Sbarro or Carmela Sbarro or any executive officer of the Company named in the Company's Annual Report on Form 10- K/A for the year ended December 28, 1997 as stated therein to have a family relationship (as such term is defined in Item 401 of Regulation S-K promulgated by the Commission) with a Continuing Shareholder; or (iii) material adverse change, or event or occurrence that is reasonably likely to result in an adverse change, in securities, financial or borrowing markets, or applicable tax or other laws or regulations, such as to decrease in any material respect the benefits of the Merger to the Continuing

Shareholders or make it impractical to proceed with the Merger or the transactions contemplated hereby or by the Debt Financing;

         (d) no statute, rule, regulation, or temporary, preliminary or permanent order or injunction shall have been proposed, promulgated, enacted, entered, enforced or deemed applicable by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction that (i) prohibits consummation of the Merger or the transactions contemplated hereby or thereby, or (ii) imposes material limitations on the ability of the Continuing Shareholders effectively to exercise full rights of ownership with respect to the shares of Common Stock to be issued to them pursuant to Section 2.2 of this Agreement;

         (e) the seven class action lawsuits which have heretofore been instituted with respect to the transactions contemplated hereby shall have been consolidated into one action in the Supreme Court of the State of New York and the settlement of such actions, as reflected in that certain Memorandum of Understanding dated January 19, 1999 (the "Memorandum of Understanding") among the parties to such actions, shall have been approved by the Supreme Court of New York County, final judgment shall have been entered in accordance with the Settlement Agreement contemplated in the Memorandum of Understanding and shall have become final, such actions shall have been dismissed with prejudice and without costs to any party (except as provided in the Memorandum of Understanding) and no holders, or holders of no more than an aggregate of 1,000,000 shares of Common Stock, shall have requested exclusion from the "Class", as such term is defined in the Memorandum of Understanding.

         (f) neither (i) any action, suit or proceeding before any court or governmental body relating to the Merger or the transactions contemplated hereby shall be pending in which an unfavorable judgment or decree could prevent or substantially delay the consummation of the Merger, or is reasonably likely to
(w) result in a material increase in the aggregate Merger Consideration, (x) result in an award of material damages, (y) cause the Merger to be rescinded or
(z) result in a material amount of rescissory damages, nor (ii) any decision in any action, suit or proceeding relating to the Merger or the transactions contemplated hereby shall have been rendered by any court or governmental body which has any such effect; and

         (g) the Company shall have obtained the Debt Financing referred to in
Section 4.5: (i) in at least the amount set forth in the Financing Letter, (ii) on the material terms and conditions no less favorable to the Surviving Corporation than those set forth in the term sheet heretofore delivered to the Special Committee, and (iii) having a yield to maturity not to exceed 11.25% per annum.

         6.3 Conditions to the Obligations of the Company. The obligation of the Company pursuant to this Agreement to consummate the Merger is also subject to the satisfaction or waiver, at the Closing, of the following additional conditions:

         (a) the representations and warranties of Mergeco contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of the Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, and (iii) for breaches of representations or warranties that would not have a material adverse effect on the ability of Mergeco to consummate the transactions contemplated hereby; and the Company shall have received from Mergeco a member's certificate to this effect at the Closing; and

         (b) each and all of the covenants and agreements of Mergeco to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects except where the failure to comply with such covenant or agreement would not have a material adverse effect on the ability of Mergeco to consummate the transactions contemplated hereby; and the Company shall have received from Mergeco a member's certificate to this effect at the Closing; and

         (c) no statute, rule, regulation, or temporary, preliminary or permanent order or injunction shall have been proposed, promulgated, enacted, entered, enforced or deemed applicable by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction that prohibits consummation of the Merger or the transactions contemplated hereby or thereby.


                                   ARTICLE VII
                                     CLOSING

         7.1 Time and Place. The closing of the Merger (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, as soon as practicable following satisfaction or waiver of the conditions set forth in Article VI. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         7.2 Filings at the Closing. Promptly following the Closing, the Company and Mergeco shall cause Certificates of Merger, together with any other documents required by law to effectuate the Merger, to be executed, verified and delivered for filing by the New York Department of State as provided by Section 904-a of the NYBCL and Section 1003 of the NYLLCL, respectively, to the extent required, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

         8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the
Company:

         (a) by mutual consent of the Board of Directors of the Company (by action taken by the Company's Board of Directors) and the members of Mergeco;

         (b) automatically, without action by any party hereto, if, at the Shareholders' Meeting, the Company's shareholders shall have not voted to adopt this Agreement in accordance with the requirements set forth in Sections 6.1(a) and (b);

         (c) by action of the Board of Directors of the Company or the members of Mergeco if, without the fault of the terminating party, the Merger has not been consummated on or prior to August 31, 1999;

         (d) by action of the Board of Directors of the Company or the members of Mergeco if the Special Committee shall have withdrawn or modified in a manner adverse to Mergeco its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby;

         (e) by action of the Board of Directors of the Company or the members of Mergeco if (i) any of the events set forth in Section 6.1(c) shall have occurred or (ii) consents or approvals described in Section 6.1(d) shall not have been obtained prior to the Closing or shall have become incapable of being obtained, and, in the case of (i) or (ii), shall not have been, on or before the date of such termination, permanently waived by the Board of Directors of the Company or the members of Mergeco, as the case may be;

         (f) by action of the members of Mergeco if (i) any of the conditions set forth in Sections 6.2(a), (b), (e), or (g) that are required to be satisfied at or prior to the Closing shall not have been satisfied prior to the Closing or shall have become incapable of being satisfied or (ii) if any of the events set forth in Sections 6.2(c), (d) or (f) shall have occurred prior to the Closing and, in the case of (i) or (ii), shall not have been, on or before the date of such termination, permanently waived by Mergeco; provided, however, that, in the case of Sections 6.2(a) or (b), the Company shall not have cured such breach, in all material respects, within ten (10) business days following the receipt of written notice from Mergeco of such breach; and

         (g) by action of the Board of Directors of the Company if (i) any of the conditions set forth in Sections 6.3(a) or (b) that are required to be satisfied at or prior to the Closing shall not have been satisfied prior to the Closing or shall have become incapable of being satisfied or (ii) if any of the events set forth in Section 6.3(c) shall have occurred prior to the Closing and, in the case of (i) or (ii), shall not have been, on or before the date of such termination, permanently waived by the Board of Directors of the Company; provided, however, that, in the case of Sections 6.3(a) and (b), Mergeco and the Continuing Shareholders shall not have cured such breach, in all material respects, within ten (10) business days following the receipt of written notice from the Company of such breach.

         8.2 Procedure and Effect of Termination. In the event of termination and abandonment of the Merger by either Mergeco or the Company pursuant to
Section 8.1, written notice thereof shall forthwith be given to the other, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement; provided, however, that (i) any termination by the Company arising out of a breach by Mergeco or the Continuing Shareholders of any representation, warranty, covenant or agreement contained in this Agreement shall be without prejudice to the rights of the Company to seek damages with respect thereto, and (ii) any termination by Mergeco arising out of a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, other than a breach by the Company that is the direct result of an act or omission of the Continuing Shareholders, shall be without prejudice to the rights of Mergeco to seek damages with respect thereto; and provided, further, however, that the obligations set forth in this Section
8.2 and Section 9.6 shall in any event survive any termination.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Amendment; Modification and Approval of Special Committee. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Mergeco and the Continuing Shareholders, on the one hand, and the Company, on the other hand, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that
(i) after this Agreement is adopted by the Company's shareholders pursuant to
Section 5.5, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects the rights of the Public Shareholders hereunder without further approval by the holders of such number of votes of shares of Common Stock that are required to approve this Agreement pursuant to Sections 6.1(a) and (b), and (ii) the approval of the Special Committee shall be required for any action that may be taken by the Board of Directors pursuant to this Agreement, including without limitation, any determination to terminate this Agreement, any amendment or modification of this Agreement, any extension by the Company of the time for the performance of any obligations or other acts of Mergeco and any waiver of any of the Company's rights under this Agreement.

         9.2 Waiver of Compliance; Consents. Any failure of Mergeco or the Company to comply with any obligation, covenant, agreement or condition herein may be waived by the other party, only by a written instrument signed by the party granting such waiver (and if required pursuant to Section 9.1(ii), by an authorized member of the Special Committee), but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

         9.3 Non-Survival of Representations and Warranties. Each and every representation and warranty made in this Agreement shall expire with, and be terminated and extinguished by, the Merger. This Section 9.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

         9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by nationally-recognized overnight courier, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid or (iii) transmitted by facsimile, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice:

                  (a) if to Mergeco or the Continuing Shareholders, to:

                      Sbarro Merger LLC
                      401 Broadhollow Road
                      Melville, New York 11747
                      Facsimile:  (516) 715-4190
                      Attention:  Mario Sbarro

                      with copies to

                      Warshaw Burstein Cohen Schlesinger & Kuh, LLP 555 Fifth Avenue
                      New York, New York 10017
                      Facsimile: (212) 972-9150
                      Attention:  Arthur A. Katz, Esq.

                  (b) if to the Company, to

                      Sbarro, Inc.
                      401 Broadhollow Road
                      Melville, New York 11747
                      Facsimile:  (516) 715-4185
                      Attention:  Robert S. Koebele, Vice President-Finance
                     with copies to

                     Parker Chapin Flattau & Klimpl, LLP
                     1211 Avenue of the Americas
                     New York, New York 10036
                     Facsimile: (212) 704-6288
                     Attention: Richard A. Rubin, Esq.

                     and to

                     Special Committee of the Board of Directors of Sbarro, Inc. c/o Steven J. Gartner, Esq.
                     Willkie Farr & Gallagher
                     787 Seventh Avenue
                     New York, New York  10019
                     Facsimile:  (212) 728-8111

                     with copies to

                     Willkie Farr & Gallagher
                     787 Seventh Avenue
                     New York, New York  10019
                     Facsimile:  (212) 728-8111
                     Attention:  Steven J. Gartner, Esq.

Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by personal delivery, nationally-recognized overnight courier or facsimile; provided, however, that notices of a change of address shall be effective only upon receipt thereof.

         9.5 Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Except for Section 5.10, which is intended for the benefit of the Indemnified Parties, this Agreement is not intended to confer upon any person, except the parties, any rights or remedies under or by reason of this Agreement.

         9.6 Costs and Expenses. Each party represents and warrants that it has not obligated either itself or any other party to incur any broker, finder or investment banking fees or related expenses, except for fees and expenses payable by the Company to Bear, Stearns and to Prudential Securities. In the event that this Agreement is terminated for any reason, the Company, on the one hand, and Mergeco and the Continuing Shareholders, on the other hand, shall each pay their own fees and expenses, it being understood that (a) the fees and expenses of the Company shall include (i) the fees and expenses of financial advisors (including Bear Stearns and Prudential Securities), (ii) any fees and expenses involved in the preparation, printing, mailing and filing of documents used in connection with the Merger or the Debt Financing, and (iii) the fees and expenses of accountants and counsel for the Company and the Special Committee, and (b) the fees and expenses of Mergeco shall include (i) any commitment and other fees or expenses payable to any person providing or proposing to provide the Debt Financing for the Merger, and (ii) the fees and expenses of counsel for Mergeco; provided, however, that in the event this Agreement is terminated for any reason other than pursuant to (A) Section 8.1(g) due to a breach of this Agreement under Sections 6.3(a) or (b), or (B) Section 8.1(f) by reason of the failure to obtain the Debt Financing on the terms contemplated in Section 6.2(g) other than by reason of circumstances described in Section 6.2(c)(iii), the Company shall pay and reimburse Mergeco and the Continuing Shareholders for the fees and expenses incurred by them in connection with the transactions contemplated hereby up to $500,000 in the aggregate; and provided, further, however, that if this Agreement is terminated pursuant to Section 8.1(f) by reason of the failure to obtain the Debt Financing on the terms contemplated in Section 6.2(g) other than by reason of circumstances described in Section 6.2(c)(iii), Mergeco and the Continuing Shareholders shall, jointly and severally, be obligated to pay and reimburse the Company for 50% of the fees and expenses incurred by the Company, provided that Mergeco and the Continuing Shareholders, together, shall not be obligated to so pay or reimburse the Company in excess of $500,000 in the aggregate.

         9.7 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, and without limiting the Company's obligations under Section 9.6, in the event of a breach of this Agreement by the Company, the sole and exclusive remedy of Mergeco or the Continuing Shareholders shall be to either (i) terminate this Agreement pursuant to Section 8.1 (and seek any remedy provided them under Section 8.2), or (ii) pursue specific performance pursuant to this Section 9.7.

         9.8 Governing Law. This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "affiliate" and "associate" shall have the meanings set forth in Rule 12b- 2 of the General Rules and Regulations promulgated under the Exchange Act; (iii) the term "subsidiary" of any specified corporation shall mean any corporation, limited liability company or other entity that is controlled, directly or indirectly, by the Company; (iv) "best efforts" shall mean the commercially reasonable efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is timely achieved; provided, however, that a person required to use his best efforts under this Agreement will not be required to take actions that would result in a materially adverse change in the benefits to such person of this Agreement and the transactions contemplated hereby; and (v) the words "hereunder," "herein," "hereof" and words or phrases of similar import shall refer to each and every term and provision of this Agreement.

         9.11 Entire Agreement. This Agreement, including the schedules hereto, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         9.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in effect and shall in no way be affected, impaired or invalidated.

         9.13 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.




                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, Mergeco, the Company and the Continuing Shareholders have caused this Agreement to be signed, by their respective duly authorized officers or directly, as of the date first above written.

                                         SBARRO MERGER LLC

                                         By:  /s/  Mario Sbarro
                                             -----------------------------------
                                             Name:     Mario Sbarro
                                             Title:    Member

                                         SBARRO, INC.

                                         By:   /s/  Robert S. Koebele
                                              ----------------------------------
                                             Name:     Robert S. Koebele
                                             Title:    Vice President-Finance

                                         The Continuing Shareholders:

                                         /s/ Mario Sbarro
                                         ---------------------------------------
                                         Mario Sbarro


                                         /s/ Joseph Sbarro
                                         ---------------------------------------
                                         Joseph Sbarro

                                         JOSEPH SBARRO (1994) FAMILY
                                            LIMITED PARTNERSHIP

                                         By  /s/  Joseph Sbarro
                                             -----------------------------------
                                             Joseph Sbarro, General Partner


                                         /s/ Anthony Sbarro
                                         ---------------------------------------
                                         Anthony Sbarro


                                         /s/  Franklin Montgomery
                                         ---------------------------------------
                                         Franklin Montgomery, not individually
                                         but as trustee under that certain Trust
                                         Agreement dated April 28, 1984 for the
                                         benefit of Carmela Sbarro and her
                                         descendants


                                         /s/ Mario Sbarro
                                         ---------------------------------------
                                         Mario Sbarro, not individually but as
                                         trustee under that certain Trust
                                         Agreement dated April 28, 1984 for the
                                         benefit of Carmela Sbarro and her
                                         descendants

                                                                       ANNEX II


[LOGO] Prudential
                                          Prudential Securities Incorporated
                                          One New York Plaza, New York, NY 10292
                                          (212) 778-1000



                                                                January 19, 1999


The Special Committee of the Board of Directors
Sbarro, Inc.
401 Broadhollow Road
Melville, NY 11747

Members of the Special Committee of the Board of Directors:

We understand that Sbarro, Inc., a New York corporation ("Sbarro" or the "Company"), Sbarro Merger LLC, a New York limited liability company ("Mergeco"), and Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively the "Continuing Stockholders") propose to enter into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Mergeco will merge with and into the Company (the "Merger"). In the Merger, each outstanding share of Sbarro common stock, par value $.01 per share (the "Company Common Stock"), other than shares held by Mergeco or the Continuing Stockholders or in the Company's treasury, will be converted into the right to receive $28.85 in cash (the "Merger Consideration").

You have requested our opinion as to the fairness from a financial point of view of the Merger Consideration to be received by the Public Stockholders (defined as all holders of Company Common Stock other than the Continuing Stockholders).

In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

         (i) a draft, dated January 19, 1999, of the Agreement, including the exhibits thereto;

         (ii) a draft, dated January 19, 1999, of the Bear, Stearns & Co. Inc. "highly confident" letter (the "Highly Confident Letter");

            (iii) certain publicly available historical, financial and operating data for the Company including, but not limited to, (a) the Annual Report to shareholders and Annual Report on Form 10-K for the fiscal year ended December 28, 1997, (b) the Quarterly

[LOGO] Prudential                             Prudential Securities Incorporated


         Report on Form 10-Q for the fiscal quarter ended October 4, 1998, (c) Reports on Forms 8-K, dated June 18, 1998, September 22, 1998 and December 2, 1998, and (d) the Proxy Statement relating to the Annual Meeting of Shareholders held on August 19, 1998;

         (iv) historical stock market prices and trading volumes for the Company Common Stock;

         (v) certain information relating to the Company, including projected balance sheet, income statement and cash flow data for the 1998 through 2003 fiscal years, prepared by the management of the Company;

         (vi) the Company's Confidential Memorandum dated August 1998 and the preliminary written indications of interest received from prospective buyers;

         (vii) publicly available financial, operating and stock market data concerning certain companies engaged in businesses that we deemed comparable to Sbarro or otherwise relevant to our inquiry;

         (viii) the financial terms of certain recent transactions, including "going private" transactions, that we deemed relevant to our inquiry; and

         (ix) such other financial studies, analyses and investigations that we deemed relevant to our inquiry.

We have assumed, with your consent, that the draft of the Agreement we reviewed will conform in all material respects to the Agreement when in final form.

We have met with the senior management of the Company to discuss (i) the past and current operating and financial condition of the Company, (ii) the prospects for the Company, (iii) their estimates of the Company's future financial performance and (iv) such other matters we deemed relevant.

In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us by the Company and have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company.

With respect to certain financial forecasts provided to us by the Company, we have assumed that such information (and the assumptions and bases therefor) represents the Company's best currently available estimate as to the future financial performance of the Company. Further, our opinion is necessarily based on economic, financial and market conditions as they exist and can only be evaluated as of the date hereof.

[LOGO] Prudential                             Prudential Securities Incorporated


Our opinion does not address nor should it be construed to address the relative merits of the Merger or alternative business strategies that may be available to the Company.

As you know, we have been retained by the Company to render this opinion and will receive a fee for such service, a portion of which fee is contingent upon the consummation of the Merger. In the ordinary course of business we may actively trade the shares of Company Common Stock for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This letter and the opinion expressed herein are for the use of the Special Committee of the Board of Directors of the Company. This opinion does not constitute a recommendation to the stockholders of the Company as to how such stockholders should vote in connection with the Merger or as to any other action such stockholders should take regarding the Merger. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent; except that the Company may include this opinion in its entirety in any proxy statement relating to the Merger sent to the Company's stockholders and filed with the Securities and Exchange Commission.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the Public Stockholders in the Merger is fair from a financial point of view.

                                Very truly yours,


                                         PRUDENTIAL SECURITIES INCORPORATED

           PRELIMINARY COPY SUBJECT TO COMPLETION, DATED JUNE 18, 1999




PROXY

                                  SBARRO, INC.

                 (Solicited on behalf of the Board of Directors)



         The undersigned holder of Common Stock of SBARRO, INC., revoking all proxies heretofore given, hereby constitutes and appoints Mario Sbarro and Anthony Sbarro, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of SBARRO, INC., to be held at the Carriage House at Milleridge Inn, 585 North Broadway on Routes 106 and 107, Jericho,
New York on Friday, August 13, 1999 at 11:00 a.m., local time, and at any adjournments or postponements thereof.


         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.


         Each properly executed Proxy will be voted in accordance with the specification made on the reverse side of this Proxy and in the discretion of the Proxies on such other matters that may properly come before the meeting or any adjournments or postponements thereof. Where no choice is specified, this Proxy will be voted FOR adoption of the Amended and Restated Agreement and Plan of Merger.


              PLEASE MARK, DATE AND SIGN THIS PROXY ON REVERSE SIDE

                                                                 PLEASE MARK |X|
The Board of Directors recommends a vote FOR adoption of the     YOUR CHOICE
Amended and Restated Agreement and Plan of Merger.               LIKE THIS
                                                                 IN BLACK OR
                                                                 BLUE INK



Adoption of the Amended and Restated    |_|   FOR    |_|  AGAINST   |_|  ABSTAIN
Agreement and Plan of Merger, dated as
of January 19, 1999, among the
Company, Sbarro Merger LLC, Mario
Sbarro, Joseph Sbarro, Joseph Sbarro
(1994) Family Limited Partnership,
Anthony Sbarro, and Mario Sbarro and
Franklin Montgomery, not individually,
but as trustees under that certain Trust
Agreement, dated April 28, 1984 for the
benefit of Carmela Sbarro and her
descendants.



Signatures(s)_________________________________________  Dated____________, 1999

    (Signatures should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)